UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 28, 2023 (February 8, 2023)
LanzaTech Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40282	92-2018969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8045 Lamon Avenue, Suite 400 Skokie, Illinois	60077
(Address of principal executive offices)	(Zip Code)
(847) 324-2400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LNZA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	LNZAW	The Nasdaq Stock Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note
This Amendment No. 1 to the Current Report on Form 8-K of LanzaTech Global, Inc. (“New LanzaTech”) originally filed by New LanzaTech on February 13, 2023 (such Current Report, the “Original Current Report”) is being filed for the purpose of supplementing the historical financial statements and pro forma combined financial information provided under Items 9.01(a) and 9.01(b) in the Original Current Report to include the audited consolidated financial statements of each of AMCI Acquisition Corp. II, our predecessor company (“AMCI”), and LanzaTech NZ, Inc. (“Legacy LanzaTech”), as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations of AMCI and Legacy LanzaTech for the year ended December 31, 2022, and the unaudited pro forma condensed combined financial information of New LanzaTech for the year ended December 31, 2022. This Amendment No. 1 further amends the Original Current Report in order to reflect business updates and developments at New LanzaTech subsequent to the filing date of the Original Current Report, and to include disclosure under Item 8.01 to reflect the ratification of a “defective corporate act” within the meaning of Section 204 of the Delaware General Corporation Law.
The Business Combination
On February 8, 2023 (the “Closing Date”), AMCI, consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger (the “Closing”), dated as of March 8, 2022 (as amended on December 7, 2022, the “Merger Agreement”), by and among AMCI, AMCI Merger Sub, Inc. (“Merger Sub”) and Legacy LanzaTech. Pursuant to the Merger Agreement, on the Closing Date, (i) AMCI changed its name to “LanzaTech Global, Inc.”, and (ii) Merger Sub merged with and into Legacy LanzaTech, with Legacy LanzaTech as the surviving company in the Business Combination. After giving effect to such Business Combination, Legacy LanzaTech became a wholly owned subsidiary of New LanzaTech.
Pursuant to the Merger Agreement, at the effective time of the Business Combination (the “Effective Time”), (i) each outstanding share of common stock of Legacy LanzaTech (the “Legacy LanzaTech common stock”) was converted into the right to receive 4.374677 shares of common stock, par value $0.0001 per share, of New LanzaTech (the “Common Stock”); (ii) each warrant to purchase Legacy LanzaTech common stock that was outstanding and unexercised immediately prior to the Effective Time and would automatically be exercised or exchanged in full in accordance with its terms by virtue of the occurrence of the Business Combination, was automatically exercised or exchanged in full for the applicable shares of Legacy LanzaTech capital stock, and each such share of Legacy LanzaTech capital stock was treated as being issued and outstanding immediately prior to the Effective Time and was cancelled and converted into the right to receive the applicable shares of Common Stock; (iii) each warrant to purchase Legacy LanzaTech common stock that was outstanding and unexercised prior to the Effective Time and was not automatically exercised in full as described in clause (ii) was converted into a warrant to purchase shares of Common Stock, in which case (a) the number of shares underlying such New LanzaTech warrant was determined by multiplying the number of shares of Legacy LanzaTech capital stock subject to such warrant immediately prior to the Effective Time, by 4.374677 and (b) the per share exercise price of such New LanzaTech warrant was determined by dividing the per share exercise price of such Legacy LanzaTech warrant immediately prior to the Effective Time by 4.374677, except that in the case of a certain warrant issued by Legacy LanzaTech to ArcelorMittal XCarb S.à r.l on December 8, 2021, such exercise price is $10.00; and (iv) to the extent not converted in full immediately prior to the Effective Time, the Brookfield SAFE was assumed by New LanzaTech and is convertible into 5,000,000 shares of Common Stock. In addition, the accumulated dividends payable to the holders of Legacy LanzaTech preferred shares in connection with the share conversion based on the applicable conversion ratio at the Effective Time were settled by delivery of Common Stock.
Pursuant to the Merger Agreement, at the Effective Time, each Legacy LanzaTech option was converted into New LanzaTech options to purchase a number of shares of Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of Legacy LanzaTech common shares subject to such Legacy LanzaTech option multiplied by (ii) 4.374677. The exercise price of such New LanzaTech options is equal to the quotient of (a) the exercise price per share of such Legacy LanzaTech option in effect immediately prior to the Effective Time divided by (b) 4.374677 (and as so determined, this exercise price will be rounded up to the nearest full cent). Pursuant to the Merger Agreement, at the Effective Time, each Legacy LanzaTech RSA that was outstanding immediately prior to the Effective Time was converted into a New LanzaTech RSA on the same terms and conditions as were applicable to such Legacy LanzaTech RSA immediately prior to the Effective Time, except that such New LanzaTech RSA will relate to a number of shares of Common Stock equal to the number of Legacy LanzaTech common shares subject to such Legacy LanzaTech RSA, multiplied by 4.374677.
The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Subscription Agreements
In connection with the execution of the Merger Agreement, AMCI entered into subscription agreements (as amended on December 7, 2022, the “Initial Subscription Agreements”) with the following institutional accredited investors (the “Initial PIPE Investors”): Activant Capital IV, LP; AMCI Group, LLC Series 35; BASF Venture Capital GmbH; Future Solutions Investments, LLC (a related party of Khosla Ventures); Guardians of New Zealand Superannuation; K One W One (No. 3) Ltd.; Mitsui & Co. Ltd.; Oxy Low Carbon Ventures, LLC; Primetals Technologies Austria GmbH; SHV Energy N.V.; and Trafigura US Holdings, Inc.
Pursuant to the Initial Subscription Agreements, the Initial PIPE Investors subscribed to purchase an aggregate of 12,500,000 shares of Class A common stock, par value $0.0001 per share, of AMCI (“Class A common stock”) at a purchase price of $10.00 per share (the “Initial PIPE Investment”), for aggregate proceeds of approximately $125,000,000, which shares were issued immediately prior to the Effective Time. The Initial PIPE Investment includes 3,000,000 shares of Class A common stock issued to ArcelorMittal pursuant to the automatic conversion of the AM SAFE Note, as a result of which such shares are treated as part of the Private Placement. ArcelorMittal is considered a PIPE Investor (as defined below) and entered into an Initial Subscription Agreement with AMCI prior to the Closing.
Following the Initial PIPE Investments, AMCI entered into additional private placement subscription agreements as follows: (a) on October 18, 2022 AMCI entered into a subscription agreement with Puig International SA, which was amended on December 7, 2022; (b) on October 18, 2022 AMCI entered into a subscription agreement with Woodside Energy Technologies Pty, Ltd, which was amended on December 7, 2022; (c) on February 4, 2023 AMCI entered into an amendment to an existing subscription agreement with Oxy Low Carbon Ventures, LLC; (d) on February 6, 2023 AMCI entered into a subscription agreement with Pescadero Capital, LLC (collectively, the "Additional Subscription Agreements" and, together with the Initial Subscription Agreements, the "Subscription Agreements"). The institutional investors party to the Additional Subscription Agreements subscribed, in the aggregate, to purchase immediately prior to the Closing an aggregate of 6,000,000 shares of Class A common stock at a purchase price of $10.00 per share for aggregate additional proceeds of approximately $60,000,000, which shares were issued immediately prior to the Effective Time.
The foregoing description of the Subscription Agreements and the Private Placement does not purport to be complete and is qualified in its entirety by the full text of the forms of Subscription Agreements, copies of which are attached hereto as Exhibits 10.1,10.33, 10.39 and 10.40 and are incorporated herein by reference.
Forward Purchase Agreement
On February 3, 2023, AMCI, Legacy LanzaTech and ACM ARRT H LLC (the “Seller”) entered into an agreement (the “Forward Purchase Agreement”) for an over-the-counter Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). For purposes of the Forward Purchase Agreement, AMCI and Legacy LanzaTech are referred to as the “Counterparty” prior to and after the Business Combination, respectively. Pursuant to the terms of the Forward Purchase Agreement, the Seller may, but is not obligated to, purchase through a broker in the open market up to 10,000,000 Class A common shares, par value $0.0001 per share, of AMCI (“AMCI Shares”) before the Closing from holders of AMCI Shares (other than AMCI), including from holders who have previously elected to redeem their AMCI Shares (such purchased AMCI Shares, and the successor shares following the Closing, the “Recycled Shares”) in connection with the Business Combination pursuant to the redemption rights set forth in AMCI’s Amended and Restated Certificate of Incorporation (such holders, “Redeeming Holders”). The aggregate total number of shares subject to the Forward Purchase Agreement (the “Number of Shares”) will be the number of shares set forth on the Pricing Date Notice (as defined in the Forward Purchase Agreement), but in no event more than 10,000,000 shares. The Number of Shares is subject to reduction following termination of the Forward Purchase Agreement with respect to the Recycled Shares as described under “Optional Early Termination” in the Forward Purchase Agreement. Unless in connection with an optional early termination, the Seller has agreed to hold the Recycled Shares in a bankruptcy remote special purpose vehicle for the benefit of the Counterparty. The Seller also may not beneficially own greater than 9.9% of the AMCI Shares on a post-combination basis.
The Forward Purchase Agreement provides that no later than the earlier of (a) one business day after the Closing and (b) the date any assets from AMCI’s trust account are disbursed in connection with the Business Combination, the Seller will be paid directly, out of the funds held in AMCI’s trust account, an amount (the “Prepayment Amount”) equal to (x) the product of (i) the redemption price per share payable to investors who elected to redeem in connection with the Business Combination (the “Redemption Price”) and (ii) the Number of Shares specified at the outset of the Forward Purchase Transaction (the “Prepayment Amount”) less (y) an amount determined by the Counterparty of up to $2,500,000 (the “Prepayment Shortfall”), which will be retained in the Counterparty’s trust account. As of February 3, 2023, $152,360,374 of investments and cash were held in the trust account.
The Counterparty has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the Recycled Shares and the Share Consideration (as defined below) (the “Registration Statement”) under the Securities Act of 1933, within 45 days following the request of the Seller, which will not be prior to the redemption deadline for the AMCI Shares or after the Maturity Date (as defined below). From time to time following the Closing and only after the effectiveness of the Registration Statement (the “Registration Statement Effective Date”), the Seller may, at its discretion, provide a shortfall sale notice to the Counterparty without a payment obligation to the Counterparty (the “Shortfall Sales”) until such time as the aggregate amount indicated on such shortfall sale notices equals the Prepayment Shortfall. The Prepayment Shortfall will increase by $7,500,000 if the Counterparty fails to repay to the Seller the Prepayment Shortfall in full within 30 days from the Closing. For 30 days following the Closing, the Seller will not sell any Recycled Shares at a price below $10.00 per share. The Counterparty has agreed that it will not issue any shares, or securities or debt that is convertible, exercisable or exchangeable into shares until the gross proceeds indicated in the shortfall sales notices equal the Prepayment Shortfall, except under certain circumstances as further described in the Forward Purchase Agreement. The Seller in its sole discretion may request warrants of the Counterparty exercisable for shares in an amount equal to (i) 10,000,000 shares less (ii) (a) the number of Recycled Shares at the outset of the Forward Purchase Transaction plus (b) the number of shares indicated on the shortfall sale notice by the Seller that reduces the Prepayment Shortfall (the “Shortfall Warrants”). The Shortfall Warrants will have an exercise price equal to the Reset Price.
The Seller may also, at its discretion and at any time, provide a notice under “OET Sales.” The Seller may deliver an OET notice and return to the Counterparty the product of the Reset Price and the number of shares listed on the OET notice. Following the Closing, the reset price (the “Reset Price”) will initially be the per share Redemption Price; provided, however, that the Reset Price may be reduced to any lower price at which the Counterparty sells, issues or grants any shares or securities convertible or exchangeable into shares (other than grants or issuances under the Counterparty’s equity compensation plans or shares underlying warrants issued in connection with the Business Combination), subject to certain exceptions.
The maturity date of the Forward Purchase Agreement will be the third anniversary of the Closing (the “Maturity Date”). Upon the occurrence of the Maturity Date, the Counterparty is obligated to pay to Seller an amount equal to the product of (1) (a) the lesser of the Maximum Number of Shares and 7,500,000 less (b) the number of Terminated Shares multiplied by (2) $2.00 (the “Maturity Consideration”). At the Maturity Date, the Counterparty will be entitled to deliver the Maturity Consideration to the Seller in cash or shares calculated based on the average daily VWAP Price over 30 trading days ending on the later of the Maturity Date and the date on which such shares are registered. The Maturity Date may be accelerated by Seller, at its discretion, if, among other termination events, following the Closing, the VWAP Price is below $2.00 per Share for any 50 trading days during a 60 consecutive trading day-period that ends during the first 90 days after the date of the Forward Purchase Agreement, and (2) $3.00 per share thereafter. In addition to the Prepayment Amount and the Maturity Consideration, on the Maturity Date, the Counterparty has agreed to pay to the Seller an amount equal to the product of (x) 500,000 and (y) the Redemption Price (the “Share Consideration”)..

The Forward Purchase Agreement may be terminated by any of the parties thereto if any of the following events occur: (a) failure to consummate the Business Combination on or before the Termination Date (as defined in the Merger Agreement), as such Termination Date may be amended or extended from time to time, (b) termination of the Merger Agreement prior to the Closing, (c) the initial Pricing Date Notice provides for less than 4,000,000 AMCI Shares, or (d) the resale registration statement is not declared effective within 105 days of the registration request (each of such events, an “Additional Termination Event”).
The Counterparty has agreed to indemnify and hold harmless the Seller, its affiliates, assignees and other parties described therein (the “Indemnified Parties”) from and against all losses, claims, damages and liabilities under the Forward Purchase Agreement (excluding liabilities relating to the manner in which Seller sells any shares it owns) and reimburse the Indemnified Parties for their reasonable expenses incurred in connection with such liabilities, subject to certain exceptions described therein, and has agreed to contribute to any amounts required to be paid by any Indemnified Parties if such indemnification is unavailable or insufficient to hold such party harmless.
The Seller waived any redemption rights with respect to any Recycled Shares in connection with the Business Combination. Such waiver may reduce the number of AMCI Shares redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. In connection with the Forward Purchase Agreement, the Seller assigned its rights, duties and obligations with respect to a portion of the shares purchased under the Forward Purchase Agreement to Vellar Opportunity Fund SPV LLC - Series 10 (which entity assumed all of the obligations and rights of ACM described above with respect to the portion of the shares so assigned). The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.
The foregoing summary of the Forward Purchase Agreement is qualified in its entirety by reference to the text of the Forward Purchase Agreement, which is filed as Exhibit 10.38 hereto and is incorporated herein by reference.
Certain holders of Class B common shares, par value $0.0001 per share, of AMCI (the “Founder Shares”) transferred a total of 1,250,000 Founder Shares to two investors in return for their agreement to either reverse their redemptions or purchase Recycled Shares, as applicable.
Shortfall Warrants
On March 27, 2023, we issued an aggregate of 2,073,486 Shortfall Warrants to ACM and 2,010,000 Shortfall Warrants to Vellar Opportunity Fund SPV LLC - Series 10 pursuant to the Forward Purchase Agreement, as further described in “— Forward Purchase Agreement.” Each Shortfall Warrant entitles the registered holder to purchase one share of common stock at a price of $10.00 per share, subject to adjustment in the event that we sell, grant or otherwise issue common stock or common stock equivalents at an effective price less than the then current exercise price of the Shortfall Warrants, at any time commencing on March 27, 2023. Pursuant to the warrant agreement, a Shortfall Warrant holder may exercise its Shortfall Warrants only for a whole number of shares of common stock. This means that only a whole Shortfall Warrant may be exercised at any given time by a Shortfall Warrant holder. The Shortfall Warrants will expire on March 27, 2028 at 5:00 p.m., New York City time.
We are not obligated to deliver any shares of common stock pursuant to the exercise of a Shortfall Warrant and will have no obligation to settle such Shortfall Warrant exercise unless (i) a registration statement under the Securities Act with respect to the shares of common stock underlying the Shortfall Warrants is then effective, subject to satisfaction of our obligations described in “— Forward Purchase Agreement” with respect to registration, or (ii) either (a) the shares of common stock pursuant to the exercise of a Shortfall Warrant are eligible for resale by the holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Shortfall Warrants), and (b) otherwise by physical delivery of a certificate. In the event that these conditions are not satisfied with respect to a Shortfall Warrant, the holder of such Shortfall Warrant will not be entitled to exercise such Shortfall Warrant and such Shortfall Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Shortfall Warrant.
A holder of a Shortfall Warrant may exercise such warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Shortfall Warrants for that number of shares of common stock equal to

(A-B) (X) by (A), where: (A) is the volume-weighted average price of our common stock on the trading day immediately preceding the date of the applicable notice of exercise (subject to certain adjustments depending on the timing of the notice of exercise), (B) is the exercise price of the Shortfall Warrant, as adjusted; and (X) is the number of shares of common stock that would be issuable upon exercise of the Shortfall Warrant in accordance with its terms if such exercise were by means of a cash exercise.
Each Shortfall Warrant may be exercised in part or in full. If we fail for any reason to deliver to the holder the applicable shares before the required date, we must pay certain liquidated damages to the holder.
We have agreed to certain registration rights with regard to the Shortfall Warrants described in “— Forward Purchase Agreement.”
The foregoing summary of the Forward Purchase Agreement is qualified in its entirety by reference to the text of the form of Shortfall Warrant, which is filed as Exhibit 10.38 hereto and is incorporated herein by reference.
Unless the context otherwise requires, “we,” “us” and “our” refer to New LanzaTech. All references herein to the “Board” refer to the board of directors of New LanzaTech.
Item 1.01. Entry into a Material Definitive Agreement.
Indemnification Agreements
In connection with the consummation of the Business Combination, New LanzaTech entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and the advancement of certain expenses incurred by each such director or executive officer in any action or proceeding arising out of his or her services as one of New LanzaTech’s directors or executive officers.
The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.29 and is incorporated herein by reference.
Registration Rights Agreement
At the Effective Time, AMCI, AMCI Sponsor II LLC (the “Sponsor”), Legacy LanzaTech, and certain of the Legacy LanzaTech stockholders and AMCI stockholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, such stockholders (i) were granted certain registration rights with respect to certain securities held by them, and (ii) are subject to certain restrictions on transfer with respect to their shares of New LanzaTech Common Stock and New LanzaTech warrants.
Such restrictions will end (i) with respect to the Sponsor and the holders of Class B common stock, on the earlier of (a) the date that is one year following the Closing, (b) such date upon which the closing price per share of New LanzaTech Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-day trading period commencing at least 150 days after the Closing and (c) the date on which New LanzaTech completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction after the Business Combination that results in all of New LanzaTech’s stockholders having the right to exchange their shares of New LanzaTech Common Stock for cash, securities or other property, and (ii) with respect to the holders of shares of Legacy LanzaTech capital stock, on the date that is six months following the Closing.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.
Lock-Up Agreements
At the Effective Time, certain Legacy LanzaTech directors, officers, and employees entered into a lock-up agreement (the “Lock-up Agreement”) restricting their ability to transfer certain securities. The restrictions on transfer for directors and officers will end on the earlier of (i) the date that is one year following the Closing, (ii) such date upon which the closing price per share of New LanzaTech Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-day trading period commencing at least 150 days after the Closing and (iii) the date on which New LanzaTech completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction after the Business Combination that results in all of New LanzaTech’s stockholders having the right to exchange their shares of New LanzaTech Common Stock for cash, securities or other property. The restrictions on transfer for employees that are not directors or officers will end on the date that is six months following the Closing.
In addition, AMCI and the Sponsor and certain AMCI directors and officers (together the “AMCI Insiders”) agreed to amend the Letter Agreement so that the Lock-Up Period (as defined in the Letter Agreement) applicable to the 3,750,000 shares of Class B common stock held by the AMCI Insiders will end on the earlier of (i) the date that is one year following the Closing Date, (ii) the date on which AMCI consummates a liquidation, merger, capital stock exchange or other similar transaction after the Closing that results in all of AMCI’s stockholders having the right to exchange their common stock for cash, securities or other property, (iii) the valid termination of the Sponsor Support Agreement, and (iv) the date on which the volume weighted average closing sale price of the shares of New LanzaTech Common Stock is equal to or greater than $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date.
The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Lock-up Agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Reference is made to the disclosure described in the “Introductory Note” of this Current Report on Form 8-K (this “Current Report”), which is incorporated herein by reference.
FORM 10 INFORMATION
Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as AMCI was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Current Report, New LanzaTech has ceased to be a shell company. Accordingly, New LanzaTech is providing the information below that would be included in a Form 10 if New LanzaTech were to file a Form 10. Please note that the information provided below relates to New LanzaTech as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.
Forward-Looking Statements
This Current Report contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our strategies or plans, we are making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, our management.

Forward-looking statements in this Current Report may include, for example, statements about:
•our anticipated growth rate and market opportunities;
•our ability to maintain the listing of our securities on the Nasdaq Stock Market (“Nasdaq”);
•the potential liquidity and trading of our securities;
•our ability to raise financing in the future;
•our assessment of the competitive landscape;
•our ability to comply with laws and regulations applicable to our business;
•our ability to enter into, successfully maintain and manage relationships with industry partners;
▪our receipt of substantial additional financing to fund our operations and complete the development and commercialization of our process technologies;
•the availability of governmental programs designed to incentivize the production and consumption of low-carbon fuels and carbon capture and utilization;
•our ability to adequately protect our intellectual property rights;
•our ability to attract, retain and motivate qualified personnel and to manage our growth effectively;
•our future financial performance and capital requirements;
•our ability to implement and maintain effective internal controls; and
•the impact of the COVID-19 pandemic on our business.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this Current Report.
These forward-looking statements are only predictions based on our current expectations and projections about future events and are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this Current Report. Moreover, we operate in a competitive industry, and new risks emerge from time to time. It is not possible for the management of New LanzaTech to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this Current Report.
The forward-looking statements included in this Current Report are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. New LanzaTech does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this Current Report to conform these statements to actual results or to changes in expectations, except as required by law.
You should read this Current Report and the documents that have been filed as exhibits hereto with the understanding that the actual future results, levels of activity, performance, events and circumstances of New LanzaTech may be materially different from what is expected.

Business
Business Overview
Founded in 2005 in New Zealand and headquartered today in Skokie, Illinois, we are a nature-based carbon refining company that transforms waste carbon into the chemical building blocks for consumer goods such as sustainable fuels, fabrics, and packaging that people use in their daily lives. Our goal is to reduce the need for virgin fossil fuels by challenging and striving to change the way the world uses carbon. We aim to accomplish this through the creation of a circular economy where carbon can be reused rather than wasted. Through technology and applications that are designed to touch multiple points of carbon use such as converting industrial, municipal, and agricultural waste into products, developing sustainable products to change the supply chain, and having systems to reuse the waste once consumers are done with the products, we believe we can offer a solution to help alleviate the global carbon crisis. Our economically viable and scalable technology is designed to enable emitters to reduce their environmental impact and potentially to replace materials made from virgin fossil resources with recycled carbon, supporting their climate goals, meeting mandated targets, and creating a more sustainable future.
Using our process technology, our partners launched the world’s first commercial carbon refining plant in 2018 in China and have subsequently added two commercial plants operating in China. In addition to the three commercial operating plants in China, LanzaTech’s partners in Canada and Japan are operating demonstration scale facilities respectively utilizing gasified forestry residues and gasified unsorted municipal solid waste. Both these demonstration scale plants completed commissioning and early start up in late 2022. LanzaTech has numerous commercial projects in construction, under development and in the pipeline globally. Our technology platform is designed to use a variety of waste feedstocks, from waste industrial gases to biomass residues and municipal solid waste. Our technology platform is designed to capitalize on the demand for sustainable fuels and chemicals, which can be used in multiple sectors such as aviation, automotive, textiles, home goods, consumer goods and others, to address the growing preference among major companies for environmentally conscious products and manufacturing processes. We believe LanzaTech’s proven commercialized technology can enable global scale decarbonization and initiate a circular and climate positive carbon economy.
Gas fermentation is a robust form of carbon capture and transformation that enhances the value of waste streams and reduces environmental pollution. Additionally, our technology platform utilizes existing industrial land and recycled process water, further reducing the environmental impact of producing our low carbon ethanol on land and biodiversity. Gas fermentation is a key part of our technology offering and we license this capability to customers to develop their own gas fermentation facilities, accelerating the spread of our technology across a variety of feedstocks and geographies.
Our novel technology platform is like brewing, but instead of using yeast that eat sugar to make alcohol, our biocatalysts, or microbes, eat waste carbon to produce ethanol, ethanol derivatives, and ethanol co-products. Because our system is biological and can grow in dynamic environments and react in real-time to changing conditions, it is much more tolerant of variability in feedstock composition and supply than systems based on catalytic chemistry and is therefore highly customizable.
Our low carbon ethanol is being produced at commercial scale at three separate locations in China, with production of over 54 million gallons of fuel grade ethanol, resulting in the mitigation of over 275,000 tons of CO2 and keeping the equivalent of an estimated 25 million gallons of oil in the ground since May 2018. Used microorganisms from our commercial facilities are protein-rich and can be sold in China as animal feed.
We are also developing biocatalysts and processes to produce a vast suite of additional products utilizing novel biocatalysts, including acetone and isopropanol (“IPA”) and important industrial solvents used in multiple applications including production of polymers from IPA. Products generated through the application of downstream catalytic chemistry of ethanol include SAF, sustainable diesel, ethylene, polyethylene, polyethylene terephthalate (“PET”), surfactants and glycols. Sustainable diesel can be blended with conventional diesel fuels as “drop in fuel” without any blending wall set by engine technology and offers reduced emissions, improving local air quality. Ethylene is widely used in the chemical industry, mostly for production of polyethylene, a plastic containing polymer chains of ethylene units in various chain lengths. Polyethylene is primarily used to make films and for packaging applications. Ethylene glycol is another product that can be used for production of surfactants, a key ingredient for detergents and liquid soap production. Ethanol can be further converted to monoethylene glycol (“MEG”), an important precursor to PET for use in packaging and textiles applications.
In June 2020, we helped launch LanzaJet, a SAF company, and maintain approximately a 25% ownership stake in the business. LanzaJet has secured funding for a 10 million gallon commercial-scale production facility that we expect will begin producing SAF in 2023. We developed and scaled the production facility in Soperton, Georgia using our platform technology, which enables the conversion of ethanol to sustainable jet and diesel fuels, in collaboration with the Pacific Northwest National Lab and the U.S. Department of Energy. Using our platform technology, we have converted ethanol produced from steel mill emissions to SAF and have powered flights by Virgin Atlantic in 2018 and All Nippon Airways in 2019.
For a complete depiction of our organizational structure, please refer to the structure chart below.
We aim to maximize revenue through the selective deployment of both our licensing and co-development models. Our licensing model focuses on generating licensing, royalty, and services fees from our commercialization efforts, while our partners own and operate the gas fermentation plants. This capital-light model enables us to concurrently partner with a significant number of partners to build customer ‐ owned gas fermentation facilities in parallel, accelerating the spread of our technology platform. Our licensing model typically generates stable, recurring revenues which we anticipate will compound as more customer plants are built and validated by our pipeline of customers. As a licensor and services provider, we structure our agreements to provide engineering and startup services and key components of the overall equipment package that are based on our proprietary designs and integrations. Once fully operational, recurring revenues are generated from royalties on the offtake, ongoing supply of microbes and media, as well as software, monitoring and analytics support. In certain more limited cases, we will act as co-developer on projects, allowing us to leverage our existing relationships and engineering and project development expertise in a financial sponsor role for select projects where we believe we can participate in the ownership, either directly or by arranging and deploying third-party capital, and operation of the gas fermentation plant. In the select instances where we will participate directly in the project ownership, we expect to be a minority investor in those projects’ capital requirements, accounting for approximately 5% of the total capital. We believe that the co-development model has the potential to allow for the acceleration of the development and integration of new feedstocks and products while also allowing us to capture additional potential value from the individual project’s performance. In each instance of co-development, we intend to license our technology directly to the project, which we expect will enable us to capture the same revenue streams of licensing, royalty, and services fees generated through the licensing model with customer-owned facilities. To maximize revenue from each project, whether via licensing or co-development, we sell supplies and equipment to our projects and customers. Additionally, we provide advisory, research and engineering services to develop new chemicals, use new feedstocks, and advance new fermentation or synthetic biology capabilities.
Our management team has more than 150 years of combined research and development, engineering and scale up, operations, partnering and licensing experience in the energy industry. Our company was co-founded in 2005 by our advisor and former Chief Scientific Officer, Dr. Sean Simpson, and the late molecular biology expert, Dr. Richard Forster. Dr. Jennifer Holmgren, our Chief Executive Officer since 2010, has over 30 years of experience in the energy sector, including a proven track record in the development and commercialization of renewable jet fuel and chemical technologies. We are led by a diverse management team and board of directors with deep experience in leading energy companies and major financial institutions. We believe the expertise of our leadership team and the strength of our relationships within the industry are critical to our strategy as we continue to deploy our technology and expand our business.
Market Opportunity
Overview
GHG emissions are rampant in major economic areas across the globe. In Asia, the largest emitter of GHGs, approximately 10 billion metric tons of CO2 are emitted per year, with almost 30% of the global territorial fossil fuel CO2 emissions occurring in China alone. In the United States, approximately six billion metric tons of CO2 have been emitted annually for over 30 years. In Europe, nearly five billion metric tons of CO2 are emitted per year. GHGs from human activities are the most significant driver of observed climate change, which is taking on greater importance and urgency throughout the world.
In 2016, the Paris Agreement was signed by a consortium of countries committing to limit the increase of global average temperatures to 2°C or less compared to pre-industrial levels. Such initiatives have placed an increased emphasis on monitoring and mitigating the effects of climate change and generally promoting environmentally friendly behavior. In 2017, the International Energy Agency (“IEA”) estimated that an annual $3.5 trillion in energy-sector investments would be required through 2050 to achieve the 2°C target. In 2019, the European Union released the Green Deal Communication, a package of measures and policies ranging from ambitiously cutting emissions, to investing in cutting-edge research and innovation, to preserving Europe’s natural environment and achieving a carbon neutral economy by 2050. The roadmap includes a comprehensive plan to increase the European Union’s GHG reduction target for 2030 to at least 50% and toward 55% as compared to 1990, compared to the current target of 40%. In the United States, President Biden re-committed to the Paris Agreement, pledging 50-52% GHG reductions by 2030 compared to 2005 levels. In 2021, the U.S. Congress passed the Infrastructure Investment and Jobs Act, which included over $62 billion for the U.S. Department of Energy to use for clean energy technology deployment. In August 2021, President Biden signed the Inflation Reduction Act, which provided approximately $369 billion for clean energy deployment and climate change mitigation and adaptation.
Alongside potential government mandates for aviation and industrial emitters, regional governments, companies and investors have announced their own emissions and waste reduction targets. According to the RE100 initiative, nearly 350 global companies spanning a broad array of sectors have pledged to transition to 100% renewable electricity by 2050 with an average target date of 2030. Outside of the RE100, many more companies are facing consumer and shareholder pressure to increase their environmental disclosures and join the transition to cleaner energy sources. For example, the members of the International Air Transport Association, which includes nearly 300 airlines responsible for over 80% of the world’s air traffic, have committed to cut their emissions in half by 2050 compared to 2005 levels. In addition, in March 2021, Airlines for America, the industry trade organization representing the leading U.S. airlines, announced the commitment of its member carriers to work to achieve net-zero carbon emissions by 2050. The carriers also committed to work toward a rapid expansion of the production and deployment of commercially viable SAF, specifically to make two billion gallons of SAF available to U.S. aircraft operators in 2030.

We believe that carbon capture and transformation technologies will be used increasingly within industrial sectors of the economy as one of the primary methods to reduce GHG emissions and meet mandates and climate goals. The two options for dealing with captured carbon today are sequestering it in the ground, or carbon capture and sequestration (“CCS”), and recycling it into products, or carbon capture and utilization or transformation (“CCU” or “CCT”).
We believe LanzaTech can provide a profitable pathway to solving an emitter’s carbon problem. For example, today in Europe, a steel mill can pay penalties for their emissions, purchase offsets, or invest in a CCS facility and reduce their emissions at site under an Emissions Trading System. In each case, we believe the cost of the emissions, offsets or investment in a CCS facility are less cost effective than building a LanzaTech CCT facility to decrease carbon emissions.
While reducing the carbon intensity of fuels is important, it does not address the carbon contained in physical goods. Sustainability-marketed products grew 7.1 times faster than conventionally marketed products from 2015 to 2019. Further, eco-conscious customers now make up roughly 80% of a consumer market worth over $1.8 trillion. Many companies have already pledged to achieve carbon neutral or net zero carbon targets, with some aiming to achieve that target within the next decade.
Currently, we recycle carbon to produce ethanol that can be used for SAF production, the global addressable market for which is estimated at $180 billion. Our customers also operate our carbon refining technology in the single-cell protein market, estimated at $16 billion in 2019, because our process makes high protein biomass as a byproduct. Ethanol can also be converted to MEG and PET, with markets worth an estimated $28 billion for MEG and $44 billion for PET packaging at the end of 2021. We have a portfolio of existing recycled carbon and soon-to-be commercialized CarbonSmart products that we believe have the potential to penetrate more chemicals markets in the coming years as more commercial facilities begin operations. CarbonSmart is a concept where we see carbon waste transformed into many products that we use in our daily lives. Approximately two tons of CO2 are removed per ton of CarbonSmart product made.
Many of our customers and partners are brand owners who have made strong sustainability commitments and endeavor to connect their customers with low carbon products that do not compete with food production for feedstock, land, or water.
Overview of Ethanol Market
Ethanol can be used directly as fuel but can also serve as a feedstock to produce a broad range of products, including cosmetics and beauty products, hand hygiene products, paint, food additives, tires, children’s toys, plastic products, rubber, clothing and upholstery. The United States is responsible for over half of ethanol production globally and has produced an average of nearly 15 billion gallons of ethanol annually since 2015, while the ethanol output for the rest of the world has increased by over 20% during the same period. Meanwhile, most governments have instituted caps on food-derived ethanol. The focus of most ethanol growth in the future is expected to be waste-based, non-food ethanol.
Overview of Fuel Market
In 2019, global fuel ethanol production reached 30 billion gallons. We believe the demand for renewable fuels and related infrastructure will rise substantially over the next decade driven by strong demand from both consumers and sustainability-focused suppliers. We also believe that the federal regulatory framework in the United States, including the Renewable Fuel standard, will drive production of ethanol for the liquid transportation fuel market. We believe the production of ethanol from recycled carbon, such as from industrial emissions, will also have a market in the European Union through the Renewable Energy Directive and at the state level in the United States with the California Low Carbon Fuel Standard. Other states in the Northeast United States, as well as Canada, have signaled they will institute such policies in the coming years.
Sustainable Aviation Fuel: Mandated global SAF demand is expected to hit 61 billion gallons per year by 2040. The Biden Administration has a goal of replacing all jet fuel with sustainable alternatives by 2050. The global market for aviation fuel is estimated to be nearly $250 billion by 2026. Airlines and aviation sector coalitions, including companies addressing Scope 3 emissions are making corporate commitments to increase SAF use. To reach expected 2030 SAF demand, global SAF capacity must achieve an 87% CAGR.
Overview of Chemicals and Protein Markets
According to the IEA, the chemicals sector is the largest industrial consumer of both oil and gas. Petrochemical feedstock accounts for 12% of global oil demand, a share that is expected to increase because of increasing demand for plastics, fertilizers, and other products. With the growth in demand for petrochemical products, petrochemicals are expected to account for over a third of the growth in oil demand to 2030, and nearly half to 2050, ahead of trucks, aviation, and shipping. Petrochemicals are also poised to consume an additional 56 billion cubic meters of natural gas by 2030. Currently, organic chemicals are predominantly derived from fossil sources such as petroleum. These chemicals are used to produce a wide array of materials. More than 10 million barrels of oil are consumed daily to create these materials, releasing massive quantities of new carbon into the atmosphere in the process.
Protein demand is outpacing supply. Today’s alternatives are dominated by crop-based feedstocks. It is currently estimated that the plant-based protein market will be valued at $162 billion in 2030 and would make up an estimated 7.7% of the global protein market.
Key Competitive Advantages
We believe the following combination of capabilities and strengths distinguishes us from our potential competitors.
Proven, Differentiated, Adaptable Proprietary Technology Platform. We are a leader in gas fermentation and have developed economically attractive, commercial-scale carbon recycling technology and end products. Our proprietary technology platform allows us to produce different products and chemicals from multiple feedstocks utilizing the same process at the same plant. Our biological system ensures stable performance despite fluctuating gas feedstock compositions, unlike thermocatalytic processes, which require consistent gas feedstock compositions.
New high-value chemical intermediates can be used to make materials such as acrylics, fibers, plastics and synthetic rubber and a wide variety of chemicals including alcohols, acids, esters, and ketones. LanzaTech has demonstrated this with several partners who have used chemical intermediates to make fabrics, packaging, detergent, cleaning agents and fragrances. This process can lock waste carbon into durable goods, creating a circular carbon economy where carbon is refined and re-used instead of emitted as harmful greenhouse gases.
We believe that our technology enables a circular carbon economy, which keeps carbon in the material cycle instead of allowing it to be emitted into the atmosphere as pollution. By locking carbon into chemical building blocks used to make every-day goods, we are reducing the need to extract virgin fossil resources to make the same products. We believe this could have a game changing impact on the chemical industry and its supply chain, shifting the way the industry considers commodity sourcing and supply.
Low Carbon, Enabling Technology. Our technology is designed for use across the supply chain, from emitters of waste carbon to those who want to develop products from waste carbon. Industrial emitters can implement LanzaTech’s carbon capture solution onto their existing facility and derive revenue from used carbon. As an example, the first commercial facility in China to utilize our technology platform has sold over 40 million gallons of ethanol into the market, displacing fossil gasoline for road transport use, and avoiding the equivalent of over 200,000 tons of CO2 emissions at source. Our technology platform allows emitters to play a role in the circular carbon economy by generating products from waste carbon that would otherwise come from virgin fossil resources and selling these products to end users who want to reduce their environmental impact.
Our platform technology is highly customizable and we believe it will provide flexibility to respond to market demand. Through the use of synthetic biology, microorganisms can be engineered to produce different chemicals directly from gases using the same process and production hardware. By changing the microorganism in a commercial facility, we have developed the capability to switch the product focus of commercial plants within a matter of days. We believe this will enable production of different product targets in campaigns at the same commercial facility. We believe this capability will enable partners and customers to rapidly respond to fluctuating market conditions and maximize the value of their assets, by producing the highest value product at any given time.

Platform Validated Through Partnerships with Industry Leaders. We have demonstrated the commercial success of gas fermentation on feedstocks from a broad array of waste streams. Three commercial scale facilities in China utilizing steel off-gas and ferroalloy off-gas emission are currently being operated by entities in which the Shougang Joint Venture holds a controlling interest. In addition, another commercial scale facility in China, owned and constructed by the Shougang Joint Venture utilizing ferroalloy off-gas is in late-stage construction and is expected to begin operations in 2023. A commercial scale facility in Ghent, Belgium is in advanced stages of construction by our partner ArcelorMittal and is expected to start up in 2023. The pilot-scale plant in Japan developed with Sekisui has been producing ethanol from gasified municipal solid waste since 2017. Construction on a next scale 1/10th commercial sized facility with Sekisui was completed in April 2022 and the facility has begun operations. Additionally, a demonstration-scale facility in Alberta, Canada, with partner Suncor, utilizing waste-based feedstocks, including municipal waste and forestry-residues, has produced ethanol in test runs since July 2022, and has now begun full operations. A commercial plant using refinery off-gas feedstock, owned and operated by IndianOil, recently completed construction in early 2023, and full operations are expected later this year. Various other commercial projects using refinery off-gases, industrial and biorefinery CO2, ferroalloy off-gases, gasified biomass, and gasified mixed plastic wastes are under development. We have worked with several partners on the integration of the gasification and gas fermentation processes to convert solid feedstocks to fermentation products, culminating in over 50,000 hours of pilot and demonstration scale operations on live synthesis gas (“syngas”) produced from gasification.
As a result of our ability to deliver a sustainable, economically advantaged solution to produce fuels chemicals and products using waste feedstocks, we have been able to attract key industry partners in our markets such as Mitsui, ArcelorMittal, Suncor, BASF, IndianOil, and Sinopec.
In 2020, the Shougang Joint Venture plant that has been using our technology platform on a commercial scale received Roundtable on Sustainable Biomaterials (“RSB”) certification. RSB certification is awarded to facilities that ensure the sustainability of their products and promote the health of their employee and the welfare of their local communities.
Strong Intellectual Property Position. As of March 15, 2023, we owned or had licensed rights to 1,307 granted patents and 590 pending patent applications across 141 patent families in the United States, Europe, Asia and additional jurisdictions, in addition to our trade secrets. These issued patents and pending patent applications cover not only the upstream (such as gasification and gas conditioning), gas fermentation, and downstream (such as product separations and catalytic conversions) production systems that we are developing or may pursue in the future, but also certain of the underlying technologies used to develop our systems. Our intellectual property portfolio contains patent families spanning the entire platform, from the feedstock to the gas fermentation to the product recovery.

The following chart summarizes the breadth of our IP portfolio:
Extensive Industry Experience. We have over 18 years of experience developing, testing, scaling, and optimizing gas fermentation and integrating gas fermentation with upstream and downstream technologies, culminating in the world’s first commercial gas fermentation plant in 2018. Our management team brings over 150 years of combined research and development, engineering and scale up, operations, partnering and licensing experience in the energy industry.
Our Technology Platform
Overview
We have developed, scaled, and deployed an adaptable proprietary technology platform that integrates core gas fermentation with upstream processes, such as gasification and gas conditioning, and downstream processes, such as product separations and catalytic conversions.
Our technology platform is like brewing, but instead of using yeast that eat sugar to make alcohol, our biocatalysts, or microbes, eat waste carbon to make end products. Because our system is biological, and biological systems grow in dynamic environments and react in real time to changing conditions, it is much more tolerant of variability in feedstock composition and supply than systems based on catalytic chemistry and is, therefore, highly customizable.
Our technology platform can use feedstocks containing CO2, H2 and CO, including waste emissions from steel, oil refining, and ferroalloy industries, gasified municipal solid waste (“MSW”), agricultural wastes, and reformed biogas. We have demonstrated this with partners globally and have shown conversion of these input streams at various scales, including at three commercial facilities in China being operated by entities in which the Shougang Joint Venture holds a controlling interest using industrial emissions. Our commercial partners will be able to combine our gas fermentation system with different engineered biocatalysts to produce different products, allowing them to leverage their existing capital investment and to calibrate production to market conditions.
Step 1: The process begins by receiving off-gas or waste gas streams comprising gases that contain various mixtures of CO, CO2 and H2, such as from steelmaking emissions or gasified waste.
Step 2: These gases are compressed, conditioned, and transferred into fermentation bioreactors containing LanzaTech’s proprietary biocatalysts (microorganism) and a liquid media.
Step 3: The biocatalysts ferment the gases and, as part of their natural biology, they produce ethanol and other chemicals as a result of this fermentation. This is a continuous process that can run without shutting down for extended periods.
LanzaTech’s Biocatalyst
Clostridium autoethanogenum is an Acetogen, a chemolithoautotrophic microorganism that uses certain gases for both carbon and energy. Acetogens naturally produce acetate, and a select subset of Acetogens, including C. autoethanogenum, natively synthesize ethanol. Acetogens are ubiquitous in anaerobic environments, such as soil, animal and human guts, sediments, the deep sea, and hot springs. For biotechnological applications, acetogenic clostridia are among the fastest growing acetogens and have been used industrially for more than 100 years.
Our technology platform relies on gas-consuming biocatalysts that use an ancient biological pathway known as the acetyl coenzyme-A biochemical pathway for autotrophic growth (the “Wood-Ljungdahl Pathway”). The Wood-Ljungdahl Pathway is the most energetically efficient carbon fixation pathway and enables our proprietary biocatalyst to transform the carbon and energy in gas streams into valuable products. In addition to being highly energy efficient, the Wood-Ljungdahl Pathway also allows high levels of dynamic flexibility in the composition of the gas streams (and therefore resources) that can be converted into valuable products. The pathway allows the LanzaTech process to use both CO2 and CO as sources of carbon and H2 and CO as sources of energy. The application of this pathway with this biocatalyst enables a significant range of sustainable, high volume, and globally available waste resources for commercial deployment and product manufacture.

Feedstock Diversity for Resilience
The current manufacture of essential goods results in an abundance of waste carbon in the form of polluting gases or solid wastes in the air, landfills, and waterways. The LanzaTech gas fermentation platform can utilize feedstocks ranging from CO to CO2-rich waste streams, including industrial and refinery off-gas, reformed biogas, gasified biomass and MSW, and CO2.
CO can provide both carbon and energy for our proprietary microbes. In contrast, CO2 only provides carbon, which means a source of chemical energy, H2, must be added for a CO2 conversion. In a CO-rich stream, the microbe can make the H2 it needs from water via a biological water gas shift reaction, creating CO waste streams of various compositions ideal for gas fermentation.
Waste carbon feedstocks generally have low cost, global availability with regional abundance, low carbon intensity, and are non-competitive with food production. If the entirety of the potential feedstocks could be accessed, up to 6.5 billion metric tons annually of gas fermentation products, primarily ethanol, could be produced.
Compared to other catalytic conversion processes, LanzaTech’s gas fermentation process is uniquely tolerant to the inherent variability of waste gas composition, enabling a wide diversity of feedstocks and high variety of products. Upstream catalysis technology focuses on identification and removal of fermentation inhibitors before fermentation feedstock gases are introduced into the bioreactors. LanzaTech has developed and optimized its proprietary gas treatment system to remove more than four classes of fermentation inhibitors from the broad spectrum of feedstocks, gasified biomass to steel off-gasses, in a simple process that substantially decreases capital and operating expenses while providing increased flexibility.

Potential Feedstocks
The following feedstocks could be used with our platform technology:
Industrial Emissions
Steel, ferroalloy, or refinery off-gases are point-sourced. CO2-rich off-gases, which are produced by the cement and sugar ethanol industries, can also be used to feed gas fermentation alongside a hydrogen source as explained in subsequent sections.
•Steel: Energy-intensive manufacturing processes, such as steel production, inevitably result in gaseous emissions, which cannot be stored and which are emitted by the steel maker. As an environmental liability rich in CO, these emissions are an ideal feedstock for our process. We have been working with these readily available, abundant gases since 2008.
•Ferroalloy: Ferroalloy gases are also rich in CO, making this another ideal emission source. We are developing projects using ferroalloy gases in target regions such as China, Norway and India.
•Refining: Certain refinery off-gases are ideal feedstocks for our process. A unique feature of processing refinery gases is that most of the carbon in the ethanol produced is derived directly from CO2, rather than from CO. Oil and gas companies also have extensive experience producing and handling liquid fuels, gas processing, engineering, and chemical catalysis.
Solid Wastes and Reformed Landfill Gas
Biomass and agricultural residues offer the largest potential sources of feedstock for gasification. In contrast to other methods of converting biomass feedstocks into fuels, gasification and gas fermentation have the potential to utilize all carbon in the feedstock. This includes carbon contained in the natural polymer lignin, which is typically not accessible in current cellulosic biomass fermentation processes. Gasified non-recyclable MSW, mixed plastic waste, and reformed biogas such as landfill gas (“LFG”) are abundant waste streams that we believe are currently underutilized sources of carbon for conversion into CarbonSmart fuels, chemicals, and materials using our technology platform.
•Biomass: Biomass, such as agricultural and forestry residues, can be gasified into syngas. Syngas contains CO and H2 and is well suited for our process. While higher in capital costs due to the addition of one or more gasifiers, these projects typically benefit from significant renewable policy incentives, and can be deployed as smaller modular systems.
•MSW and Refuse Derived Fuel (“RDF”): As with biomass, MSW and RDF can also be gasified into syngas for use in our process, which can accept unsorted waste, ideally with mechanically recyclable items removed. The current alternatives are landfilling or incineration, which are increasingly falling out of favor globally, and so waste management companies are seeking alternative sustainable solutions. These projects benefit from tipping fees, or fees generated by the disposal and processing of waste on a per ton basis, on the waste, and in certain locations, can be deployed as smaller modular systems.
•Reformed LFG: Only 32% of landfills in the United States collect methane, and the collection efficiency can range from 35% to 90% for modern landfills that do collect. As a result, landfills are responsible for more than 15% of the anthropogenic methane released in the U.S. Many landfills flare the LFG or operate older power generation units that emit large volumes of carcinogens and micro particles. LanzaTech believes it can utilize this gas stream. Capturing this feedstock for CarbonSmart materials has the potential to clean the air and improve human and environmental health surrounding landfills while reducing dependence on fresh fossil resources.
•As modern industries transition to more sustainable feedstocks, we believe industrial and refinery waste gases will ultimately transition as well. To enable this transition, LanzaTech is developing the ability to pivot to CO2 from biorefineries and direct air capture (“DAC”) for continued, sustained, low carbon materials and fuels.

Future Proofing Feedstock Capability
CO2 sourced from biorefineries, industrial emissions, and DAC technologies can be coupled with H2 to produce products with extremely high carbon conversion efficiency of over 90% carbon utilization. Since H2 can be produced from renewable power via water electrolysis (“green”) or by steam methane reforming with carbon capture (“blue”), the carbon footprint of the products made will be a fraction of that relative to petroleum refining. As more hydrogen is present in the feedstock, more carbon is captured into the ethanol product. We believe CO2 as a feedstock has the potential to disrupt the fuel and chemical supply chains by substituting CO2 for conventional fossil resources. By developing and integrating these approaches, we believe our technology platform is positioned to take advantage of the expected continued price reductions and capacity increases for renewable electricity, maximizing utilization of CO2 streams.
Integrating bioindustrial CO2 and eventually DAC technologies with LanzaTech’s gas fermentation platform creates an opportunity for renewable fuel production from low-cost CO2 feedstock. Integrating with LanzaJet’s Alcohol to Jet (“ATJ-SPK”) process can produce SAF from each of ethanol derived from CO2 and H2 produced by water electrolysis. DAC CO2 to SAF is estimated to have a 94% emissions reduction when compared to the fossil counterpart at 94 g-CO2e/MJ of ATJ-SPK.
Steel Industry Transition
LanzaTech’s gas fermentation technology can utilize the evolving off-gases from iron and steelmaking processes through the transition from carbon to hydrogen feedstocks. The LanzaTech system can remain in place, utilizing existing assets at iron and steel mills to take advantage of available hydrogen, coupled with carbon from other on-site sources including electric arc furnaces, or further transition to gasification of waste carbon resources (solid waste or biomass) or utilize direct air capture. We believe that our early investments in GHG emission reduction technology positions us to continue to be a leader in carbon recycling in other hard-to-abate sectors.
Technology Platform Development
Throughout our 18-year history, LanzaTech has consistently developed and scaled innovative gas fermentation technology solutions and is now deploying them commercially. Our team has designed and developed equipment necessary to enable the biocatalyst that functions in a 3-liter benchtop reactor to operate equivalently in a 750,000-liter fermentation reactor.

LanzaTech’s gas fermentation process has been demonstrated at four sites with 50,000 hours of operation in the field using steel mill waste gases plus another 50,000 hours of operating in the field integrating gasification, gas treatment and gas fermentation. The success of these 100,000 hours of experience at pilot and demonstration scales led to the May 2018 startup of the first operating commercial gas fermentation facility in the world, at the Jingtang Steel Mill in Caofeidian in Hebei Province, China. A second commercial plant, the Shoulang Jiyuan plant in Ningxia, China, of the same capacity and utilizing ferroalloy off-gas come online in April 2021. The third commercial plant, the Ningxia Binze plant in Ningxia, China, with an annual capacity of 60,000 tons and utilizing ferroalloy off-gas, came online in September 2022. Together these facilities have produced over 54 million gallons of fuel-grade ethanol and mitigated over 275,000 tons of CO2. In addition to the three commercial plants operating in China, LanzaTech’s partner in Canada is operating a demo-scale facility utilizing waste-based feedstocks like forestry residues and LanzaTech’s partner in Japan is operating a 1/10th commercial-scale facility utilizing gasified unsorted municipal solid waste as a feedstock. These demo and 1/10th scale facilities completed construction in 2022 and recently began operations. There are 12 additional commercial plants being constructed or developed worldwide. Four of the 12 commercial plants are in construction and the remaining eight plants are in engineering phases. The 12 additional plants will use a mix of feedstocks including steel off-gas, ferroalloy off-gas, refinery off-gas, gasified biomass, gasified municipal solid waste, CO2 and green H2, and ethanol in instances where the plant will produce sustainable aviation fuel from the ATJ process.
LanzaTech is continuously developing and advancing its technology platform, and in late October 2022, announced that its next-generation bioreactor, currently utilized in a demonstration-scale facility in Alberta, Canada with partner Suncor, ran test campaigns for ethanol production on a wide range of waste-based feedstocks in 2022. This next generation bioreactor is expected to improve the economic viability of LanzaTech’s integrated biorefinery offering. The demonstration-scale facility has produced ethanol in test runs since July 2022 and recently has begun full operations, converting waste-based feedstocks, including municipal waste and forestry-residues, into ethanol.
Applications of Our Technology Platform
Overview
Our technology platform enables companies around the world to generate revenue from transformed carbon in waste resources. Across the supply chain, we promote a CarbonSmart circular economy, where both resource providers and end users can choose to be carbon-efficient by recycling or “locking” carbon into new products rather than making them from new fossil resources. Current and proposed applications of our technology platform include ethanol products, which can serve as the chemical building blocks for consumer goods, such as household cleaners and sustainable fuels, including sustainable aviation fuel, as well as protein products, such as animal/fish feed and fertilizer. These applications are discussed further below.
To date we have partnered with several consumer-facing companies to demonstrate the market value of our CarbonSmart products. This includes leveraging our technology to make the chemical intermediates for the production of a new range of cleaning products, packaging for cosmetics, fibers for clothing, and as an input for fragrances. The ethanol used in these first CarbonSmart products originates in China at our commercial facilities, but we expect that over the longer term, the input ethanol will be made in our facilities across the globe.
Ethanol Products
Our customers and partners already have used our technology platform to produce ethanol, ethanol derivatives and ethanol co-products from steel mills, ferroalloy plants, and refineries, as well as gasified biomass and municipal waste.
To date, LanzaTech has produced over 1,000 metric tons of finished CarbonSmart products for consumer brands. Examples of CarbonSmart product launches are as follows:
•Purified ethanol in home cleaning products: LanzaTech’s purified ethanol from steel mill off gas is utilized in a line of household cleaners.

•Purified ethanol in fine fragrances: High purity ethanol is one of the major ingredients in fine fragrances. LanzaTech’s high purity ethanol will be used in one of the world’s largest fragrance and beauty company’s fragrance formulations.
•Ethanol as a feedstock for polyethylene production: LanzaTech ethanol was utilized for conversion to ethylene and then polyethylene, for use in manufacturing the world’s first cosmetic bottle from steel mill emissions.
•Ethanol as a feedstock for surfactant production: LanzaTech’s partner launched a line of laundry detergents utilizing CarbonSmart ethanol as input for surfactants production.
•Ethanol as a feedstock for polyester production: LanzaTech ethanol was utilized for conversion to ethylene and then monoethylene glycol (MEG) a building block for PET production. This was used to make yarns and fabric for lululemon and Zara apparel collections.
As of the date of this current report, 12 commercial-scale facilities are either under construction or in engineering utilizing our technology, as outlined in the graphic in the section titled “Business — Market Opportunity — Overview.” The first commercial facility to use our technology was the Shougang Joint Venture in 2018, a joint venture between us and Shougang Group and TangMing formed in 2011. This gas fermentation plant was the world’s first commercial facility to convert industrial emissions into sustainable ethanol. This plant has an annual production capacity of approximately 46,000 tons of ethanol.
Sustainable Aviation Fuel Products
Ethanol produced by us can be blended into road transport fuels or can be converted through the LanzaJet™ ATJ process to an ethanol-based ATJ-SPK and to sustainable diesel, both of which can be blended with their fossil equivalents. LanzaJet ATJ-SPK from our ethanol can demonstrate up to 80% GHG reduction compared to fossil alternatives depending on circumstances, including feedstock, geography and methodology. ATJ-SPK is qualified for use at up to a 50% blend level with conventional jet fuel for all commercial flights. This process is poised for commercial deployment. The process has a high potential jet yield of 90%.
Our first ATJ demonstration unit produced approximately 4,000 gallons of jet fuel and 600 gallons of diesel fuel. A portion of this fuel was used to power a commercial passenger 747-jet flight operated by Virgin Atlantic from Orlando, Florida to London, UK in 2018. The fuel was also used for a 2019 Trans-Pacific flight to deliver a new Boeing aircraft to All Nippon Airways in Tokyo from Everett, Washington.
We have designed our technology platform to convert ethanol to SAF, which is of strategic importance to airlines for meeting their commitments to reduce emissions.
LanzaJet
With the goal of accelerating commercialization of the ATJ process, we helped launch LanzaJet in June 2020 and became shareholders along with Suncor and Mitsui, with British Airways and Shell joining as shareholders in 2021. LanzaJet received financing from the Microsoft Climate Fund in 2022. We currently hold approximately a 25% stake in LanzaJet. Mitsui, Suncor, British Airways and Shell have committed to invest a total of up to $165 million. This initial facility is currently under construction in Soperton, Georgia and will have the capacity to produce 10 million gallons per year of SAF and renewable diesel from sustainable ethanol sources. In December 2022, installation of key equipment for the novel process technology that converts ethanol to drop-in replacement SAF began and construction at the facility is expected to be completed in 2023. Pursuant to the LanzaJet License Agreement, we granted to LanzaJet a perpetual, worldwide, non-transferrable, irrevocable, royalty-free, sublicensable, exclusive license to certain patents related to the conversion of ethanol to fuel. This license is exclusive including as to us. The primary waste biomass to be used for ethanol feedstocks is cellulosic wastes from sugar cane or other agricultural activities in Brazil. Additional, longer-term waste-based biomass-derived feedstocks for SAF include waste starch slurry from conventional fermentation and biogas derived from biomass degradation in landfills. Waste-based industrial off-gases can also be used to produce ethanol as a feedstock for the process.

This plant, located at the LanzaTech Freedom Pines Biorefinery in Soperton, Georgia, is also supported by participation from All Nippon Airways and a US Department of Energy grant of $14 million.
We anticipate deployment of numerous commercial ATJ facilities above the 10 million gallons per year capacity of the LanzaTech Freedom Pines Biorefinery. We are currently working with partners to confirm project locations and solidify the appropriate project structures. Locations for these facilities include Asia, mainland Europe, the United Kingdom, and the United States. We expect these facilities will be funded by LanzaJet shareholders as well as other sources, including government grants and loan guarantees depending on the project structure and partners, location, and other factors.
DRAGON
In September 2021, Project DRAGON (Decarbonising and Reimagining Aviation for the Goal of Net Zero) was formally initiated. This waste-to-SAF project received GBP £3.15 million in grant funding from the UK Secretary of State for Transport (the “UK Authority”) Green Fuels Green Skies program and £1 million from Innovate UK as part of the South Wales Industrial Cluster deployment program. LanzaTech is responsible for front-end engineering design and associated project development activities for the UK Authority to achieve a final investment decision for both the LanzaTech Gas Fermentation unit and the adjacent LanzaJet ATJ unit in Port Talbot, South Wales, United Kingdom. These activities, further supported in December 2022 by a £24.9 million grant from the UK Authority's Advanced Fuels Fund, are underway with a view to achieving a final investment decision in 2024 and full operations in 2026-2027 to produce 100 million liters per year of SAF for two major UK airlines. Overall the project is expected to play a significant role in meeting the UK government’s target of 10% SAF by 2030, as well as resulting in significant carbon emissions reductions compared to fossil kerosene, and to also reduce emissions of particulate matter and sulfur.
FLITE
In December 2020, the Fuel via Low Carbon Integrated Technology from Ethanol, or FLITE, project was formally initiated. This project received EUR 20 million in grant funding from the EU Horizon 2020. LanzaTech is responsible for plant design, construction and operations using LanzaJet’s ATJ technology. Project development has been initiated and we expect the FLITE facility to produce SAF using waste-based ethanol sourced from multiple European producers. In addition, the SAF expected to be produced at the facility is anticipated to result in a significant carbon emission reduction relative to fossil kerosene and to also reduce emissions of particulate matter and sulfur.
LanzaJet’s ATJ technology is leveraging existing low-carbon intensity ethanol and is enabling a transition to new sources of waste-based ethanol.
Project LOTUS
In September 2021, SkyNRG Americas in partnership with LanzaTech was awarded $1 million in funding for Project LOTUS (Landfill Off-gas To Ultra-low carbon intensity SAF) to design, build, operate, and maintain a production facility that will convert raw LFG into SAF. The project is expected to leverage green hydrogen and LanzaTech’s gas fermentation technology to convert LFG to ethanol at an operating landfill. The ethanol will be converted to SAF using the LanzaJet ATJ technology developed by LanzaTech and Pacific Northwest National Laboratory and subsequently licensed to LanzaJet. SkyNRG Americas has numerous contractual partners, including

Boeing and Alaska Airlines, who are committed to advancing use of the fuel in flight once it is produced through project LOTUS.
We believe Project LOTUS has the potential to provide a new U.S.-produced regional supply chain for producing SAF that meets international ASTM specifications while reducing methane emissions and improving air quality. The SAF is expected to be high quality, low soot forming, and sustainably derived, with the potential to reduce up to 110% of GHG emissions over traditional jet fuels. The $1 million in funding from the Department of Energy, awarded in September 2021, is expected to accelerate the commercial rollout of this SAF production path from LFG by reducing the technical and financial risks for future integrated commercial plants across the United States.
Protein Products
An additional application of our technology platform is the production of protein products. Microbial protein is composed of lysed, spent microbes from LanzaTech commercial facilities. These microbes contain proteins and other valuable nutrients and have performed the task of gas fermentation, have been extracted from the relevant commercial unit and are no longer viable. These materials can be extracted and used in numerous applications, including feed products for livestock and fish, fertilizers for agricultural applications, and protein extract-based products. LanzaTech’s first commercial customer is currently selling residual microbial protein as a component in fish and livestock feed products. Many of these markets are large and diverse, with stakeholders actively seeking sustainable and nutritious inputs. We believe our technology offers improved overall plant economics and environmental performance.
Significant composition testing on LanzaTech microbial protein has already been completed and detailed materials characterizations have been developed. These tests have shown that LanzaTech microbial protein products contain very high protein content, typically exceeding 85 weight percent of the overall material mass. In addition, LanzaTech’s microbial protein product for fertilizer and feed applications contains high concentrations of B vitamins and other minerals. These materials are beneficial in certain end-use applications such as animal feeds.
We believe that animal feed is the most profitable application for microbial protein. Fertilizer and biogas applications currently provide alternatives where feed applications are impractical. The nearest term applications for LanzaTech microbial protein include:
Animal/Fish Feed
Using LanzaTech microbial protein as a key ingredient in fish and animal feed represents a significant opportunity for LanzaTech. Global fishmeal production alone is six to seven million tons annually. Separation and drying of microbial protein for feed applications is similar to that of fertilizers, leading to potentially higher margins for LanzaTech and its customers. Studies have demonstrated that LanzaTech microbial protein is effective as a partial replacement for fish meal and corn gluten meal in Atlantic Salmon at levels up to 15 weight percent in the diet.

Nutrient digestibility and safety were demonstrated up to 30 weight percent in feed. Depending on region, regulatory approval may be required prior to marketing. Also, sufficient feed gas treatment is required for feed applications to ensure any detrimental gas contaminants do not enter the food chain.
Fertilizer
The global fertilizer market is roughly $150 billion and consists of approximately 187 million tons of materials sold annually. Fertilizer products draw widely different prices based on their compositions and availability. LanzaTech believes that its microbial protein has strong potential as a fertilizer that is easy to apply and low maintenance. Use as a fertilizer may require regional or local approval.
Biogas
In some markets, including the European Union, it is economically advantageous to anaerobically digest the residual microbial protein to produce biogas. This biogas can be used in a cogen unit to produce power, steam, and hot water for use in the industrial facility. In regions where there are strong government incentives promoting biogas production, this may be a profitable use of residual microbial protein.
Synthetic Biology and Chemical Products
Through our synthetic biology platform we can develop new microbes to produce additional chemical products.Our platform technology enables rapid scale-up of new microbes once they are developed. Beyond ethanol, we have demonstrated the ability to produce ethylene, isopropanol, and acetone directly from gases.
In 2022, LanzaTech demonstrated direct continuous production of ethylene from CO2, creating a new non- fossil fuel pathway to this widely used commodity chemical. With a projected global market value of $170 billion by 2030, ethylene is widely used in the chemical industry, and its worldwide production capacity (estimated over 200 million tons per annum in 2021) is one of the largest of any chemical. Using oil or natural gas as feedstock, petrochemical plants use the cracking process to extract ethylene, which is then transformed into chemical compounds and plastics, which manufacturers use to produce many of the products used every day, including:
•Polyethylene (Plastics) – used to make food packaging, bottles, bags, and other plastics-based goods.
•Ethylene Oxide / Ethylene Glycol – can become polyester for textiles, as well as antifreeze for airplane engines and wings.
•Ethylene Dichloride – this, in turn, can become a vinyl product used in PVC pipes, siding, medical devices, and clothing.
•Styrene – synthetic rubber found in tires, as well as foam insulation.
LanzaTech has previously produced ethylene via the indirect ethanol pathway, taking ethanol produced from carbon emissions and then converting this ethanol to ethylene. This latest development bypasses the conversion step, making the process less energy intensive and more efficient. With this, LanzaTech estimates that the ability to directly produce ethylene from a waste feedstock will offer a lower cost and lower carbon product, which is anticipated to enable greater market penetration than via the indirect ethanol pathway.
LanzaTech is scaling up the process to make these molecules. We have provided high-purity fermentation products (e.g. ethanol) and upgraded products (e.g., PET) to over 20 customers. Because this capability is unique to gas fermenting microbes, we have several collaborations with end users targeting the production of new molecules.
LanzaTech has achieved the direct synthesis of over 50 target products, molecules spanning from two-carbon up to 20+ carbon molecules and varying functional classes. LanzaTech has also demonstrated control over stereospecificity of the molecules, as well as the production of entirely novel compounds that cannot be produced in nature. In addition, LanzaTech has identified over 500 pathways for the production of an extensive spectrum of molecules using our proprietary predictive microbial modelling capability. Computer modelling simulations confirm the feasibility of producing these molecules from gas while providing accurate projections of achievable yields and therefore the economic case for each. Direct production of chemicals that today are produced via the ethanol conversion pathway, will make the process less energy intensive and more efficient. With this, LanzaTech estimates that the ability to directly produce chemicals from a waste feedstock will offer a lower cost and lower carbon product which will enable greater market penetration than via the indirect ethanol pathway.
We believe that our demonstrated ability to genetically modify our proprietary gas-fermenting microbe acetogen Clostridium autoethanogenum, is a competitive differentiator. While in recent years a number of rudimentary tools for gas fermenting organisms have been described in the public domain, these have low efficiency and are not amenable for use in high-throughput workflows. We have developed a complete suite of high-throughput capabilities essential for development of optimized production strains or application of iterative, machine learning-based screening strategies employed by the pharmaceutical or natural product industries. Specifically, we have assembled a fully automated strain fabrication facility capable of designing, engineering and delivering several thousand genetically re-programmed strains per month. This “BioFab” facility leverages the advanced computational biology, characterized libraries of genetic regulators, as well as tools and protocols to enable precise and predictable genetic re-programming of our proprietary gas-fermenting microbe. The combination of the capabilities and technologies that comprise the BioFab were developed in-house and are proprietary to us. Data from iterative cycles of design, construction, and analysis of engineered microbial strains within the BioFab is captured computationally and used to further refine our genetic modelling and strain design programs. Thus, over time these models and programs become increasingly accurate, minimizing the time required to deliver new commercial strains producing valuable chemical products.
We believe we can further expand our product portfolio through the industrial microbiology capabilities we have pioneered and use our technology to produce high-value chemical intermediates used to make materials such as acrylics, fibers, plastics, and synthetic rubber. In the future, once fully developed, we believe these new microbes will have the potential to be dropped into any existing industrial gas fermentation facility to make new products from established transformed carbon feedstocks, in many cases leading to carbon capture and sequestration in durable goods. We believe synthetic biology could enable the production of a wide variety of chemicals including alcohols, acids, esters, and ketones.
Competition
We compete in industries characterized by rapidly advancing technologies and a complex intellectual property landscape. We face competition from many different sources, including companies that enjoy competitive advantages over us, such as greater financial, research and development, manufacturing, personnel and marketing resources, greater brand recognition, and more experience and expertise.
While we do not believe we have any direct competitors, there are some companies with alignment in feedstock usage, products, synthetic biology, process design or commercial scale. While competing companies may be able to deliver some of these capabilities, we believe that no other company can currently deliver all of them in an integrated way.
These competitors may introduce competing products without our prior knowledge and without our ability to take preemptive measures in anticipation of their commercial launch. Competition may increase further as a result of greater availability of capital for investment and increased interest in our industry as more companies seek to facilitate the development of a carbon circular economy.
Intellectual Property
LanzaTech is a technology company which protects its intellectual property across an entire platform through a combination of trade secrets, confidential information, patents, trademarks, copyrights, nondisclosure agreements, material transfer agreements, employee agreements, and strong intellectual property and confidentiality clauses in collaboration and other agreements. We do not consider any individual patent, patent family or trademark to be material to our overall business.

Patents
As of March 15, 2023, we had owned or in-licensed 1,307 granted patents globally and 590 pending patent applications globally reflecting 141 patent families. We have filed patent applications continuously every year from 2007 to 2022, demonstrating continued innovation and establishing a steady patent estate viewed from a patent term perspective. As earlier filed patents reach their 20-year patent term, later filed patents remain enforceable thus providing a rolling patent estate of enforceable patents. Our patent estate is global in nature with patents or patent applications in over 50 individual countries and several pending applications in the International Patent System established by The Patent Cooperation Treaty.
Trade Secrets and Confidential Information
We have a large body of intellectual property that is maintained, not as patents, but as trade secrets and confidential information. Such intellectual property is protected by appropriate measures to maintain the secrecy and confidentiality of the intellectual property, including for example, contractual measures with confidentially and security obligations, physical security measures and digital security measures.
Trademarks
We maintain trademark rights and registrations in its name and brands in several global jurisdictions. Examples include “LanzaTech” and “CarbonSmart.”
Domains
We have registered a number of domain names for website used in our business. For example, we have registered the domain name for “LanzaTech.com.”
Intellectual Property Overview and Risks
Most of our intellectual property assets were developed and are owned solely by us, a few have been developed via collaboration, some of which are jointly owned with third parties, and a small number have been acquired or licensed from third parties. We expect that we will continue to make additional patent application filings and that we will continue to pursue opportunities to acquire and license additional intellectual property assets, technologies, platforms or products as developments arise or are identified.
Regardless, we cannot be certain that any of the patent filings or other intellectual property rights that we have pursued or obtained will provide the protection we seek. Our future commercial success depends, in part, on our ability to obtain and maintain patent and other proprietary protection for commercially important technology, inventions and know-how related to our business; defend and enforce our patents and other intellectual property; preserve the confidentiality of our trade secrets; and operate without infringing, misappropriating or violating the valid and enforceable patents and other intellectual property rights of third parties. Our ability to stop third parties from making, using, selling, offering to sell or importing our products may depend on the extent to which we have rights under valid and enforceable patents, trade secrets or other intellectual property rights that cover these activities. With respect to both our owned and licensed intellectual property, we cannot be sure that patents will issue with respect to any of the owned or licensed pending patent applications or with respect to any patent applications that we, our co-owners or our licensors may file in the future, nor can we be sure that any of our owned or licensed patents or any patents that may be issued in the future to us or our licensors will be commercially useful in protecting any products that we ultimately attempt to commercialize, or any method of making or using such products.
Under the “march-in” provisions of the Bayh-Dole Act, the government may have the right under limited circumstances to require us to grant exclusive, partially exclusive or non-exclusive rights to third parties under any intellectual property discovered through the government-funded programs. March-in rights can be triggered if the government determines that we have failed to work sufficiently towards achieving practical application of a technology or if action is necessary to alleviate health or safety needs, to meet requirements for public use specified by federal regulations or to give preference to U.S. industry. Specifically, certain of our granted and pending patents that cover recombinant and other microorganisms, cell-free protein synthesis platforms, protein expression vectors, fermentative production pathways, and microbial and ethanol conversion pathways may be subject to march-in-rights. These patents account for less than one percent of our granted and pending patents.
Key Collaboration Agreements
License Agreement with Battelle Memorial Institute
In September 2018, we entered into a license agreement with Battelle, which was subsequently amended in January and April 2020 (as amended, the “Battelle License Agreement”). Under the Battelle License Agreement, Battelle granted to us an exclusive sublicensable commercial license to certain patents related to the conversion of ethanol to fuels (the “Battelle patent rights”).
Under the Battelle License Agreement, we must meet certain development milestones, including producing and selling products and sublicensing the Battelle patent rights to others within certain timeframes. The agreement also requires that any products manufactured using the Battelle patent rights and sold within the United States will be substantially manufactured in the United States. Battelle retains the right to practice or license the Battelle patents to nonprofit institutions for research, development, or demonstration purposes. We licensed our rights and obligations under the Battelle License Agreement exclusively to LanzaJet. As such, we may only exercise these rights through a sublicense from LanzaJet.
In connection with our entry into the Battelle License Agreement, we paid an initial fee of $5,000 and agreed to pay Battelle a royalty of less than one percent of net sales of products involving the Battelle patent rights and a 10% royalty on all sublicense revenues and royalties. As of the date of this current report, we have not been required to make any royalty payments under the Battelle License Agreement.
The Battelle License Agreement remains effective until the last of the Battelle patent rights expires, is abandoned or is adjudicated invalid, unless the agreement is earlier terminated. The last of the Battelle patent rights are currently scheduled to expire in approximately October 2035. Battelle may terminate the agreement if we become insolvent or if we fail to meet certain reporting or payment requirements under the agreement. Battelle may also terminate the agreement or convert the license into a non-exclusive license if we fail to reach certain of the abovementioned development milestones within the applicable time periods. We may terminate the Battelle License Agreement upon 60 days’ prior notice to Battelle, and either party may terminate the agreement if the other party breaches the agreement and fails to cure such breach after 60 days’ notice. We agreed to indemnify Battelle against certain third-party claims related to the Battelle patents.
LanzaJet Agreements
LanzaJet Amended and Restated Investment Agreement
On April 1, 2021, we entered into an amended and restated investment agreement with LanzaJet, Mitsui, Suncor, British Airways and Shell. We refer to this agreement as the “LanzaJet Investment Agreement.” The LanzaJet Investment Agreement was entered into in order to facilitate the production of SAF by designing, constructing and operating a demonstration facility located at the LanzaTech Freedom Pines Biorefinery in Soperton, Georgia (the “LanzaJet Freedom Pines Demonstration Facility”), and to determine the feasibility of developing additional potential facilities for commercial scale production of fuel.
Under the LanzaJet Investment Agreement, we received shares of common stock of LanzaJet (“LanzaJet shares”), in exchange for a license to our rights and obligations under the Battelle License Agreement (discussed further below under “— License Agreement with LanzaJet”). Pursuant to the LanzaJet Investment Agreement, Mitsui, Shell, British Airways and Suncor each contributed an initial cash investment in exchange for shares of common stock of LanzaJet.
Each of Mitsui, Shell, British Airways and Suncor agreed to make an additional cash investment following the achievement of certain development milestones relating to the demonstration facility, which payments we refer to as second tranche investments. If made, the second tranche investments would fund the development and operation of commercial facilities by Mitsui, Shell, British Airways and Suncor, respectively. These commercial facilities would sublicense the relevant fuel production technology from LanzaJet. Upon the closing of each of the first three of these second tranche investments and no later than the sublicensing of the relevant facility, LanzaJet is required to issue additional LanzaJet shares to us. We currently hold approximately 25% of the outstanding shares of LanzaJet. Upon the issuance of additional shares to us in connection with the closing of each of the first three potential second tranche investments, we would hold approximately 40%, 50% and 57% of the outstanding shares of LanzaJet, respectively. Unless and until two second tranche investments are made and assuming none of the employee equity incentive pool is issued as shares, LanzaJet undertakes an initial public offering or a sale of LanzaJet occurs under certain circumstances, we would remain a minority shareholder of LanzaJet.
The LanzaJet Investment Agreement may be terminated by the mutual consent of the parties at any time or automatically as to the second tranche obligations of any party if LanzaJet has not called for such party to make a second tranche investment by December 31, 2025. Each party to the LanzaJet Investment Agreement agreed to indemnify the other parties for all claims arising from such party’s breach of the agreement or from fraud, gross negligence, or willful misconduct with regard to the agreement.
License Agreement with LanzaJet
In May 2020, in connection with the LanzaJet Investment Agreement, we entered into the LanzaJet License Agreement. Under the LanzaJet License Agreement, we granted to LanzaJet a perpetual, worldwide, non-transferrable, irrevocable, royalty-free, sublicensable, exclusive license to all of our intellectual property rights under the Battelle License Agreement, as well as other intellectual property owned by us relating to the conversion of ethanol to fuels. LanzaJet assumed all of our obligations under the Battelle License Agreement, including development, reporting, royalty payment and sublicensing obligations. LanzaJet assumed all of our rights under the Battelle License Agreement except for our rights, in certain circumstances, to terminate the agreement, to amend the agreement or to assign our rights thereunder, provided that we may not exercise these rights without LanzaJet’s prior consent.
The license granted by us to LanzaJet is exclusive, including as against us, with the exception of certain development projects we are undertaking in collaboration with the U.S. Department of Energy or pursuant to certain grants from the U.S. Department of Energy, for which LanzaJet granted us a worldwide, non- transferable, non-sublicensable, non-exclusive, royalty-free sublicense to the relevant intellectual property rights. LanzaJet also agreed to grant us a non-exclusive sublicense at most-favored nation pricing to fulfill certain pre-existing SAF obligations if we are unable to fulfill these obligations through other off-take agreements.
The LanzaJet License Agreement has an indefinite term. If LanzaJet fails to perform its obligations under the Battelle License Agreement, we may continue to perform our obligations under such agreement. LanzaJet may terminate the LanzaJet License Agreement immediately upon notice to us if a material portion of the licensed subject matter is determined by a court to be invalid. We may terminate the agreement upon 30 days’ written notice if LanzaJet materially breaches the agreement and fails to cure after receiving notice of the breach. If certain commercial facility development milestones are not met under the LanzaJet Investment Agreement, we may terminate the LanzaJet License Agreement and after such termination, the agreement will survive solely with respect to the LanzaJet Freedom Pines Demonstration Facility. If the agreement is terminated for any other reason, LanzaJet’s license will cease immediately but any sublicenses granted by LanzaJet prior to termination of the agreement will survive, subject to their terms. We and LanzaJet agreed to indemnify the other against certain third-party claims.
LanzaJet Amended and Restated Stockholders’ Agreement
In connection with the LanzaJet Investment Agreement, on April 1, 2021, we entered into an amended and restated stockholders’ agreement with LanzaJet, Shell, Mitsui, British Airways and Suncor (the “LanzaJet Stockholders’ Agreement”). Under the LanzaJet Stockholders’ Agreement, each party is required to hold and vote its shares of LanzaJet stock to ensure that LanzaJet’s board of directors (the “LanzaJet board”) is composed of eight directors: one designee from each of British Airways, Mitsui, Suncor and Shell, two LanzaTech designees (one of which will be the chairperson), LanzaJet’s chief executive officer, and one independent director. Each party must hold a certain number of shares of LanzaJet common stock in order to maintain their respective designated board seats. Pursuant to the agreement, if a party votes to remove its designated director from the LanzaJet board, the other parties must also vote in favor of removal. If a party fails to comply with its obligations under the second tranche investments provided for in the LanzaJet Investment Agreement, the other parties may vote to remove that party’s designee, and such party will forfeit its designated LanzaJet board seat in exchange for the right to designate a non-voting observer to the LanzaJet board.
The agreement also provides that the parties must vote their shares in favor of a proposed change of control transaction and take all reasonable steps necessary to execute the transaction if it meets certain standards and is approved by us, the LanzaJet board, and any investor holding a certain number of LanzaJet shares.
The parties to the LanzaJet Stockholders’ Agreement may not transfer their LanzaJet shares until 2026, except for permitted transfers to affiliates. LanzaJet has a right of first refusal with regard to all transfers of LanzaJet shares to third parties and if LanzaJet declines to exercise this right, the other parties to the agreement are entitled to a pro rata right of first refusal. We and the other parties will also have a pro rata right of first refusal with regard to new LanzaJet shares issued as well as a put right with respect to LanzaJet shares that we and such parties hold upon the occurrence of certain conditions. The LanzaJet Stockholders’ Agreement also provides registration rights in connection with an initial public offering of or other registration of LanzaJet shares.
Each party to the LanzaJet Stockholders’ Agreement agrees to indemnify the other parties for all claims arising from such party’s breach of the agreement or from fraud, gross negligence, or willful misconduct with regard to the agreement. The LanzaJet Stockholders’ Agreement will terminate either with the consent of all of the parties or upon an initial public offering of LanzaJet shares or a specified liquidation event.
LanzaJet Note Purchase Agreement
On November 9, 2022, we and the other LanzaJet shareholders entered into the LanzaJet Note Purchase Agreement, pursuant to which FPF, a wholly owned subsidiary of LanzaJet, will issue, from time to time, notes in an aggregate principal amount of up to $147.0 million (the “LanzaJet Notes”), comprised of approximately $113.5 million aggregate principal amount of 6.00% Senior Secured Notes due December 31, 2043 and $33.5 million aggregate principal amount of 6.00% Subordinated Secured Notes due December 31, 2043. We have committed to purchase $5.5 million of Subordinated Secured Notes in a funding expected to occur on May 1, 2023. The Senior Secured Notes are secured by a security interest over substantially all assets of FPF, and both the Senior Secured Notes and the Subordinated Secured Notes are secured by a security interest over all intellectual property owned or in-licensed by LanzaJet. LanzaJet also provides a guarantee of any costs and expenses required to complete the LanzaJet Freedom Pines Demonstration Facility and achieve commercial operation.
Each purchaser of LanzaJet Notes under the LanzaJet Note Purchase Agreement is also entitled to receive a warrant for the right to purchase 575 shares of common stock of LanzaJet for each $10,000 of LanzaJet Notes purchased by such purchaser (which, in the case of LanzaTech, will be equal to a right to purchase 316,250 shares of common stock of LanzaJet).
Under the LanzaJet Note Purchase Agreement, FPF must provide periodic progress reports and financial information to the noteholders, in addition to providing notice of certain significant events. Additionally, FPF is restricted from undertaking certain transactions or making certain restricted payments while the LanzaJet Notes are outstanding. The LanzaJet Note Purchase Agreement may be amended with the approval of FPF and all noteholders. Upon an event of default under the Note Purchase Agreement, each purchaser may accelerate its own LanzaJet Notes. Enforcement against the collateral securing the LanzaJet Notes requires the approval of certain holders as specified in the LanzaJet Notes. Under the LanzaJet Note Purchase Agreement, FPF has agreed to indemnify the noteholders for certain liabilities.
Mitsui Alliance Agreement
On February 15, 2022, we entered into an amended and restated collaboration agreement with Mitsui which was further amended on March 24, 2022 and October 2, 2022 (as amended, the “Mitsui Alliance Agreement”). Under the Mitsui Alliance Agreement, Mitsui must use commercially reasonable efforts to promote our gasification, waste-to-

ethanol and CarbonSmart technology and establish commercial facilities using this technology in Japan. In exchange, we agreed to exclusively promote and designate Mitsui as our preferred provider of investment and off-take services worldwide, as well as our preferred provider of engineering, procurement and construction services in Japan, subject to exceptions for certain of our existing commercial partnerships that allow us to recommend Brookfield as a provider of investment services in specified circumstances, including the Brookfield Framework Agreement. We and Mitsui agreed to share prospective customer information and to structure package offerings of our combined services through either a joint venture or royalty payment structure.
Under the Mitsui Alliance Agreement, we may not recommend any alternative provider of the aforementioned services without the advance written consent of Mitsui. In addition, we agreed to provide Mitsui with the right to first offer its services to any customer who requires or requests these services. We must obtain written consent from Mitsui before soliciting customers or marketing or recommending our waste-to-ethanol technology in Japan.
The Mitsui Alliance Agreement may be terminated by Mitsui without cause with three months’ notice. The agreement may be terminated by us or Mitsui if the other party becomes insolvent or if the agreement is materially breached and the breaching party fails to cure within 30 days after receiving notice of the breach. We and Mitsui have agreed to indemnify each other against certain third-party claims.
Shougang Joint Venture
Articles of Association of Beijing Shougang LanzaTech Technology Co., Ltd
Through our subsidiary LanzaTech Hong Kong Limited, a limited liability company organized in Hong Kong, we hold approximately 9.3% of the outstanding shares of Beijing Shougang LanzaTech Technology Co., Ltd (the “Shougang Joint Venture”) as a result of our contribution of certain intellectual property rights (see “ — Shougang Joint Venture License Agreement” below). Our rights and responsibilities as a holder of such shares are set forth in the Shougang Joint Venture’s Articles of Association,effective in November 2021. Because our shares were issued before an initial public offering of the Shougang Joint Venture, our shares may not be transferred within one year from the date on which the Shougang Joint Venture’s shares are publicly listed. The Shougang Joint Venture has an indefinite duration.
At the general meeting of shareholders of the Shougang Joint Venture, shareholders have the authority to determine the Shougang Joint Venture’s business plan, elect and replace directors, increase or decrease the registered capital of the Shougang Joint Venture, amend the Shougang Joint Venture, dissolve the Shougang Joint Venture, and approve certain transactions, among other functions. As a holder of more than 3% of the shares of the Shougang Joint Venture, we have the right to submit proposals to the Shougang Joint Venture at general meetings.
Except as otherwise provided, and in accordance with accounting provisions of the Shougang Joint Venture, when a distribution of Shougang Joint Venture profits is approved, the Shougang Joint Venture’s after-tax profits are distributed in proportion to the shares held by shareholders. In the event of a liquidation, the Shougang Joint Venture’s property must be distributed in proportion to the shares held by shareholders after liquidation expenses, wages of employees, statutory compensation, owed tax and Shougang Joint Venture debts are paid. If we object to a resolution on merger and division of the Shougang Joint Venture, we can request the Shougang Joint Venture acquire our shares.
Shougang Joint Venture Letter Agreement
On November 3, 2021, LanzaTech Hong Kong Limited entered into a side letter of agreement (the “Shougang Joint Venture Letter Agreement”) with the Shougang Joint Venture and Mitsui. The Shougang Joint Venture Letter Agreement sets forth the parties’ mutual understanding that if the Shougang Joint Venture decides not to pursue an initial public offering of its securities in China or if an initial public offering does not take place by the end of 2024, the Shougang Joint Venture will make commercially reasonable efforts and discuss in good faith with shareholders the possibility of restoring certain provisions from a previous version of the Shougang Joint Venture Articles, including provisions granting shareholders rights to financial records, board composition provisions, and provisions requiring unanimous consent of the board to make certain decisions.

Shougang Joint Venture License Agreement
On September 6, 2021, we entered into an Intellectual Property Rights License Agreement with the Shougang Joint Venture, which was subsequently amended in January 2022 (as amended, the “Shougang Joint Venture License Agreement”). Under the Shougang Joint Venture License Agreement, we granted the Shougang Joint Venture a license to certain of our intellectual property rights, including certain patented fermentation processes, alcohol production processes, novel bacteria and trademarks. The license we granted to the Shougang Joint Venture is a non-transferable (except with our written consent), exclusive, sublicensable commercial license under the licensed subject matter, to utilize gas fermentation technology to produce ethanol and by-products at commercial facilities in China. The Shougang Joint Venture may sublicense its rights to third-party contractors acting on its behalf, subject to certain conditions.
In consideration for the licenses we granted to the Shougang Joint Venture, the Shougang Joint Venture agreed to pay us a royalty on a graduated scale from 10% to 20% of all sublicensing revenues received by the Shougang Joint Venture in connection with the establishment and sublicensing of certain commercial facilities by the Shougang Joint Venture after the first commercial facility. As of the date of this current report, we have not received any royalty payments from the Shougang Joint Venture. Because our shareholding ratio in the Shougang Joint Venture has fallen below 10% due to a financing prior to the submission of an application by the Shougang Joint Venture for an initial public offering on a securities exchange in China, we have the right to request an adjustment to the royalty rates payable to us by the Shougang Joint Venture. This right will automatically terminate upon the submission of an application by the Shougang Joint Venture for an initial public offering on a securities exchange in China. If such application is subsequently terminated, our right to request an adjustment to the royalty rates will resume. The Shougang Joint Venture License Agreement provides that we will solely own all developed technology that results from, is based on, or uses the licensed subject matter in the operation of the Shougang Joint Venture, and all such technology will be subject to the license granted to the Shougang Joint Venture.
The Shougang Joint Venture has a right to cooperate with third parties regarding any commercial license under the licensed subject matter, subject to certain conditions. We agreed not to enter into any agreement with any third party preventing the Shougang Joint Venture’s rights on the licensed subject matter in China. If the Shougang Joint Venture has not entered negotiations or signed an agreement with a third party for commencement of a project within a certain period of time, we will be free to engage with such third party ourselves.
Upon submission of an application by the Shougang Joint Venture for an initial public offering on a securities exchange in China, if we enter liquidation and as a result the Shougang Joint Venture License Agreement is terminated, the Shougang Joint Venture will be granted an option to call for an assignment of patents that are licensed pursuant to the agreement at that time, provided we first receive a written irrevocable, non-exclusive sublicense for the surviving term of such patents. If the Shougang Joint Venture’s application for an initial public offering is revoked or otherwise terminated, this call option will automatically become void. If the Shougang Joint Venture’s right to the licensed subject matter is prohibited or restricted by operation of United States export controls, the Shougang Joint Venture has the right to continue to use the licensed subject matter as provided in the agreement. In such event, so long as the Shougang Joint Venture’s continued use of the licensed subject matter complies with the agreement, we agreed not to initiate patent infringement claims against the Shougang Joint Venture.
The Shougang Joint Venture License Agreement will continue until the earlier of (a) the date the final licensed intellectual property right expires or terminates, (b) the date the last commercial facility is permanently decommissioned and (c) termination of the agreement. The agreement will terminate automatically in the event that the Shougang Joint Venture dissolves or is liquidated, institutes or actively participates in any action, suit or proceeding to invalidate or limit the scope of the licensed subject matter, or breaches certain provisions of the agreement. We may terminate the Shougang Joint Venture License Agreement upon default by the Shougang Joint Venture if the Shougang Joint Venture does not remedy the default within 60 days. We agreed to indemnify the Shougang Joint Venture, its affiliates and their current and former representatives from claims resulting from our material breach of the representations and warranties of the Shougang Joint Venture License Agreement. We have the first right to enforce and defend against infringement of the intellectual property licensed under the Shougang Joint Venture License Agreement and to recover any monetary compensation awarded in any litigation proceedings.

If we fail to do so, the Shougang Joint Venture may enforce and defend the licensed intellectual property against infringement.
Letter Agreement with Sinopec
On April 12, 2021, we entered into a letter agreement with Sinopec and the Shougang Joint Venture (the “Sinopec Letter Agreement”). The parties to the Sinopec Letter Agreement agreed that the Shougang Joint Venture has exclusive rights to use our gas fermentation technology in commercial projects in China to produce fuel ethanol using steel mill and ferroalloy off-gas as described in the Shougang Joint Venture License Agreement. The Shougang Joint Venture agreed to notify Sinopec and us if it enters into a term sheet or equivalent preliminary agreement with respect to the use of our gas fermentation technology in commercial projects in China falling outside the scope of the Shougang Joint Venture License Agreement.
Sinopec and the Shougang Joint Venture have the right to cooperate with us on commercial projects outside the scope of the Shougang Joint Venture License Agreement and to provide technical and engineering services.
Grant Agreement with the European Climate, Infrastructure and Environment Executive Agency
Through our subsidiary LanzaTech BV, on October 7, 2020, we entered into a Grant Agreement (the “CINEA Grant Agreement”) with the European Climate, Infrastructure and Environment Executive Agency (formerly the Innovation and Networks Executive Agency of the European Union) (“CINEA”), along with SkyNRG BV (“SkyNRG”), RSB Roundtable on Sustainable Biomaterials Assocation, E4tech (UK) Ltd and Fraunhofer Gesellschaft zur Forderung der Angewandten Forschung E.V. The CINEA Grant Agreement provides for the award of a grant from CINEA to the parties to the CINEA Grant Agreement to fund the “Fuel via Low Carbon Integrated Technology from Ethanol” program, which we refer to as the FLITE program, to expand the supply of low carbon jet fuel in Europe by designing, building, and demonstrating an innovative ethanol-based ATJ technology in an ATJ Advanced Production Unit. Pursuant to the CINEA Grant Agreement, LanzaTech is responsible for plant design, construction and operations using ATJ technology. The CINEA Grant Agreement contemplates that FLITE will occur for a period of 48 months ending on November 30, 2024.
The maximum grant amount under the CINEA Grant Agreement is EUR 20,000,000. The grant is applied to 100% of non-profit eligible costs and 70% of for-profit eligible costs. The estimated eligible costs of implementing the FLITE program are approximately EUR 54,500,000.
Pursuant to the CINEA Grant Agreement, we own any intellectual property generated as a result of our participation in the program. If we do not protect, exploit and disseminate such intellectual property rights, to the extent reasonable and possible, CINEA may assume ownership thereof.
The parties must compensate CINEA for any damage it sustains as a result of the parties’ implementation of the FLITE program or because the FLITE program was not implemented in full compliance with the CINEA Grant Agreement.
The participation of a party may be terminated by the coordinator of the CINEA Grant Agreement, designated as SkyNRG, upon request of the concerned party or on behalf of the other parties, subject to certain notice requirements and based upon reasons that must be approved by CINEA. CINEA may independently terminate the CINEA Grant Agreement or the participation of one or more parties in certain enumerated situations, including a party’s change in financial or organization situation likely to affect the program, substantial errors or serious breach of obligations under the agreement, systemic errors or fraud in other similar agreements, and force majeure.
The agreement may be amended by request of any of the parties subject to the procedural guidelines therein. The agreement may be terminated by the parties with cause, or without cause subject to a potential reduction of the grant amount.

Agreements with Sekisui Chemical Co., Ltd.
Memorandum of Understanding with Sekisui
On June 20, 2018 we entered into a Memorandum of Understanding with Sekisui with respect to the business of producing ethanol converted by microbes from syngas generated from municipal solid waste, industrial solid waste, and other waste materials (the “Sekisui MOU”).
Under the Sekisui MOU, we and Sekisui agreed to notify each other of any new projects or opportunities anywhere in the world relating to waste-to-ethanol production, to the extent legally permissible, and to inform relevant third parties of the other party’s intent to participate in such new projects. If Sekisui notifies us of a business project in Japan, we agreed not to grant or license our technology or provide media, microbes, or technical support to the project without Sekisui’s consent. Sekisui will manage developing and establishing appropriate structures related to the waste to ethanol production, collection of license fees, providing main and non-specialized technical support of operations, and media and microbe distribution following our manufacture thereof.
The Sekisui MOU expires on June 20, 2028, at which point we and Sekisui must engage in good faith discussions on whether to extend the term. We also must engage in good faith discussions to determine whether the Sekisui MOU should be terminated or amended if there is a substantial change for either party relating to the performance of or responsibility for waste to ethanol production, including changes in control or ownership of either party.
Sekisui Term Sheet
On February 21, 2020, we entered into a term sheet with Sekisui (the “Sekisui Term Sheet”) in connection with the development of a waste-to-ethanol commercial facility. The Sekisui Term Sheet addresses the provision of engineering services by LanzaTech to the future operator of the commercial facility, and the granting of a license by LanzaTech to Sekisui for certain information, technology and intellectual property necessary to design, operate, and maintain the fermentation processes, microbes, and ethanol by-products of the commercial facility. The Sekisui Term Sheet governs the terms of operation of the first commercial facility and any future facilities contemplated under the Sekisui Memorandum, including with respect to performance targets and guarantees and engineering fees.
Under the Sekisui Term Sheet, we are expected to provide, sell or distribute microbes and trace media for the operation of the commercial facility for a fixed fee, subject to mutually agreed price adjustments for future facilities. For any additional facility that is constructed in accordance with the terms of the Sekisui Memorandum, we would not provide trace media or microbes without Sekisui’s consent.
After a certain date, the fixed fee arrangement is expected to end and we expect to charge our standard price for the microbes and trace media. At that point, Sekisui may choose which type of microbes and trace media it would like to purchase from us, and we must carry stock of the same microbes sold to Sekisui for at least one year from the last delivery.
The entity operating the commercial facility is required to pay to us and Sekisui a license fee consisting of a percentage of gross sales of all products which utilize our licensed subject matter. Our portion of the licensing fee is a single-digit percentage of gross sales of all products which utilize our licensed subject matter. As of the date of this current report, we have not received any payments under the Sekisui Term Sheet. The provisions of the Sekisui Term Sheet relating to the license and supply of media and microbes continue in effect as long as the commercial facility is operating. Once in effect, we may terminate the license for uncured material breach, if the licensee becomes insolvent, or if there is a change of control or assignment without our consent.
Grant Agreement between LanzaTech UK Limited and UK Secretary of State for Transport
On December 12, 2022, LanzaTech UK Limited (“LanzaTech UK”), a wholly owned subsidiary of LanzaTech, was awarded a grant from the UK Authority in connection with Project DRAGON. The grant was awarded to fund LanzaTech UK’s front-end engineering design and associated project development activities for the UK Authority to achieve a final investment decision for a proposed facility in Port Talbot, South Wales, United Kingdom. The proposed facility would use LanzaTech’s process technology to convert a variety of waste sources into waste-based low-carbon ethanol. This ethanol would then be converted to SAF and diesel fuel using LanzaJet's ATJ technology.
Pursuant to the grant agreement between LanzaTech UK and the UK Authority (the “DRAGON Grant Agreement”), the UK Authority agreed to provide to LanzaTech UK up to £24,961,000 upon the achievement of certain milestones related to Project DRAGON. In return, LanzaTech UK agreed to provide regular progress reports, audit reports, and documentation of its expenses to the UK Authority. In the event that LanzaTech UK defaults on its obligations under the DRAGON Grant Agreement, the UK Authority may suspend payments under the agreement, reduce the amount of the grant, require LanzaTech UK to repay amounts paid under the grant with interest, or terminate the agreement. All intellectual property rights owned by each of the parties prior to the date of the DRAGON Grant Agreement or developed by either party during the period of the grant will remain the property of such party. However, any intellectual property rights developed in the course of the activities funded by the grant and included in LanzaTech’s periodic progress reports to the UK Authority will belong to the UK Authority.
Either party may terminate the DRAGON Grant Agreement for convenience upon 28 days’ written notice. Upon termination of the DRAGON Grant Agreement, LanzaTech UK must return any unspent funds issued under the grant and promptly prepare a plan to terminate funded activities. If the UK Authority terminates the agreement for convenience, it will be obligated to pay to LanzaTech UK a reasonable amount in respect of any activities completed in furtherance of Project DRAGON at the time of termination, but will not be liable for any expenses related to any transfer or termination of any of LanzaTech UK’s employees engaged in activities related to Project DRAGON. The period for which the grant is awarded expires on March 31, 2025.
LanzaTech UK has agreed to indemnify and hold harmless the UK Authority and its representatives with respect to all actions, claims, charges, demands, losses and/or proceedings arising from or incurred by reason of the actions or omissions of LanzaTech UK in connection with Project DRAGON. To the extent permitted under applicable law, the UK Authority’s liability to LanzaTech UK under the DRAGON Grant Agreement will be limited to its obligation to make payment of grant funds when due and payable.
Agreements with Brookfield
Brookfield Framework Agreement
On October 2, 2022 we entered into a framework agreement with BGTF LT Aggregator LP, an affiliate of Brookfield Asset Management Inc. (“Brookfield” and such agreement, the “Brookfield Framework Agreement”). Under the Brookfield Framework Agreement, we agreed to exclusively offer Brookfield the opportunity to acquire or invest in certain projects to construct commercial production facilities employing CCT technology in the U.S., the European Union, the United Kingdom, Canada or Mexico for which we are solely or jointly responsible for obtaining or providing equity financing, subject to certain exceptions. We agreed to present Brookfield with projects that over the term of the agreement require equity funding of at least $500,000,000 in the aggregate. With respect to projects acquired by Brookfield, we are entitled to a percentage of free cash flow generated by such projects determined in accordance with a hurdle-based return waterfall. Brookfield has no obligation under the Brookfield Framework Agreement to invest in any of the projects. Additionally, we agreed to recommend Brookfield to customers that, in our reasonable judgment, are likely to need third-party funding to develop, construct and own projects subject to the Brookfield Framework Agreement.
Brookfield’s exclusivity will terminate upon the earliest of (a) the aggregate equity funding by Brookfield in projects acquired by Brookfield of at least $500,000,000, along with Brookfield’s written notice that it will no longer maintain access to at least $500,000,000 to fund new projects, (b) Brookfield’s rejection of a specified number of projects that otherwise meet certain criteria over a specified time period, and (c) October 2, 2027, which is the date the Brookfield Framework Agreement is set to terminate.
Brookfield SAFE
On October 2, 2022, concurrently with entry into the Brookfield Framework Agreement, we entered into a Simple Agreement for Future Equity with Brookfield (the “Brookfield SAFE”). Under the Brookfield SAFE, we agreed to issue to Brookfield the right to certain shares of Legacy LanzaTech’s capital stock, in exchange for the payment of

$50,000,000 (the “Initial Purchase Amount”). Following the completion of the Business Combination, Brookfield may, at any time at its option, convert all or a portion of the Initial Purchase Amount less any amount that has already been converted or repaid (the “Purchase Amount”) into shares of the common stock. The number of shares into which the Purchase Amount and the Non-Repayable Amount (as defined below) are convertible is determined by dividing such amount by the price per share paid by the PIPE Investors ($10.00).
On the fifth anniversary of the Brookfield SAFE, we will repay in cash any remaining unconverted portion of the Initial Purchase Amount (the “Remaining Amount”), plus interest in the high single digits, compounded annually. For each $50,000,000 of aggregate equity funding required for qualifying projects acquired by Brookfield in accordance with the Brookfield Framework Agreement, the Remaining Amount would be reduced by $5,000,000 (such reduction, the “Non-Repayable Amount”). Equity funding for any one or more projects in excess of $50,000,000 in the aggregate will be counted towards the next $50,000,000 of equity funding required for qualifying projects.
We may be required to repay the Brookfield SAFE prior to the fifth anniversary if upon a conversion event, if we take certain actions that would cause us to be unable to satisfy our obligations under the Brookfield SAFE, including failure to provide for certain rights to Brookfield in an Equity Financing or taking any action that would reasonably be expected to cause the fair market value of LanzaTech to fall below $200,000,000. LanzaTech, Inc. provided a guarantee for LanzaTech to repay its obligations under the Brookfield SAFE, including any expenses incurred by Brookfield in enforcing or exercising its rights under such guarantee.
In the case of a liquidation or dissolution of LanzaTech, Brookfield would be entitled to receive a portion of the proceeds equal to the Purchase Amount plus interest in the high single digits, compounded annually, and such right would be on par with unsecured indebtedness of LanzaTech, and rank senior to any outstanding common stock, preferred stock and other SAFEs.
The Brookfield SAFE will automatically terminate following the earliest occurrence of (A) the Initial Purchase Amount having been fully repaid and/or converted and (B) the payment of amounts due to Brookfield in the event of a liquidation or dissolution of LanzaTech.
Brookfield Cooperation Letter Agreement
On October 2, 2022, in connection with our entry into the Brookfield Framework Agreement, we entered into a letter agreement with Suncor and Brookfield (the “Brookfield Cooperation Letter Agreement”). Under the Brookfield Cooperation Letter Agreement, we agreed to simultaneously notify Suncor upon the submission of any notice to Brookfield that a project is construction-ready under the Brookfield Framework Agreement for any equity investment opportunity in Canada or Colorado. For any of such investment opportunities Brookfield pursues, Brookfield has agreed under the Brookfield Cooperation Letter Agreement to grant Suncor the right to invest up to a certain percentage that lies between 15 – 25% of the required equity capital on economic terms at least as favorable as those granted to Brookfield and any other third-party investors.
Under the Brookfield Cooperation Letter Agreement, Suncor agreed to notify Brookfield of any projects using our technology that Suncor establishes which require equity capital from a third-party. Suncor has also agreed to consider any investment proposal presented to it by Brookfield pursuant to such notification prior to the execution of agreements with other third parties.
Letter Agreement with IndianOil
On December 4, 2017, we entered into a letter of agreement (the “IndianOil Letter Agreement”) with IndianOil. The IndianOil Letter Agreement sets forth a framework for the development of a plant utilizing our technology to produce ethanol from waste gas at IndianOil’s Panipat refinery in Haryana, India, as well as terms for future agreements for the development of additional plants by IndianOil or other third parties. In connection with the IndianOil Letter Agreement, we licensed to IndianOil certain technology used to produce ethanol from waste gas in exchange for royalties in the range of $13 to $14 per metric ton of ethanol, net of any applicable tax, by the first plant. For each additional plant developed by IndianOil, IndianOil has agreed to a royalty between $28 and $31 per metric ton of ethanol for a period of five years or alternatively, a lump sum license fee of $8 million for an ethanol unit with a capacity of 40,000 metric tons per year, or on a proportionate basis predicated on the actual size of the future unit. As of the date of this current report, we have not received any royalty or lump sum license fees under the IndianOil Letter Agreement. IndianOil agreed to purchase design and engineering services, proprietary microbes and trace media mix from us to facilitate the construction and operation of the first IndianOil plant. Additionally, we agreed to provide IndianOil with terms for commercial deployment of our waste gas to ethanol process that are at least as favorable as those that we may grant to third parties (other than parties in which we have ownership or co-development projects we may undertake with third parties) in addition to an exclusivity period during which we have agreed to engage IndianOil as our engineering partner for commercial plants developed by third parties using the oil refinery technology we licensed to IndianOil. The IndianOil Letter Agreement terminates on December 4, 2027, unless earlier terminated by mutual agreement.
Suncor License Agreement
On October 6, 2020, we entered into a Master Licensing Agreement with Suncor, which was amended and supplemented on October 2, 2022 by the Brookfield Cooperation Letter Agreement (as amended, the “Suncor License Agreement”). Pursuant to the Suncor License Agreement we granted Suncor a worldwide, non-exclusive, license to certain of our intellectual property related to our gas fermentation technology, which is sub-licensable only to joint ventures affiliated with Suncor and transferable only with our consent.
This license is conditional on Suncor’s fulfillment of certain obligations including the provision of financing, engineering, and other project support services reasonably required for us to accomplish certain developmental and funding targets. Suncor paid us an initial license fee of $5 million Canadian and has agreed to pay us a royalty of up to 10% of net revenue from excess ethanol produced at the first four commercial facilities developed under our joint development plans with Suncor above a certain daily quota and on all ethanol produced at additional facilities developed under our joint development plans with Suncor. Alternatively, Suncor may pay a one-time royalty fee for any licensed facility, which would be calculated based on the potential capacity of such facility. As of the date of this current report, we have not received any royalty payments under the Suncor License Agreement.
Pursuant to the Suncor License Agreement, we granted most favored customer pricing to Suncor with regard to our engineering services, supply of equipment and microbes, and royalties from commercial facilities. Additionally, we granted Suncor a right of first refusal with regard to any investment in or off-take from any future commercial gas fermentation plants in Canada and Colorado, other than investment opportunities offered to Brookfield or its affiliates under the Brookfield Framework Agreement which would be subject to the provisions of the Brookfield Framework Agreement described above.
The Suncor License Agreement may be terminated by agreement of both parties if either party becomes insolvent, commits a material breach and fails to remedy such breach within a certain timeframe or if no commercial facilities have been completed under our joint development plans by 2031. We may terminate the agreement if Suncor fails to make required payments under the Suncor License Agreement. Suncor may terminate the agreement for convenience upon 90 days’ notice.
Government Regulation
Environmental Regulation
Our business and the businesses of the customers who license our technology are subject to various international, national, and regional laws and regulations relating to the production of renewable fuels, the protection of the environment and in support of the ethanol industry at large. These laws, their underlying regulatory requirements, and their enforcement, some of which are described below, impact our existing and potential business operations by imposing restrictions on our, our customers’ and our partners’:
•existing and proposed business operations or the need to install enhanced or additional pollution controls;
•need to obtain and comply with permits and authorizations;
•liability for exceeding applicable permit limits or legal requirements; and

•specifications related to the ethanol we market and produce.
GHG emissions are subject to environmental laws and regulations in the various jurisdictions in which we and our customers have operations. In the normal course of business, we and our customers and partners may be involved in legal proceedings under the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, and similar environmental laws across the globe relating to the designation of certain sites for investigation or remediation with respect to environmental risks.
Some of our and our customers’ operations are within jurisdictions that have or are developing regulatory regimes governing emissions of GHGs, including CO2. These include existing coverage under the European Union Emission Trading System, the California cap and trade scheme, India’s Performance, Achieve and Trade scheme, South Africa’s Trade Exposure and Greenhouse Gas Benchmark Regulations, the Tokyo Cap-and-Trade Program, China’s Emission Trading Scheme and any potential expansions of these policies or related policies. In addition, the EPA requires mandatory reporting of GHG emissions and is regulating GHG emissions for new construction and major modifications to existing facilities.
Increased public concern surrounding the emission of GHGs may result in more international, national, or regional requirements to reduce or mitigate the effects of GHG emissions. While carbon reduction legislation will support the business case for implementing carbon capture technology, we cannot predict the manner or extent to which such legislation may affect our customers and partners and ultimately help or harm our business.
Our business could be affected in the future by additional international, national, and regional regulation, pricing of GHG emissions or other climate change legislation, regulation, or agreements. It is difficult at this time to estimate the likelihood of passage, or predict the potential impact, of any additional legislation, regulations or agreements. Potential consequences of new obligations could include increased technology, transportation, material, and administrative costs and may require us to make additional investments in our operations. As we continue distributing our technology to our target markets, international, national, or regional government entities may seek to impose regulations or competitors may seek to influence regulations through lobbying efforts.
Fuel Ethanol Regulation
There are various governmental programs and policies across the world that affect the supply and demand for ethanol and to which a significant percentage of our customers and partners are sensitive. For instance, in the United States, the federal government mandates the use of a certain amount of renewable fuels under the Renewable Fuel Standard II, or RFS II, and the Environmental Protection Agency has the authority to take measures with respect to RFS II that can have the effect of increasing or decreasing the overall volume of ethanol in the U.S. Currently, LanzaTech-derived ethanol from industrial emissions does not qualify as a Renewable Identification Number generating fuel under the US RFS II program. Furthermore, the recent United States-Mexico-Canada Agreement maintains the duty-free access of U.S. agricultural commodities, including ethanol, into Canada and Mexico and may have the effect of increasing the trading volume of ethanol throughout North America more broadly. Comparable international, U.S. federal and state regulatory and trading policies will affect the supply of ethanol for potential customers and partners within our target markets.
Chemical Regulation
There are important regulatory issues related to approval of chemicals from new pathways and approvals for import and use of genetically modified microorganisms (“GMM”). While specific requirements differ by jurisdiction, there are common elements across countries and regions such as chemical safety in production and end-use; required testing and data; process characterization; and following proper notification procedures. While chemically identical to existing and regulated chemicals, governments often require similar approval processes for new production routes such as those prescribed by the US Toxic Substances Control Act and the EU Registration, Evaluation, Authorisation and Restriction of Chemicals program. Further, the import and use of GMM such as biocatalysts in chemical production is governed by many of these same, as well as additional, laws and regulations. So far, we have received approximately 20 approvals or exemptions for use of our biocatalysts in the USA, China, India, Canada, Austria, Belgium, and Japan. As each jurisdiction has their own unique requirements for approval, our overall strategy for approval has included the use of external experts and consultants to accelerate our approval processes.

Chemicals from new pathways is still an emerging area in legislation, where regulations are evolving to align with global best practices.
Our People & Culture
LanzaTech is a woman-led company. The core of who we are is based on a strong foundation of values. All team members are trained on how these fit into our day-to-day operations with our teammates and customers.
As of February 28, 2023, we had over 390 full-time equivalent employees working for LanzaTech in the United States, China, India, the United Kingdom, the European Union and New Zealand. None of our employees has engaged in any labor strikes. We have no collective bargaining agreements with our employees. We consider our relationship with our employees to be positive and have not experienced any major labor disputes.
Facilities
LanzaTech’s global headquarters and R&D center are co-located at the Illinois Science + Technology Park research campus in Skokie, Illinois. The facility houses LanzaTech’s state-of-the-art laboratories dedicated to synthetic biology, product synthesis, and analytics. In addition to its R&D center, the LanzaTech Freedom Pines Biorefinery located in Soperton, Georgia is used for scaling up and production. The site includes multiple >100 L gas fermentation systems emulating commercial designs and supporting laboratory facilities and is also the site of LanzaTech’s scale up of the ATJ process.
Risk Factors
An investment in our equity securities involves a high degree of risk. Before you make a decision to buy our equity securities you should carefully consider the risks and uncertainties described below, together with all of the other information contained in this Current Report. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our equity securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.
Risks Related to Our Business and Industry
Our business, results of operations and financial condition have been, and could continue to be, adversely affected by the COVID-19 pandemic.
The ongoing COVID-19 pandemic has impacted our business and we expect it to continue to do so. Governments and businesses have taken, and may continue to take, unprecedented measures in response to the COVID-19 pandemic. Such measures have included restrictions on travel and business operations, temporary closures of businesses, and quarantines and shelter-in-place orders. The COVID-19 pandemic has caused significant volatility and disruption in global financial markets.
The COVID-19 pandemic and the measures taken by many countries in response have had an adverse impact on, and could continue to adversely impact, our business, results of operations and financial condition. These actions include:
•disruption in demand for the products produced using our process technologies, which has resulted and may continue to result in a decline in the prices we and our industry partners have been able to charge for the sale of such products;
•effects on our industry partners’ and potential industry partners’ ability or willingness to invest in new technologies or to work with us;
•a slow-down in the construction of manufacturing facilities for our technology platform;
•delays in the delivery of the products produced using our process technologies;

•a reduction in government grants and related funding for research and development;
•limitations on our ability to operate our business as a result of federal, state or local regulations imposed as a result of COVID-19; and
•limitations on our industry partners’ ability to conduct partnering activities in a timely manner.
We believe the aforementioned factors impact our revenues directly in instances where we participate in projects with industry partners under our co-development model, and indirectly in instances where we are party to licensing agreements with industry partners and collect lower royalty fees.
The full extent of the impact of the COVID-19 pandemic on our operational and current and future financial performance is currently uncertain and will depend on many factors outside our control, including, without limitation, the timing, extent, trajectory and duration of the pandemic, the availability of effective treatments and vaccines, the emergence, severity and spread of potential variants of the virus that causes COVID-19, the imposition of and compliance with protective public safety measures, and the impact of the pandemic on the global economy and on the demand for the products produced using our process technologies and our ability to maintain current and foster new relationships with our industry partners. We are continuing to monitor the situation and take appropriate actions in accordance with the recommendations and requirements of relevant authorities.
We have incurred losses and anticipate continuing to incur losses.
We have not achieved operating profitability in any quarter since our formation. Our net losses after tax were approximately $76.4 million for the twelve months ended December 31, 2022, and $46.7 million for the twelve months ended December 31, 2021. As of December 31, 2022, we had an accumulated deficit of $379.9 million. We anticipate that we will continue to incur losses until we can sufficiently commercialize our process technologies. We cannot guarantee when we will operate profitably, if ever. The profitability of products produced using our process technologies depends largely on manufacturing costs and the market prices of the products produced using our process technologies. In the case of the partners with which we have entered licensing agreements, the prices they are able to charge impact the royalty fees we derive from their revenues. We must sustain the relationships we have developed with our current partners and successfully establish relationships with new partners to which we can license our proprietary technologies or with whom we can co-develop plants, and we must continue to find ways to further enhance our technology platform and product portfolio. If we are unable to successfully take these steps, we may never operate profitably, and, even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future.
The success of our plant operations is significantly dependent upon the strong execution and operation of each project by the respective industry partner as we rely, and expect to continue to rely, heavily on industry partners to effect our growth strategy and to execute our business plan. Our failure to successfully maintain and manage these relationships and enter into new relationships could delay our anticipated timelines, prevent the successful development and commercialization of products produced using our process technologies, negatively impact our financial results and prevent us from achieving or sustaining profitability.
Our ability to successfully maintain and manage partnering arrangements and enter into new partnering arrangements are critical factors to the success of our business and growth. We rely, and expect to continue to rely, heavily on such arrangements. We have limited or no control over the amount or timing of resources that any third party commits to negotiating a partnering arrangement with us or, if negotiated and entered into, the timing or amount of resources that a third party will commit to our projects. Any third party with which we are in negotiations may experience a change of policy or priorities and may discontinue negotiations with us. Any of our industry partners may fail to perform their obligations as expected. These industry partners may breach or terminate their agreements with us or otherwise fail to conduct their partnering activities successfully and in a timely manner. Further, our industry partners may not develop commercially viable products in connection with our partnering arrangements or devote sufficient resources to the development, manufacture, marketing and sale of products produced using our process technologies. Moreover, disagreements with an industry partner could develop, and any such conflict could reduce our ability to enter into future partnering agreements and negatively impact our relationships with one or more existing industry partners. Any of these events could delay our anticipated timelines, prevent the successful development and commercialization of products produced using our process technologies, negatively impact our financial results, and prevent us from ever achieving or sustaining profitability. These negative consequences could be augmented in the event that we are forced to seek replacement partners.
Our current and future partnering opportunities could be harmed if:
•we do not achieve our objectives under our arrangements in a timely manner, or at all;
•we disagree with our industry partners as to rights to intellectual property we jointly develop or that they must license from us, or as to their research programs or commercialization activities;
•we are unable to successfully manage multiple partnering arrangements occurring at the same time;
•applicable laws, regulations or state actors, domestic or foreign, impede our ability to enter into strategic arrangements;
•we develop processes or enter into additional partnering arrangements that conflict with the business objectives of our other arrangements;
•our industry partners become competitors of ours or enter into agreements with our competitors; or
•consolidation in our target markets limits the number of potential industry partners.
Additionally, because we have entered into exclusive arrangements with industry partners, other potential partners in our industry may choose to compete against us, rather than partner with us. This may limit our partnering opportunities and harm our business and prospects. Our business also could be negatively impacted if any of our industry partners undergoes a change of control or assigns the rights or obligations under any of our agreements. If any of our industry partners were to assign these agreements to our competitors or to a third party who is not willing to work with us on the same terms or commit the same resources as the current industry partner, our business and prospects could be adversely affected.
Even if we are successful in entering into strategic partnering arrangements, there are a number of different arrangements that we can pursue, and there are no assurances that we will select and negotiate the best arrangements for us and our stockholders.
We seek to commercialize our process technologies by pursuing licensing arrangements in some markets and seek arrangements to co-develop projects in others. Our business strategy is based on a wide variety of factors, including the size and competitive environment in each market, and our perceived ability to best monetize our proprietary technology. The types of arrangements we enter into with our industry partners will be significant in determining the amount of risk and control that we maintain with respect to the development and commercialization of products produced using our process technologies. The contractual arrangements with our industry partners will also determine the amount of capital we need to contribute to a particular project, as well as the revenue we may receive and the margins associated with any sale of products produced using our process technologies. We will need to analyze these issues properly and negotiate corresponding arrangements with our industry partners to efficiently balance the amount of risk we take, the level of control we maintain and the amount of revenues and margins we obtain with respect to the products produced using our process technologies. There are no assurances that we will select and negotiate the best arrangements for us and our stockholders. Failure to choose optimal arrangements could result in delays or failures in the commercial development of certain products produced using our process technologies, sub-optimal economic returns and capital commitments that negatively impact our business, and our ability to successfully pursue multiple opportunities in parallel.

We have entered into and anticipate entering into non-binding letters of intent, side letters, memoranda of understanding, term sheets and other arrangements with potential industry partners and cannot assure you that such arrangements will lead to definitive agreements. If we are unable to complete these arrangements in a timely manner and on terms favorable to us, our business will be adversely affected.
We have engaged in negotiations with a number of companies and have agreed to preliminary terms regarding the development and commercialization of certain products produced using our process technologies. We may be unable to negotiate final terms in a timely manner, or at all, and there is no guarantee that the terms of any final, definitive, binding agreement will be the same or similar to those currently contemplated in a preliminary agreement. Final terms may be less favorable to us than those set forth in the preliminary agreements. Delays in negotiating final, definitive, binding agreements could slow the development and commercialization of products produced using our process technologies. Failure to agree to final terms for the development and commercialization of such products could prevent us from growing our business, result in wasted resources and cause us to consume capital significantly faster than we currently anticipate.
We continue to face significant risks associated with our international expansion strategy.
We are continuing to seek new opportunities to produce and commercialize products using our process technologies outside the United States through entering into licensing and co-development arrangements with new and existing industry partners. Our international business operations are subject to a variety of risks, including:
•challenges associated with operating in diverse cultural and legal environments, including legal restrictions that impact our ability to enter into strategic partnering arrangements;
•the need to comply with a variety of U.S. laws applicable to the conduct of overseas operations, including export control laws and the Foreign Corrupt Practices Act and local law requirements;
•our ability, or reduced ability, to protect our intellectual property in certain countries;
•potential for longer sales cycles in certain countries;
•changes in or interpretations of foreign rules and regulations that may adversely affect our or our industry partners’ ability to produce or sell products manufactured using our process technologies or repatriate profits to the United States;
•economic, political or social instability in foreign countries;
•changes in demand for products produced using our process technologies in international markets;
•the imposition of tariffs and other foreign taxes;
•the imposition of limitations on, or increase of, withholding and other taxes on remittances and other payments by foreign subsidiaries or joint ventures;
•limitations on the production or movement of genetically engineered products or processes and the production or sale of products or processes manufactured using genetically engineered products, into, out of and within foreign countries; and
•the availability of government subsidies or other incentives that benefit competitors in their local markets that are not available to us.
Our inability to overcome these obstacles could harm our business, financial condition and operating results. Even if we are successful in managing these obstacles, our industry partners internationally are subject to these same risks and may not be able to manage these obstacles effectively.

Construction of our or our partners’ plants may not be completed in the expected timeframe or in a cost-effective manner. Any delays in the construction of plants could severely impact our business, financial condition, results of operations and prospects.
Our projected financial performance and results of operations depend on our ability and our partners’ abilities to construct several commercial scale plants. With respect to these future plants, we and our partners also do not have agreements with engineering, procurement or construction firms. Consequently, we cannot predict on what terms such firms may agree to design and construct future plants.
If we and our partners are unable to construct these plants within the planned timeframes, in a cost-effective manner or at all due to a variety of factors, including, but not limited to, a failure to acquire or lease land on which to build plants, a stoppage of construction as a result of the COVID-19 pandemic, the imposition or heightening of sanctions or other economic or military measures in relation to the current Russia-Ukraine conflict, unexpected construction problems, permitting and other regulatory issues, severe weather, labor disputes, and issues with subcontractors or vendors, including payment disputes, our business, financial condition, results of operations and prospects could be severely impacted.
The construction and commission of any new project is dependent on a number of contingencies some of which are beyond our and our partners’ control. There is a risk that significant unanticipated costs or delays could arise due to, among other things, errors or omissions, unanticipated or concealed project site conditions, including subsurface conditions and changes to such conditions, unforeseen technical issues or increases in plant and equipment costs, insufficiency of water supply and other utility infrastructure, or inadequate contractual arrangements. Should these or other significant unanticipated costs arise, this could have a material adverse impact on our business, financial condition, results of operations and prospects. No assurance can be given that construction will be completed on time or at all, or as to whether we and our partners will have sufficient funds available to complete construction.
Failure to continuously reduce operating and capital costs for our and our partners’ facilities that deploy our process technologies may impact adoption of our process technologies and could severely impact our business, financial condition, results of operations and prospects.
As of the date of this current report, 12 commercial facilities are either in engineering or under construction utilizing our technology. We anticipate the deployment of numerous commercial facilities to accelerate the commercialization of our process. If we are unable to adequately reduce and control the operating and capital costs of our and our partners’ facilities that deploy our process technologies, we will be unable to realize manufacturing volume and cost targets. We and our partners may have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current business model. This could reduce the market adoption of our process technologies and products, damage our reputation with current or prospective industry partners and investors, and harm our business, financial condition, results of operations and prospects.
Maintenance, expansion and refurbishment of our and our partners’ facilities, the construction of new facilities and the development and implementation of our new process technologies or new aspects of our existing process technologies involve significant risks.
Our facilities and our partners’ facilities may require regular or periodic maintenance, upgrading, expansion, refurbishment or improvement. Any unexpected operational or mechanical failure, including failure associated with breakdowns and forced outages, could reduce the facilities’ production capacity below expected levels, which would reduce our and our partners’ production capabilities and ultimately our revenues. Unanticipated capital expenditures associated with maintaining, upgrading, expanding, repairing, refurbishing, or improving facilities may also reduce our profitability. Our facilities and our partners’ facilities may also be subject to unanticipated damage as a result of natural disasters, terrorist attacks or other events.
If we or our partners make any major modifications to facilities, such modifications likely would result in substantial additional capital expenditures and could prolong the time necessary to bring the facility online. We or our partners may also choose to refurbish or upgrade facilities based on our assessment that such activity will provide adequate financial returns. However, such activities require time for development and capital expenditures before commencement of commercial operations, and key assumptions underpinning a decision to make such an investment may prove incorrect, including assumptions regarding construction costs and timing, which could harm our business, financial condition, results of operations and cash flows.
The construction of new manufacturing facilities entails a number of risks and assumptions, including the ability to begin production within the cost and timeframe estimated and to attract a sufficient number of skilled workers to meet the needs of the new facility. Additionally, our and our partners’ assessment of the projected benefits associated with the construction of new manufacturing facilities is subject to a number of estimates and assumptions, which in turn are subject to significant economic, competitive and other uncertainties that are beyond our control. If we or our partners experience delays or increased costs, our estimates and assumptions are incorrect, or other unforeseen events occur, our business, ability to supply our industry partners, financial condition, results of operations and cash flows could be adversely impacted.
Finally, we may not be successful or efficient in developing or implementing new processes technologies or new aspects of our existing process technologies. Innovation in production processes involves significant expense and carries inherent risks, including difficulties in designing and developing new process technologies, development and production timing delays, lower than anticipated manufacturing yields, and product defects. Disruptions in the production process can also result from errors, defects in materials, delays in obtaining or revising operating permits and licenses, returns of product from our industry partners, interruption in our supply of materials or resources, and disruptions at our or our partners’ facilities due to accidents, maintenance issues, or unsafe working conditions, all of which could affect the timing of production ramps and yields. Production issues can lead to increased costs and may affect our and our partners’ ability to meet product demand, which could adversely impact our business and results from operations.
Our commercial success may be influenced by the price of fossil feedstocks relative to the price of our waste-based feedstocks.
Our commercial success may be influenced by the cost of our and our partners’ products produced using our process technologies relative to fossil feedstock-based products. The cost of fossil feedstock-based products is in part based on the price of fossil feedstocks, which are subject to historically fluctuating prices. If the price of waste-based feedstocks increases and/or the price of fossil feedstocks decreases, products produced using our process technologies may be less competitive relative to fossil feedstock-based products. A material decrease in the cost of conventional fossil feedstock-based products may require a reduction in the prices of products produced using our process technologies for them to remain attractive in the marketplace and may negatively impact our revenues.
Fluctuations in the prices of waste-based feedstocks used to manufacture the products produced using our process technologies may affect our or our industry partners’ cost structure, gross margin and ability to compete.
The cost to produce the products we commercialize with our industry partners is highly dependent on the cost and usage of various waste-based feedstocks. The prices of many of these feedstocks are cyclical and volatile. An increase in the price of the waste-based feedstocks used to manufacture the products produced using our process technologies would likely change our or our industry partners’ cost structure and impact our gross margin. At certain levels, waste-based feedstock prices may make the products produced using our process technologies uneconomical to manufacture.
Although there may be indices that show the pricing of the feedstock used for production that closely track to products produced using our process technologies, there are no assurances that these indices will be valid or, if valid, that current prices will not later change. In addition, we may underestimate the volume of feedstock required to operate at commercial scale. For example, although the feedstock usage quantities are based on predictable chemical reactions, the actual consumption required to produce SAF on a commercial scale may be greater, affecting production cost and impacting production volumes. We cannot control the cost of these feedstocks, and we could underestimate feedstock pricing and volume requirements. These uncertainties could affect our costs, or the costs of our industry partners, and our gross margin. Although we believe that our process technologies can operate on multiple feedstocks in the event that prices of specific feedstocks fluctuate, we have not tested this on a commercial scale and cannot guarantee that feedstocks are interchangeable without requiring significant alterations to our process technologies.

Declines in the prices of feedstocks our competitors use to produce their products could allow them to reduce the prices of their products, which could cause us or our industry partners to reduce the prices of the products produced using our process technologies. This could make it uneconomical for our partners to produce products using our process technologies.
The cost to produce the products our competitors and our industry partners’ competitors are commercializing and attempting to commercialize is highly dependent on the cost and usage of various feedstocks. The cost to produce ethanol by our competitors is highly dependent on the prices of corn, sorghum, barley, sugar cane and sugar beets. The prices of many of these feedstocks are cyclical and volatile. Declines in the prices of the feedstocks our competitors use to produce their products could allow our competitors to reduce the prices of their products. This in turn could cause our industry partners to have to reduce the prices of any competing products that are commercialized using our process technologies, or make it uneconomical for our partners to produce products using our process technologies, which would reduce the revenues we generate in connection with our partners’ sale of such products. Even the perception of future declines in the feedstocks our competitors utilize may adversely affect the prices our industry partners can obtain from our industry partners or prevent potential industry partners from entering into agreements to buy products produced using our process technologies.
If the availability of the waste-based feedstocks used in our process technologies declines or competition for them increases, we or our business partners may experience delayed or reduced production or be required to raise the prices of the products produced using our process technologies, either of which could reduce the demand for the products produced using our process technologies and our revenue.
The production of products using our process technologies will require large volumes of waste-based feedstocks. We cannot predict the future availability of any waste-based feedstock necessary to produce products using our process technologies. The supply of waste-based feedstocks might be impacted by a wide range of factors, including increased competition, weather conditions, natural disasters, droughts, floods, changes in the waste-producing industries, the imposition or heightening of sanctions or other economic or military measures in relation to the current Russia-Ukraine conflict, or government policies and subsidies. Declines in the availability of the waste-based feedstocks used to produce products using our process technologies could cause delays or reductions in production, increases in the prices of products produced using our process technologies, and reductions in demand for products produced using our process technologies, resulting in reduced revenue for us.
We compete in an industry characterized by rapidly advancing technologies, intense competition and a complex intellectual property landscape, and our failure to successfully compete with other companies in our industry may have a material adverse effect on our business, financial condition and results of operations and market share.
While we do not believe we have any direct competitors, there can be no assurance that we will not have direct competition in the future, that such competitors will not substantially increase the resources devoted to the development and marketing of their products and services that compete with us, or that new or existing competitors will not enter the market in which we are active.
We face substantial indirect competition from many different sources, including companies that enjoy competitive advantages over us, such as greater financial, research and development, manufacturing, personnel and marketing resources, greater brand recognition, stronger historical relationships with their customers and more experience and expertise in intellectual property rights and operating within certain international locations.
These competitors may introduce competing products without our prior knowledge and without our ability to take preemptive measures in anticipation of their commercial launch. Competition may increase further as a result of greater availability of capital for investment and increased interest in our industry as more companies seek to facilitate the development of a circular carbon economy. Our competitors may succeed in developing, acquiring or licensing on an exclusive or non-exclusive basis technologies that are more effective or less costly than those we have developed. Our failure to successfully compete may have a material adverse effect on our business, financial condition and results of operations and diminish our market share.

Technological innovation by others could render our technology and the products produced using our process technologies obsolete or uneconomical.
The fuel and chemical industries are characterized by rapid and significant technological change. Our success will depend on our ability to maintain a competitive position with respect to technological advances. Our technology and the products derived from our technology may be rendered obsolete or uneconomical by technological advances by others, more efficient and cost-effective products, or entirely different approaches developed by one or more of our competitors or other third parties. Though we plan to continue to expend significant resources to enhance our technology platform and processes, there are no assurances we will be able to keep pace with technological change.
Our financial results could vary significantly from quarter to quarter and are difficult to predict.
Our financial results could vary significantly from quarter to quarter because of a variety of factors, many of which are outside of our control and are difficult to predict. As a result, comparing our results of operations on a period-to-period basis may not be meaningful. In addition to the risk factors stated herein, other factors that could cause our quarterly results of operations to fluctuate include:
•achievement of, or failure to achieve, technology or product development milestones needed to allow us to enter identified markets on a timely and cost-effective basis;
•delays or greater than anticipated expenses associated with the scale-up and the commercialization of process technologies to produce new products;
•changes in the amount that we invest to develop, acquire or license new technologies and processes;
•our ability to successfully enter into partnering arrangements, and the terms of those relationships (including levels of related capital contributions);
•fluctuations in the prices or availability of the feedstocks required to produce products using our process technologies or those of our competitors;
•changes in the size and complexity of our organization, including our expanded operations as a public company;
•changes in general economic, industry and market conditions, both domestically and in our foreign markets;
•business interruptions, including disruptions in the production process at any facility where products produced using our process technologies are manufactured;
•departure of executives or other key management employees;
•changes in the needs for the products produced using our process technologies;
•the development of new competitive technologies or products by others and competitive pricing pressures;
•the timing, size and mix of sales to our industry partners for products produced using our process technologies;
•seasonal production and the sale of products produced using our process technologies; and
•changes in governmental, accounting and tax rules and regulations, environmental, health and safety requirements, and other rules and regulations.
Due to these and other factors, our financial results for any quarterly or annual period may not meet our expectations or the expectations of our investors and may not be meaningful indications of our future performance.

Our financial projections may differ materially from actual results.
Our financial projections are based on our estimates and assumptions concerning various factors which are subject to significant risks and uncertainties, many of which are beyond our control, and therefore actual results may differ materially. These estimates and assumptions include, among others: estimates of the total addressable market for products produced using our process technologies; assumptions regarding industry partner demand and performance under existing agreements and industry partner agreements currently under negotiation; estimates of the rate at which project starts can be achieved; assumptions regarding our ability to identify and convert new customers; estimates of our ability to retain and add capacity with existing customers; assumptions regarding our ability to negotiate and structure product offtake; estimates of the rate and timelines at which certain project development milestones can be achieved; assumptions regarding our ability to scale production to meet current and future demand; and assumptions regarding research, product development, product timelines, operational execution and demand. These estimates and assumptions are subject to various factors beyond our control, including, for example, changes in industry partner demand, changes in the supply of feedstock, increased construction costs for our plants, changes in the regulatory environment, the impact of global health crises (including the COVID-19 pandemic), the imposition or heightening of sanctions or other economic or military measures in relation to the current Russia-Ukraine conflict, and changes in our executive team. Notably, our financial projections reflect assumptions regarding contracts that are currently under negotiation with, as well as indications of interest from, potential industry partners who may withdraw at any time. Accordingly, our future financial condition and results of operations may differ materially from our projections and expectations. Our failure to achieve our projected results could harm the trading price of our securities and our financial position.
We may require substantial additional financing to fund our operations and complete the development and commercialization of the process technologies that produce each of our products or new aspects of our existing process technologies that produce each of our products, and we may not be able to do so on favorable terms.
Our operations have consumed substantial amounts of cash since inception, and we expect to substantially increase our spending, in particular, as we:
•enter into and engage in strategic partnering arrangements to produce products cost-effectively at acceptable quality levels and price points, including making capital contributions for the construction of certain plants;
•invest in developments with respect to our existing process technologies in order to increase their effectiveness or reduce related capital expenditures;
•expand our research and development efforts;
•grow our business organization;
•pursue select co-development opportunities;
•seek to identify additional market opportunities for the products produced using our process technologies; and
•pursue partnering arrangements.
We believe our existing cash and cash equivalents will be sufficient to fund our operations for at least 12 months from the date of this current report. However, changing circumstances may cause us to consume capital significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control. Moreover, we and our industry partners may experience delays in the production of commercial quantities of products, in a manner that is cost-effective and at suitable quality levels, which would postpone our ability to generate revenue associated with the sale of such products. Securing additional financing could require a substantial amount of time and attention from our management and may divert a disproportionate amount of its attention away from our business activities, which may adversely affect our ability to conduct our day-to-day operations. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to raise additional capital when required or on acceptable terms, we may be required to:
•delay or suspend some or all of our commercialization efforts;
•decrease or abandon some or all of our research and development efforts;
•decrease the financial resources dedicated to our partnering efforts, which may substantially postpone the development, manufacture, marketing or sale of existing and future products produced using our process technologies; and
•suspend the growth of our organization.
To raise additional funds to support our business operations, we may sell additional equity, or convertible debt securities, which would result in the issuance of additional shares of our capital stock and dilution to our stockholders. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing discovery, development and commercialization efforts and our ability to generate revenues and achieve or sustain profitability will be substantially harmed.
If we are unable to manage our growth and expand our operations successfully, our reputation and brand may be damaged and our business and results of operations may be harmed.
Over the past several years, we have experienced significant expansion of our business. We expect this growth to continue and accelerate in the future in connection with our commercialization efforts, expanded research and development activities, and as we transition to operating as a public company. Our ability to effectively manage our anticipated growth and expansion of our operations will require us to do, among other things, the following:
•enhance our operational, financial and management controls and infrastructure, human resource policies, and reporting systems and procedures;
•effectively scale our operations;
•successfully identify, recruit, hire, train, maintain, motivate and integrate additional employees;
•expand our facilities and equipment; and
•effectively manage and maintain our corporate culture.
These enhancements and improvements will require significant capital expenditures and allocation of valuable management and employee resources, and our growth will continue to place a strain on our operational, financial and management infrastructure. Our future financial performance and our ability to execute on our business plan will depend, in part, on our ability to effectively manage any future growth and expansion. There are no guarantees we will be able to do so in an efficient or timely manner, or at all. Our failure to effectively manage growth and expansion could have a material adverse effect on our business, results of operations, financial condition, prospects and reputation.
If we lose key personnel or are unable to attract, integrate and retain additional key personnel, it could harm our research and development efforts, delay the commercialization of the new process technologies or the new aspects of our existing process technologies, delay the launch of process technologies in our development pipeline and impair our ability to meet our business objectives.
Our business involves complex operations spanning a variety of disciplines and demanding a management team and employee workforce that is knowledgeable in the many areas necessary for our operations. The loss of any key member of our management team or key research and development or operational employees, or the failure to attract and retain such employees, could prevent us from developing and commercializing new process technologies or the new aspects of our existing process technologies, delay the launch of process technologies in our development pipeline and impair our ability to meet our business objectives.
We may not be able to attract or retain qualified employees due to the intense competition for qualified personnel among technology-based businesses, or due to the scarcity of personnel with the qualifications or experience necessary for our business. Hiring, training and successfully integrating qualified personnel into our operations can be a lengthy and expensive process, and efforts to integrate such personnel may not be successful. The market for qualified personnel is very competitive because of the limited number of people available with the necessary technical skills and understanding of our technology, and given the number of companies in this industry seeking this type of personnel. If we are not able to attract, integrate and retain the necessary personnel to accomplish our business objectives, we may experience staffing constraints that will adversely affect our ability to support our internal research and development programs. In particular, our production process development, process engineering, research and development, and plant operations programs are dependent on our ability to attract, integrate and retain highly skilled scientific, technical and operational personnel. Competition for such personnel from numerous companies and academic and other research institutions may limit our ability to do so on acceptable terms, or at all. As we continue to expand our international operations, these personnel-related risks will increase and we will face additional geography-specific challenges, such as challenges hiring, training, and relocating employees to specific regions or countries and differing tax and regulatory regimes.
Even if we successfully develop process technologies that produce products meeting our industry partners’ specifications, the adoption of such process technologies by our industry partners may be delayed or reduced, or our costs may increase, due to customer qualification, negative life cycle assessment or capital investment procedures.
Even if the products produced using our process technologies are produced at contractual or targeted specifications, as the case may be, we or our industry partners may face delays or reduced demand for such products related to current or future customer qualification trials that could take several months, complicated life cycle assessments, or capital investment procedures. For the products produced using our process technologies to be accepted, our industry partners may need to test and certify them for use in their processes and, in some cases, determine whether products that contain the products produced using our process technologies satisfy additional third-party specifications. We may need to demonstrate to our industry partners that the products produced using our process technologies do not contain impurities that cause such products to behave differently than their traditional equivalents in a way that impacts their end-product quality. Our industry partners, in turn, may need to validate the use of the products produced using our process technologies for third parties. Our products may require lengthy and complex life cycle assessments to evaluate the potential environmental impacts of the products through their entire life cycles, covering all relevant inputs from, and emissions into, the environment. Our industry partners’ customers may need to engage in capital investment procedures to assess their abilities to invest in our products, which may result in those customers determining not to allocate their resources to purchasing our products. Meeting these suitability standards could be a time-consuming and expensive process, and our industry partners may invest substantial time and resources into such qualification efforts without ultimately securing approval by their customers. This could materially and adversely impact our revenues until customer qualification, positive life cycle assessment or capital investment procedures are achieved and maintained.
Failure of LanzaJet to complete its initial facility or failure of third parties to adopt the LanzaJet process in their commercial facilities for the production of SAF could result in us never owning a majority stake in LanzaJet and may severely impact our business, financial condition, results of operations and prospects.
Pursuant to the LanzaJet Investment Agreement, described in more detail in the section entitled “Business — Key Collaboration Agreements — LanzaJet Agreements — LanzaJet Amended and Restated Investment Agreement” of this current report, Mitsui, Suncor Energy Inc. (“Suncor”), British Airways PLC, a subsidiary of International Consolidated Airlines Group (“British Airways”) and Shell Ventures LLC (“Shell”) have committed to invest in LanzaJet a total of up to $120 million in second tranche investments upon the achievement of certain development milestones relating to an initial demonstration facility located at the LanzaTech Freedom Pines Biorefinery in Soperton, Georgia (the “Soperton facility”). Pursuant to the LanzaJet Investment Agreement, $45 million has already been invested in setting up LanzaJet and in constructing the Soperton facility. Our partners have likewise agreed to determine the feasibility of developing additional potential facilities for the commercial scale production of alcohol-to-jet (“ATJ”) fuel.
Although LanzaJet is currently working with the partners mentioned above to confirm project locations and solidify the appropriate project structures, and we are developing projects ourselves to construct and operate facilities that would use the LanzaJet process, there is no guarantee that these facilities will be completed or that third parties will adopt the LanzaJet process in their commercial facilities for the production of SAF. The failure of LanzaJet to complete its initial facility or of third parties to adopt the LanzaJet process in their commercial facilities could severely impact our business, financial condition, results of operations and prospects.
Furthermore, we currently have approximately a 25% voting interest in LanzaJet and are not currently able to make decisions on behalf of LanzaJet without support from other shareholders. We will remain a minority shareholder in LanzaJet unless we are issued shares pursuant to the LanzaJet Amended and Restated Investment Agreement upon the closing of at least two of the second tranche investments by any of Mitsui, Suncor, British Airways and Shell. The conditions for these second tranche investments include performance requirements at the Soperton facility, regulatory approvals, the negotiation of additional agreements and other conditions which are outside our control. These conditions have not been, and may never be, met. As such, we cannot guarantee when or whether we will become majority shareholders in, or exercise control over, LanzaJet at any time in the future.
LanzaJet has an exclusive license to some of our intellectual property related to SAF.
In connection with the LanzaJet Investment Agreement, we entered into an intellectual property and technology license agreement (the “LanzaJet License Agreement”) with LanzaJet. Pursuant to the LanzaJet License Agreement, we granted to LanzaJet a perpetual, worldwide, non-transferrable, irrevocable, royalty-free, sublicensable, exclusive license to certain intellectual property related to the conversion of ethanol to fuel. This license is exclusive including as to us. With the exception of certain pre-existing SAF obligations and development projects for which we have already been granted sublicenses, we are unable to undertake new SAF production opportunities using the licensed intellectual property, or otherwise use such intellectual property for the conversion of ethanol to fuel, without the prior consent of LanzaJet while the LanzaJet License Agreement is in effect. We cannot guarantee that LanzaJet would grant such consent or otherwise agree to grant to us a license of intellectual property and our receipt thereof would depend on negotiations with our fellow shareholders of LanzaJet.
In connection with the LanzaJet Shareholder Loan described in more detail in the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Transactions, and Director Independence — Legacy LanzaTech Related Party Transactions — LanzaJet Shareholder Loan” which is incorporated herein by reference, LanzaJet collaterally assigned its license from LanzaTech to secure the LanzaJet Freedom Pines Fuels LLC (“FPF”) shareholder debt. In the event of a default by FPF, LanzaJet shareholders could prevent LanzaJet from funding FPF to cure its default and ultimately foreclose on LanzaJet’s license.
Our and our industry partners’ failure to accurately forecast demand for any product produced using our process technologies could result in an unexpected shortfall or surplus that could negatively affect our results of operations.
Because of the length of time it takes to develop and commercialize the products produced using our process technologies, we and our industry partners must make development and production decisions well in advance of commercial production and sale of such products. Our and our industry partners’ ability to accurately forecast demand for any of the products produced using our process technologies that are commercialized can be adversely affected by a number of factors, many of which are outside of our control, including actions by our competitors, changes in market conditions, environmental factors and adverse weather conditions. A shortfall or surplus in the supply of products produced using our process technologies may reduce our revenues, damage our reputation and adversely affect industry partner relationships, which could harm our business, results of operations and financial condition.

Our success is highly dependent on our ability to maintain and efficiently utilize our technology platform, and to effectively identify potential products for which to develop and commercialize new process technologies, and problems related to our technology platform could harm our business and result in wasted research and development efforts.
We are highly dependent on our technology platform for the development and commercialization of products and new process technologies. If we experience challenges in our technology platform, such as problems with engineering new microbes, or if we encounter problems interpreting and analyzing data using our process technologies, our business and ability to compete may be harmed and our financial condition negatively affected.
We may not be successful in identifying new market opportunities and needs and developing our technology platform, or process technologies to produce products to meet those needs, which would limit our prospects and lead to greater dependency on the success of a smaller number of target products.
The success of our business model depends in part on our ability to identify new market opportunities and needs for our technology platform, or process technologies to produce products to meet those needs. The manufacturing technologies we research and develop are new and continuously changing and advancing. The products that are derived from these technologies may not be applicable or compatible with demands in existing or future markets. Furthermore, we may not be able to identify new opportunities as they arise for products since future applications of any given product may not be readily determinable, and we cannot reasonably estimate the size of any markets that may develop. If we are not able to successfully identify new market opportunities and needs and develop new technologies, processes or products to meet those needs beyond those we currently develop, we may be unable to expand our business and will therefore be highly dependent on the revenues related to the products that can currently be produced using our process technologies.
Our failure or the failure of our industry partners to realize expected economies of scale could limit our or our partners’ ability to sell products produced using our process technologies at competitive prices, negatively impact our ability to enter into other strategic arrangements and the potential for other industry partners to adopt our process technologies, and materially and adversely affect our business and prospects.
We and our industry partners may be unable to realize expected economies of scale in connection with scale up and commercialization efforts. The failure to achieve these efficiencies or realize these expected benefits could negatively impact our or our industry partners’ ability to sell products produced using our process technologies at competitive prices, negatively impact our ability to enter into other strategic arrangements and the potential for other industry partners to adopt our process technologies, and materially and adversely affect our business and prospects.
Our microbial protein products business, which allows for the extraction of spent microbes that contain protein and other valuable nutrients which can then be used in numerous applications, may not develop as currently expected.
Microbial protein is composed of spent microbes from LanzaTech commercial facilities. These microbes are comprised of proteins and other valuable nutrients and have performed the task of gas fermentation, have been extracted from the relevant commercial unit and are no longer viable. These materials can be isolated and used in numerous applications, including feed products for livestock and fish, fertilizers for agricultural applications, and protein extract-based products. While we believe many of these markets are large and diverse, with stakeholders actively seeking sustainable and nutritious inputs, we cannot be certain that these markets will materialize or that customers will purchase our protein products in sufficient quantities. With only one commercial customer that is currently selling residual microbial protein as a component in fish and livestock feed products, this business has a limited commercial history. Our protein products business may not develop to the extent currently expected, which may adversely affect our business and prospects.

Natural or man-made disasters, social, economic and political instability, and other similar events may significantly disrupt our and our industry partners’ businesses, and negatively impact our results of operations and financial condition.
Our corporate headquarters are located in Skokie, Illinois and we work with industry partners in multiple other locations, including in China, Japan, India, Canada, Australia, Italy, Spain, UK, Netherlands and South Africa. These locations, in particular a number of our current and potential non-U.S. locations, may be subject to social, economic and political instability, such as social uprisings. Any of our or our industry partners’ facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, tornadoes, hurricanes, wildfires, floods, tsunamis, nuclear disasters, acts of terrorism or other criminal activities, the imposition or heightening of sanctions or other economic or military measures in relation to the current Russia-Ukraine conflict, infectious disease outbreaks and power outages, which may render it difficult or impossible for us or our industry partners to operate our businesses for some period of time. Our and our industry partners’ facilities would likely be costly to repair or replace, and any such efforts would likely require substantial time. Any disruptions in our or our industry partners’ operations could negatively impact our business and results of operations, and harm our reputation. Our or our industry partners’ disaster recovery plans may not be sufficient to address an actual disaster, in particular any events that negatively impact our or our industry partners’ physical infrastructures. In addition, we and our industry partners may not carry sufficient business insurance to compensate for losses that may occur. Any such losses or damages could have a material adverse effect on our results of operations and financial condition, and success as an overall business.
Governmental programs designed to incentivize the production and consumption of low-carbon fuels and carbon capture and utilization, may be implemented in a way that does not include products produced using our novel technology platform and process technologies or could be repealed, curtailed or otherwise changed, which would have a material adverse effect on our business, results of operations and financial condition.
We and other participants in the biomass-based and low-carbon fuel industry rely on governmental programs requiring or incentivizing the production and consumption of fuels with lower carbon intensity than conventional fossil fuels and carbon capture and utilization. Biomass-based and low-carbon fuel has historically been more expensive to produce than petroleum-based fuel and these governmental programs support a market for biomass-based and low-carbon fuel that might not otherwise exist.
One of the most important of these programs is the Renewable Fuel Standard II (“RFS II”), a Federal law which requires that transportation fuels in the United States contain a minimum amount of renewable fuel. This program is administered by the Environmental Protection Agency (“EPA”). The EPA’s authority includes setting annual minimum aggregate levels of consumption in four “nested” renewable fuel categories, including categories in which our fuel competes (including advanced biofuel, biomass-based diesel and cellulo biofuel). The parties obligated to comply with this renewable volume obligation (“RVO”), are petroleum refiners and petroleum fuel importers. The petroleum industry is strongly opposed to the RFS II program and can be expected to continue to press for changes both in the RFS II program itself and in the way that it is administered by the EPA. The EPA has not approved LanzaTech-derived ethanol from industrial emissions as a Renewable Identification Number (“RIN”) generating fuel (i.e., a fuel that generates credits) under the RFS II program.
The United States Congress could repeal, curtail or otherwise change the RFS II program in a manner adverse to us, such as by excluding products produced using our novel technology platform and process technologies. Similarly, the EPA could curtail or otherwise change its administration of the RFS II program in a manner adverse to us, including by not increasing or even decreasing the RVO, by waiving compliance with the RVO or otherwise. Furthermore, judicial review of the EPA’s actions, including any judicial decisions that the EPA failed to adequately evaluate the environmental impacts of RFS II, could create uncertainty in the administration of the RFS II program. In addition, while Congress specified RFS II volume requirements through 2022 (subject to adjustment in the rulemaking process), beginning in 2023 required volumes of renewable fuel will be largely at the discretion of the EPA (in coordination with the Secretary of Energy and Secretary of Agriculture), which must set the volumes after evaluating a set of particular statutory factors. We cannot predict what changes, if any, will be instituted or the impact of any changes on our business, although adverse changes could seriously harm our business, results of operations and financial condition.

The California Low Carbon Fuel Standard (“LCFS”), is another program that provides a strong incentive for production of renewable diesel and alternative jet fuel, and fuels produced through methods involving carbon capture and utilization. The LCFS could be repealed or amended in a manner that eliminates or reduces this incentive, or could be implemented in a way that excludes or negatively affects products produced using our novel technology platform, such as by assigning a lower carbon intensity to a fuel pathway produced using a competitor’s technology.
Additionally, while the efforts of other jurisdictions to mitigate climate change are expected to result in the adoption of similar programs as the RFS II program or LCFS, increasing stakeholder scrutiny of the greenhouse gas (“GHG”), reduction benefits attributable to low-carbon fuels production and consumption could dampen interest in the adoption of similar programs. While the products produced using our process technologies generally compare favorably with conventional low-carbon fuels, public sentiment against reliance upon low-carbon fuels or carbon capture and utilization as pathways to deep decarbonization could adversely affect our market opportunities.
Any decline in the value of carbon credits or other incentives associated with products produced using our process technologies could harm our results of operations, cash flow and financial condition.
The value of products produced using our process technologies may be dependent on the value of carbon credits, programs relating to low-carbon materials and products standards and other similar regulatory regimes or the implicit value of decarbonized materials. The value of these credits fluctuates based on market and regulatory forces outside of our control. There is a risk that the supply of low-carbon alternative materials and products outstrips demand, resulting in the value of carbon credits declining. Any such declines could mean that the economic benefits from our industry partners’ efforts to de-carbonize their operations might not be realized. Any decline in the value of carbon credits or other incentives associated with products produced using our process technologies could harm our results of operations, cash flow and financial condition. The value of carbon credits and other incentives may also be adversely effected by legislative, agency, or judicial determinations.
We expect to rely on a limited number of industry partners for a significant portion of our near-term revenue.
We currently have agreements with a limited number of industry partners, including Suncor, IndianOil Corporation Limited (“IndianOil”), Mitsui, Sekisui Chemical Co., Ltd. (“Sekisui”) and the Shougang Joint Venture, from which we expect to generate most of our revenues through the end of 2023. Entities in which the Shougang Joint Venture holds a controlling interest operate the three currently operating commercial scale facilities that produce low carbon ethanol using our process technology. In addition, a commercial scale facility is in advanced stages of construction by our partner ArcelorMittal. The facility is expected to begin commissioning in the coming months. The loss of one or more of our industry partners, a substantial reduction in the scope of their projects, their failure to exercise customer options, their unwillingness to extend contractual deadlines if we are unable to meet production requirements, their inability to perform under their contracts or a significant deterioration in their financial condition could harm our business, results of operations and financial condition. If we fail to perform under the terms of these agreements, the industry partners could seek to terminate these agreements or pursue damages against us, including liquidated damages in certain instances, which could harm our business.
We and our industry partners are subject to extensive international, national and subnational laws and regulations, and any changes in relevant laws or regulations, or failure to comply with these laws and regulations, could have a material adverse effect on our business and could substantially hinder our and our partners’ ability to manufacture and commercialize products produced using our process technologies.
We and our industry partners are subject to extensive international, national and subnational laws and regulations relating to the production of renewable fuels, the protection of the environment and in support of the ethanol industry at large. These laws, their regulatory requirements and their implementation and enforcement impact our existing and potential business operations by imposing restrictions on our and our industry partners’:
•existing and proposed business operations or the need to install enhanced or additional controls;
•need to obtain and comply with permits and authorizations;

•liability for exceeding applicable permit limits or legal requirements;
•specifications related to the ethanol and other products we or our industry partners market and produce using our process technologies;
•criteria for assessing the carbon intensity and GHG emissions attributable to fuels produced using our process technologies.
In the normal course of business, we and our industry partners may be involved in administrative or legal proceedings under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 (“RCRA”) in the United States, and similar environmental laws across the globe relating to the designation of certain sites for investigation or remediation with respect to environmental risks, the disposal of hazardous waste, and reduction of the hazards associated with storage, handling and transportation of the products we and our industrial partners produce. Potential consequences of these proceedings can include the need to pay for remediation of contaminated sites, the costs of which can be significant and uncertain.
Likewise, in the normal course of business, we and our industry partners may need to obtain and comply with air emissions permits pursuant to the Clean Air Act of 1963 and water discharge permits pursuant to the Clean Water Act of 1972 in the United States, and similar environmental permits and authorizations across the globe relating to air and water emissions. Potential changes to regulatory, permit and authorization standards, requirements or processes may result in uncertainty and additional costs for us and our industry partners.
Furthermore, GHG emissions are subject to environmental laws and regulations in the various jurisdictions in which we and our industry partners have operations. Some of our and our industry partners’ operations are within jurisdictions that have or are developing regulatory regimes governing emissions of GHGs, including carbon dioxide (“CO2”). These include existing coverage under the European Union Emission Trading System, the California cap and trade scheme, India’s Performance, Achieve and Trade scheme, South Africa’s Trade Exposure and Greenhouse Gas Benchmark Regulations, the Tokyo Cap-and-Trade Program, China’s Emission Trading Scheme, related subnational programs and any potential expansions of these policies or related policies. In addition, the EPA requires mandatory reporting of GHG emissions and is regulating GHG emissions for new construction and major modifications to existing facilities. The EPA and California also regulate the amount of GHGs that may be emitted by new motor vehicles, including passenger cars, and new commercial airplanes. These and related regulations could be implemented and developed in ways that reduce or eliminate reliance on carbon-based fuels in transportation, for example, by hastening the widespread adoption of electricity or hydrogen as a fuel source, in lieu of low-carbon fuels, for certain categories of transportation vehicles.
Increased public concern surrounding the emission of GHGs may result in more international, national or subnational requirements to reduce or mitigate the effects of GHG emissions. Although uncertain, these developments could increase the costs related to the application of our fermentation technology. Additionally, although governmental policies to reduce GHG emissions may continue to incentivize the production of low-carbon fuels and carbon capture, it is also possible that such policies could be altered in a way that may negatively impact our growth, increase our and our industry partners’ operating costs, or reduce demand for our technology. We cannot predict the manner or extent to which such policy or legislation may affect our industry partners and ultimately harm or help our business or the carbon capture industry in general.
Our business could be affected in the future by additional international, national and subnational regulation, pricing of GHG emissions or other climate change legislation, regulation or agreements. It is difficult at this time to estimate the likelihood of passage, or predict the potential impact, of any additional legislation, regulations or agreements. Potential consequences of new obligations could include increased technology, transportation, material, and administrative costs and may require us to make additional investments in our operations. As we continue distributing our technology to our target markets, international, national or subnational government entities may seek to impose regulations or competitors may seek to influence regulations through lobbying efforts.
Any changes in laws or regulations or failure by us or our industry partners to comply with applicable regulatory laws and regulations could have a material adverse effect on our reputation as well as our business, results of operations and financial condition and could substantially hinder our and our partners’ ability to manufacture and commercialize products produced using our process technologies.
Our success may be dependent on popular, government and corporate sentiment regarding the production of carbon-based fuels and chemicals and the development and deployment of carbon capture and utilization technology.
At present, we believe that popular, government and corporate sentiment largely favors the production of carbon-based fuels and chemicals and the development and deployment of carbon capture and utilization technology, which has led to many national governments’ enactment of policies and incentives that favor the production of the fuels and chemicals we manufacture and the processes we have developed to create them. However, there are a number of scientists, policy makers and other actors who believe carbon capture and utilization technologies will simply prolong the life of high-carbon sectors and impede the transition to renewable energy sources. Such individuals believe that using the carbon capture and utilization process to produce fuels, such as ethanol, simply defers the emission of CO2 into the atmosphere and that anything that promotes the adoption of low-carbon fuels and advanced liquid fuels (other than hydrogen produced via electrolysis) will result in “locking in” a carbon economy from which the world should be moving away. These scientists, policy makers and other actors advocate for the adoption of regulations and incentives that would reduce or eliminate reliance on carbon-based fuels in favor of the adoption of electricity and hydrogen as fuel sources.
If scientists, policy makers and other actors are successful in convincing governments and corporations to enact policies that disfavor, or changes in government administrations result in shifts in policy that disincentivize, the production of carbon-based fuels and the development and deployment of carbon capture and utilization technology, it could negatively impact the demand for products produced using our process technologies and our ability to maintain and develop relationships with our strategic partners, which would harm our business, results of operations and financial condition. The viability of our business model also could be impacted if, over time, popular, government and corporate support gravitates significantly away from the use of carbon-based fuels toward the predominant use of electricity and hydrogen as fuel sources.
We and our industry partners use hazardous materials and must comply with applicable environmental, health and safety laws and regulations. Any claims relating to improper handling, storage or disposal of these materials or noncompliance with applicable laws and regulations could be time consuming and costly and could adversely affect our business and results of operations.
We and our industry partners use hazardous chemicals and biological materials and are subject to a variety of international, national and subnational laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials, including RCRA and the Occupational Safety and Health Act of 1970. Although we and our industry partners have implemented safety procedures for handling and disposing of these materials and waste products, we cannot be sure that our safety measures are compliant with legal requirements or adequate to eliminate the risk of accidental injury or contamination. In the event of contamination or injury, we could be held liable for any resulting damages, and any liability could exceed our insurance coverage. There can be no assurance that neither we nor any of our industry partners will not violate environmental, health and safety laws as a result of human error, accident, equipment failure or other causes.
Compliance with applicable environmental, health and safety laws and regulations is expensive and time consuming, and the failure to comply with past, present or future laws or regulations could result in the imposition of fines, third-party property damage, product liability and personal injury claims, investigation and remediation costs, the suspension of production or a cessation of operations. Our liability in such an event may exceed our total assets. Liability under environmental laws can be joint and several and without regard to comparative fault. Environmental laws and regulations could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations, which could impair our research, development or production efforts and harm our business. Accordingly, violations of present and future environmental laws or regulations by us or any of our industry partners could restrict our ability to develop and commercialize products using our process technologies, build out or expand facilities, or pursue certain technologies, and could require us and our industry partners to acquire equipment or incur potentially significant costs to comply with environmental regulations. In addition, our hazardous materials and environmental laws and regulations-related risks may augment as we expand our international operations, including imposition of laws and regulations impacting our ability to transfer hazardous chemicals and biological materials between countries.
We may be subject to product liability claims, which could result in material expense, diversion of management time and attention and damage to our business, reputation and brand.
The products produced using our process technologies that we and our industry partners commercialize may contain undetected defects or impurities that are not discovered until after the products have been used by customers or incorporated into products for end-users. This could result in claims from customers or others, damage to our business and reputation and brand or significant costs to correct the defect or impurity. Therefore, the sale of products produced using our process technologies entails the risk of product liability claims. Any product liability claim brought against us, regardless of its merit, could result in material expense, diversion of management time and attention, damage to our business, reputation and brand and cause us to fail to retain existing industry partners or to fail to attract new industry partners.
Ethical, legal and social concerns about genetically engineered products and process technologies that use genetically engineered supplies could limit or prevent the use of products produced using our process technologies and could limit our revenues.
The use of genetically engineered products and process technologies that use genetically engineered supplies is subject to laws and regulations in many countries, including by the EPA under the Toxic Substances Control Act of 1976, some of which are new or still evolving. Public attitudes about the safety and environmental hazards of genetically engineered products and processes, and ethical concerns over genetic research, could influence public acceptance of our technology, processes and products produced using our process technologies that use genetically engineered supplies.
Our ability to develop and commercialize one or more of our technologies or process technologies could be limited by additional factors, including:
•public attitudes regarding, and potential changes to laws governing, ownership of genetic material, which could harm our intellectual property rights with respect to our genetic material and discourage others from supporting, developing or commercializing products produced using our process technologies; and
•governmental reaction to negative publicity concerning genetically engineered organisms, which could result in greater government regulation of genetic research, greater government regulation of genetic-related feedstock sources, or other adverse governmental regulatory restrictions.
The subject of genetically engineered organisms has received negative publicity, which has aroused public debate. This adverse publicity could lead to greater regulation and trade restrictions on imports of genetically engineered products. These trends could result in increased expenses, delays or other impediments to our programs or the public acceptance and commercialization of the products produced using our process technologies.
Our genetically engineered microbes may be subject to regulatory scrutiny and may face future development and regulatory difficulties. Additionally, failure to obtain import permits for all relevant microbes in jurisdictions with our industry partners could adversely affect our business and results of operations.
Some of our genetically engineered microbes may have significantly altered characteristics compared to those found in the wild and may be subject to regulatory scrutiny. As a result, we may be required to implement additional costly measures to obtain and maintain our regulatory permits, licenses, authorizations and approvals. To the extent such regulatory scrutiny or changes impact our ability to execute on existing or new programs for our industry partners, or make doing so more costly or difficult, our business, financial condition, or results of operations may be adversely affected.
Because the use of genetically engineered products and process technologies that use genetically engineered supplies is subject to laws and regulations in many countries, some of which are new or still evolving, regulatory requirements, including those related to import permits, may continue to change in various jurisdictions. If such regulatory requirements prevent us from obtaining import permits for jurisdictions where we have industry partners, such changes may impact our ability to execute on existing or new programs for our industry partners, or make doing so more costly or difficult, which may adversely affect our business, financial condition, results of operations, market share and prospects.
Our government grants are subject to uncertainty, which could harm our business and results of operations.
We have sought and may continue to seek to obtain government grants in the future to offset a portion of the costs of our research and development, commercialization and other activities. We cannot be certain that we will be able to secure any such government grants in a timely fashion, or at all. Moreover, any of our existing grants or new grants that we may obtain may be terminated, modified or recovered by the granting governmental body. If such grant funding is discontinued, our revenue and cash received from grants will decrease. If we do not receive grants we are counting on, our liquidity will be impacted, which will impact our ability to grow or maintain our business.
We may also be subject to additional regulations and audits by government agencies as part of routine audits of our activities funded by our government grants. As part of an audit, these agencies may review our performance, cost structures and compliance with applicable laws, regulations and standards. Funds available under grants must be applied by us toward the research and development programs specified by the granting agencies, rather than for all of our programs generally. If any of our costs are found to be allocated improperly, the costs may not be reimbursed and any costs already reimbursed may have to be refunded. Accordingly, an audit could result in an adjustment to our revenues and results of operations.
The requirements of being a public company may strain our resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from being a public company may be greater than we anticipate.
As a result of the Business Combination, we have become a public company, and as such, we have and will continue to incur significant legal, accounting and other expenses that we did not incur as a private company. We are subject to the reporting requirements of the Exchange Act, and we are also required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the rules and regulations subsequently implemented by the SEC and the listing standards of Nasdaq, including changes in corporate governance practices and the establishment and maintenance of effective disclosure and financial controls. Compliance with these rules and regulations can be burdensome. Our management and other personnel have recently devoted and will continue to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our historical legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance than we obtained as a private company, and could also make it more difficult for us to attract and retain qualified members of the LanzaTech Board as compared to when we were a private company. In particular, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. We are hiring additional accounting and financial staff, and engaging outside consultants, all with appropriate public company experience and technical accounting knowledge and maintaining an internal audit function, which will increase our operating expenses. Moreover, we could incur additional compensation costs in the event that we decide to pay cash compensation closer to that of other public companies, which would increase our general and administrative expenses and could materially and adversely affect our profitability.
Our management has limited experience in operating a public company.
Our executive officers and directors have limited experience in the management of a publicly traded company subject to significant regulatory oversight and reporting obligations under federal securities laws. Our management team may not successfully or effectively manage our transition to a public company following the Business Combination. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.
If we experience a significant disruption in our information technology systems, including security breaches, or if we fail to implement new systems and software successfully, our business operations and financial condition could be adversely affected.
We depend on information technology systems to, among other functions, control our manufacturing processes, process orders and invoices, collect and make payments, interact with industry partners and suppliers, manage inventory and otherwise conduct our business. We also depend on these systems to respond to inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment and record and pay amounts due to vendors and other creditors. The failure of our information technology systems to perform as we anticipate could disrupt our business and could result in transaction errors, processing inefficiencies and the loss of sales and industry partners. As we implement planned upgrades or changes to systems, we may also experience interruptions in service, loss of data or reduced functionality and other unforeseen material issues which could adversely impact our ability to provide quotes, take orders and otherwise run our business in a timely manner. In addition, if our new systems fail to provide accurate and increased visibility into pricing and cost structures, it may be difficult to improve or maximize our profit margins. As a result, our results of operations could be adversely affected.
In addition, cyber-attacks or security breaches could compromise our trade secrets or other confidential, business critical information, cause a disruption in our operations, or harm our reputation. Our information technology systems are subject to potential disruptions, including significant network or power outages, service disruptions or interruptions from third-party information technology service providers, software or hardware errors, cyberattacks, computer viruses, malware, ransomware events, other malicious codes and/or unauthorized access attempts, denial-of-service attacks, phishing schemes, fraud, or other disruptive problems, any of which, if successful, could result in data leaks or otherwise compromise our confidential or proprietary information and disrupt our operations. Despite our efforts to protect sensitive information and comply with and implement data security measures, there can be no assurance that any controls and procedures that we have in place will be sufficient to protect us. Further, as cyber threats are continually evolving, our controls and procedures may become inadequate and we may be required to devote additional resources to modify or enhance our systems in the future. We may also be required to expend resources to monitor for and remediate cyber-related incidents or to enhance and strengthen our cyber security, including by deployment of additional personnel and technical protection measures, further training of employees, changing vendor control and monitoring practices, and engaging third-party experts and consultants. Any such disruptions to our information technology systems, breaches or compromises of data, or misappropriation of information could result in violation of privacy and other laws, litigation, fines, negative publicity, lost sales or business delays, any of which could have a material adverse effect on our business, financial condition or results of operations.
International sales by us and our industry partners expose us and our industry partners to the risk of fluctuation in currency exchange rates and rates of foreign inflation, which could adversely affect our results of operations.
Because we and our industry partners commercialize and sell products produced using our process technologies outside of the United States, a portion of our and our industry partners’ revenues is generated outside of the United States and we derive some of our revenues from our industry partners in their local currencies. As a result, our revenues and results of operations are subject to foreign exchange fluctuations, which we may not be able to manage successfully. We bear the risk that the rate of inflation in the foreign countries where we and our industry partners incur costs and expenses or the decline in value of the U.S. dollar compared to those foreign currencies, will increase our costs as expressed in U.S. dollars. The prices of the products produced using our process technologies may not be adjusted to offset the effects of inflation on our or our industry partners’ cost structure, which could increase costs and reduce net operating margins. If we do not successfully manage these risks through hedging or other mechanisms, our revenues and results of operations could be adversely affected.

Changes in interest rates and capital availability may impact investment and financing decisions by our industry partners, which could adversely affect our results of operations.
We depend on partnering, licensing, and contractual relationships with our industry partners that implement our process technologies, as well as investments by such partners, as a significant source of financing. Changes in credit and capital market conditions, including changes in interest rates and capital availability, may increase the cost of financing for our industry partners, which may limit their ability or willingness to enter into partnering agreements with us or to further invest in their facilities that implement our process technologies. Such changes may also make it more difficult for us to obtain favorable terms for any future partnership arrangements. To the extent that these changes impact investment and financing decisions by our industry partners in a manner that is adverse to us, such changes could adversely affect our results of operations.
Any failure by us to manage acquisitions and other significant transactions successfully may have a material adverse effect on our results of operations, financial condition, and cash flows.
From time to time, we may consider opportunities to acquire other companies, products or technologies that may enhance our capabilities, expand the breadth of our markets or partner base, or advance our business strategies. Potential acquisitions involve numerous risks, including: problems assimilating the acquired service offerings, products or technologies, issues maintaining uniform standards, procedures, quality control and policies, unanticipated costs associated with acquisitions, diversion of management’s attention from our existing business, risks associated with entering new markets in which we have limited or no experience, increased legal and accounting costs relating to the acquisitions or compliance with regulatory matters, and unanticipated or undisclosed liabilities of any target.
We have no current commitments with respect to any acquisition. We do not know if we will be able to identify acquisitions we deem suitable, whether we will be able to successfully complete any such acquisitions on favorable terms or at all, or whether we will be able to successfully integrate any acquired service offerings, products or technologies. Our potential inability to manage acquisitions and other significant transactions successfully or to integrate any acquired business, products or technologies effectively may adversely affect our business, results of operations and financial condition.
We believe our company culture has contributed to our success, and if we cannot maintain this culture as we grow and, in particular, become a public company, our business could be harmed.
We believe that our culture has contributed to our success to date. We have invested in building a strong corporate culture and believe it is one of our most important and sustainable sources of competitive advantage. Our corporate culture is team-oriented, community-based and rooted in company values to promote close alignment between employees throughout the organization. Community strengthening events and team activities encourage cross-team and cross-location interactions. This foundation promotes an understanding of our organizational values and ensures that our team members stand for and contribute to the vision and objectives of the company. Any failure to maintain our culture could negatively affect our ability to retain and recruit personnel, which is critical to our growth, and to effectively focus on and pursue our corporate objectives. In addition, as we develop the systems and processes associated with being a public company, we may find it difficult to maintain these important aspects of our culture. Furthermore, as we grow and evolve on an international scale, we may find it increasingly difficult to maintain these beneficial aspects of our corporate culture throughout our global footprint. If we fail to maintain our corporate culture, or if we are unable to retain or hire key personnel that contribute positively to our corporate culture, our business and competitive position may be harmed.
Causes of supply chain challenges, including COVID-19, could result in delays or increased costs for us and our partners deploying our technologies.
The products that we and our partners produce using our process technologies must be delivered to our industry partners and involve a variety of inputs which must be procured and delivered to our facilities. Our suppliers, sub-contractors and industry partners have been disrupted by certain issues related to the COVID-19 pandemic, including worker absenteeism, quarantines, restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures or other travel or health-related restrictions.

Supply chain disruptions may also occur from time to time due to a range of factors beyond our control, including, but not limited to, climate change, increased costs of labor, freight costs and raw material prices along with a shortage of qualified workers. Such issues may cause delays in the delivery of, or increases in the cost of, the inputs used in our process technologies, potentially resulting in delays or increased costs for us and our partners deploying our technologies or for our industry partners purchasing our products, which may materially impact our business, financial condition and results of operations.
We and our industry partners have a limited operating history utilizing our technology and different feedstocks, which may make it difficult to evaluate our future viability and predict our future performance.
We and our partners have a limited operating history utilizing our process technologies and different feed stocks on which to base an evaluation of our business and prospects. Our operating results are not predictable and our historical results may not be indicative of our future results. Few peer companies with our business model exist and none have yet established long-term track records at scale that might assist us in predicting whether our business model and strategy can be implemented and sustained over an extended period of time. It may be difficult for you to evaluate our potential future performance without the benefit of established long-term track records from companies implementing a similar business model. We may encounter unanticipated problems as we continue to refine our business model and process technologies, and may be forced to make significant changes to our anticipated sales and revenue models to compete with our competitors’ offerings, which may adversely affect our results of operations and profitability.
We have not yet generated material revenues from marketing of CarbonSmart products and our revenue forecast must be considered in light of the uncertainty and risks frequently encountered by companies in their early stage of development.
We have not yet generated material revenues from marketing CarbonSmart products or the sale of our equipment. We are subject to the risks inherent to early-stage companies seeking to develop, market and distribute new products, particularly companies in evolving markets such as renewable energy and technology. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development, introduction, marketing and distribution of new products in a competitive environment.
Such risks include dependence on the success and acceptance of our products, the ability to attract and retain a suitable partner base, and the management of growth. To address these risks, we must, among other things, further develop and enhance our process technologies, generate increased demand for our products, attract a sufficient partner base, collaborate with partners, respond to competitive developments, and attract, retain and motivate qualified personnel. We are thus subject to many of the risks common to companies in their early stage of development, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of revenues.
Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
We have incurred losses during our history. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire, if at all. As of December 31, 2022, we had no U.S. federal net operating loss carryovers to offset future taxable income.
Under the Tax Act (as defined below), as modified by the CARES Act (as defined below), U.S. federal NOL carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to the Tax Act or the CARES Act.
In addition, our NOL carryforwards are subject to review and possible adjustment by the IRS, and state tax authorities. Under Sections 382 and 383 of the Code, our federal net operating loss carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in the ownership of our stock. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership (as measured by value) by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Our ability to utilize our NOL carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including potential changes in connection with our migration from New Zealand to the United States, the Business Combination or other transactions. Similar rules may apply under state tax laws. We have not yet determined the amount of the cumulative change in our ownership resulting from the Business Combination or other transactions, or any resulting limitations on our ability to utilize our net operating loss carryforwards and other tax attributes. If we earn taxable income, such limitations could result in increased future income tax liability to us and our future cash flows could be adversely affected. We have recorded a valuation allowance related to our NOL carryforwards and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.
Changes in U.S. and foreign tax laws could have a material adverse effect on our business, cash flow, results of operations or financial conditions.
The tax regimes we are subject to or operate under, including income and non-income taxes, are unsettled and may be subject to significant change. Changes in tax laws, regulations, or rulings, or changes in interpretations of existing laws and regulations, could materially affect our financial position and results of operations. For example, the 2017 Tax Cuts and Jobs Act, or Tax Act, made broad and complex changes to the U.S. tax code, including changes to U.S. federal tax rates, additional limitations on the deductibility of interest, both positive and negative changes to the utilization of future NOL carryforwards, and allowing for the expensing of certain capital expenditures. The Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, has already modified certain provisions of the Tax Act and the United States Congress is considering new proposed tax legislation. The exact impact of the Tax Act and the CARES Act for future years is difficult to quantify, but these changes could materially affect our effective tax rate in future periods, in addition to any changes made by new tax legislation.
The Organization for Economic Cooperation and Development has been working on a Base Erosion and Profit Shifting Project and is expected to continue to issue guidelines and proposals that may change various aspects of the existing framework under which our tax obligations are determined in many of the countries in which we do business. Similarly, the European Commission and several countries have issued proposals that would change various aspects of the current tax framework under which we are taxed. These proposals include changes to the existing framework to calculate income tax, as well as proposals to change or impose new types of non-income taxes, including taxes based on a percentage of revenue.
As we expand the scale of our international business activities, these types of changes to the taxation of our activities could increase our worldwide effective tax rate, increase the amount of taxes imposed on our business, and harm our financial position. Such changes may also apply retroactively to our historical operations and result in taxes greater than the amounts estimated and recorded in our financial statements.
Political and economic uncertainty, including changes in policies of the Chinese government or in relations between China and the United States, may impact our revenue and materially and adversely affect our business, financial condition, and results of operations.
We and our partners operate facilities and do business on an international scale, including in China. Political and economic uncertainty, including changes in policies of the Chinese government or relations between China and the United States, may impact us adversely. There is significant uncertainty about the future relationship between China and the United States with respect to trade policy, government relations and treaties. Political uncertainty surrounding Chinese government policies, international trade disputes between China and the United States, and protectionist measures could result in increased trade controls and regulations. Heightened tensions resulting in restrictions and additional regulations may negatively impact our ability to send our microbes and other supplies to our plants in China, to purchase and ship ethanol out of China, or to gain ethanol-related licenses in China.
The implementation of sanctions on certain Chinese individuals or entities may result in complications for our interactions with LanzaTech China Limited, the Shougang Joint Venture and our joint venture partners in China, or with certain of our strategic investors located in China, including Sinopec. Sinopec is a Chinese investment platform that was jointly established in 2018 by China Petrochemical Corporation (“Sinopec Group”) and China Petroleum & Chemical Corporation (“Sinopec Corp”). Sinopec Corp is a majority-owned subsidiary of Sinopec Group, which is controlled by the State-owned Assets Supervision and Administration Commission of the State Council of the People’s Republic of China. Based on publicly available information provided by China Petroleum & Chemical Corporation, as of August 2022, the China Petroleum & Chemical Corporation holds, directly or indirectly, 49% of the equity/voting rights of Sinopec. As a result of potential trade and investment restrictions, we may be unable to complete an investment in any joint venture that we may enter into with Sinopec, or to protect our interests in our existing or potential future joint ventures by nominating a non-Chinese director to the board of directors of any such joint venture. Sanctions also may negatively impact our ability to repatriate dividends from a Chinese joint venture and may result in further costs or delays as a result of currency controls. These increased costs and restrictions may reduce our margins or reduce demand for our products if prices increase for our industry partners, and could adversely affect our business, financial condition, and results of operations.
Our ability or the ability of our partners to operate in China may be impaired by changes in Chinese laws and regulations, including those relating to taxation, environmental regulation, restrictions on foreign investment, and other matters, which can change quickly with little advance notice.
While we are headquartered in Skokie, Illinois, we have business operations in China. This includes a minority ownership stake in the Shougang Joint Venture, several strategic investors located in China, including Sinopec, and a core team of technical, business and administrative professionals at a LanzaTech office in Shanghai, which support the ongoing operations and further growth of the business in China. We license our technology in China to the Shougang Joint Venture. Entities in which the Shougang Joint Venture holds a controlling interest currently produce low carbon ethanol at three commercial scale facilities using our process technology, which, in addition to its use as fuel, is transported and processed for use in consumer products.
The Chinese government has exercised and continues to exercise substantial control over every sector of the Chinese economy through regulation and state ownership. The central Chinese government or local governments having jurisdiction within China may impose new, stricter regulations, or interpretations of existing regulations, that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. For example, regulations in the PRC applicable to LanzaTech China Limited, a WFOE, may change. As such, our operations and the operations of our joint venture partners and our sales and licenses to partners located in China may be subject to governmental and regulatory interference in the provinces in which they operate. We, our joint venture and other partners could also be subject to regulation by various political and regulatory entities, including local and municipal agencies and other governmental subdivisions. Regulations may be imposed or change quickly with little advance notice. Our ability, and the ability of our joint venture and other partners, to operate in China may be impaired by any such laws or regulations, or any changes in laws and regulations in China. We and our joint venture and other partners may incur increased costs necessary to comply with existing and future laws and regulations or penalties for any failure to comply.
Our operations and financial results may be impacted if the PRC government determines that the contractual arrangements constituting part of the Shougang Joint Venture VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future.
We have business operations in China, several strategic investors located in China, including Sinopec, and a core team of technical, business and administrative professionals at a LanzaTech office in Shanghai, which support the ongoing operations and further growth of the business in China. We also hold a minority ownership stake in the Shougang Joint Venture. We have determined the Shougang Joint Venture to be a VIE for which we are not the primary beneficiary. The VIE structure was implemented in order to effectuate the intellectual property licensing arrangement between us and the Shougang Joint Venture and is not used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, it could result in a material change to our operations. This could result in our inability to assert contractual control over our intellectual property and other assets in the Shougang Joint Venture, or cause a material change in the value of the shares of the common stock.

We and our partners may be subject to regulatory actions by the Chinese government targeting concerns related to data security and monopolistic behavior.
Recent statements and regulatory actions by the Chinese government have targeted companies whose operations involves cross-border data security or anti-monopoly concerns. Although we are incorporated and headquartered in the United States, we may still be subject to certain PRC laws due to our business operations in China. These operations include several strategic investors located in China, including Sinopec, a core team of technical, business and administrative professionals at our office in Shanghai, and our minority ownership stake in, and contractual commitments with, the Shougang Joint Venture.
On June 10, 2021, China promulgated the PRC Data Security Law (the “DSL”), which became effective on September 1, 2021. The DSL intends to regulate data processing activities, ensure data security, promote data development and utilization, protect the data-related rights and interests of individuals and organizations, and safeguard Chinese sovereignty, security and development interests. Article 36 of the DSL provides that any Chinese entity that provides data to foreign judicial or law enforcement agencies (regardless of whether directly or through a foreign entity) without approval from a Chinese authority would likely be deemed to be in violation of the DSL. In addition, pursuant to Article 2 of Measures for Cybersecurity Reviews (the “Measures”) issued by the CAC, the procurement of any network product or service by an operator of critical information infrastructure that affects or may affect national security will be subjected to a cybersecurity review. Pursuant to Article 35 of Cybersecurity Law of the PRC, “critical information infrastructure operators” that purchase network products and services which may influence national security will be subject to cybersecurity review by the CAC. With respect to LanzaTech China Limited, the Shougang Joint Venture and our operational partners in China, the exact scope of the term “critical information infrastructure operator” remains unclear, so there can be no assurance that we, the Shougang Joint Venture or our partners will not be subjected to critical information infrastructure operator review in the future. Furthermore, in the event that we, the Shougang Joint Venture or our partners become operators of critical information infrastructure in the future, they may be subject to the DSL, the Measures and cybersecurity review by the CAC.
Article 3 of Anti-Monopoly Law of the PRC (the “Anti-Monopoly Law”) prohibits “monopolistic practices,” which include: (a) the conclusion of monopoly agreements between operators; (b) the abuse of dominant market position by operators; and (c) concentration of undertakings which has or may have the effect of eliminating or restricting market competition. Furthermore, according to Article 19 of the Anti-Monopoly Law, the operator will be assumed to have a dominant market position if the following apply: (a) an operator has 50% or higher market share in a relevant market; (b) two operators have 66% or higher market share in a relevant market; or (c) three operators have 75% or higher market share in a relevant market. We believe that neither we nor any of our partners in China have engaged in any monopolistic practices in China, and that recent statements and regulatory actions by the Chinese government do not impact our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign stock exchange. However, there can be no assurance that regulators in China will not promulgate new laws and regulations or adopt new series of interpretations or regulatory actions which may require us and our partners to satisfy new requirements related to these concerns.
Changes in China’s economic, political or social conditions or legal system or government policies could have a material adverse effect on our business and operations.
Our business operations in China include the Shougang Joint Venture, several strategic investors located in China, including Sinopec, and a core team of technical, business and administrative professionals at a LanzaTech office in Shanghai, which support the ongoing operations and further growth of the business in China. We license our technology in China to the Shougang Joint Venture. Entities in which the Shougang Joint Venture holds a controlling interest currently produce low carbon ethanol at three commercial scale facilities using our process technology, which, in addition to its use as fuel, is transported and processed for use in consumer products. Meanwhile, several additional facilities are being engineered and constructed. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally and by the significant discretion of Chinese governmental authorities. The Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies. The increased global focus on environmental and social issues and China’s potential adoption of more stringent standards in these areas may adversely impact us or our suppliers.
Furthermore, the Chinese legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we or our suppliers may not be aware of our violation of any of these policies and rules until sometime after the alleged violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Further, such evolving laws and regulations and the inconsistent enforcement thereof could also lead to failure to obtain or maintain licenses and permits to do business in China, which would adversely affect us or our suppliers in China. Any such disruption, or if one or more of our Chinese suppliers was prevented from operating, could have an adverse impact on our results of operations and financial condition.
We may be subject to risks that the Chinese government may intervene or influence our operations at any time.
Because we have employees located in China and conduct some operations in China, including through our China-based joint venture and at the facilities in China operated by entities in which the Shougang Joint Venture holds a controlling interest using our process technology, we are subject to the risk that the Chinese government may intervene or influence our operations at any time. However, because our operations in China are largely limited to technology licenses and the production of our low carbon ethanol, we do not expect that such intervention or influence would result in a material change in our operations. Nonetheless, in the event that the Chinese government were to intervene in our operations, we might experience a disruption at the three facilities in China operated by entities in which the Shougang Joint Venture holds a controlling interest using our process technology, or at the facilities in construction, to our joint venture and joint venture partners, to our licenses to partners in China and to our low carbon ethanol production, which could have a material adverse effect on our results of operations.
Products produced by our process technologies compete with or are intended to displace comparable products produced using fossil resources. The market prices for these alternatively produced products and commodities are subject to volatility and there is a limited referenceable market for the more sustainable, waste-based products that our process technologies enable.
Products produced by our process technologies compete with or are intended to displace comparable products produced using fossil resources. The market prices for these alternatively produced products and commodities are subject to volatility and may depend on uncertain consumer demand as well as changing supply of feedstocks. In particular, demand for our products may depend on changing attitudes toward, and the price and availability of, fossil resources.
We do not believe we have any direct competitors that produce products with similar attributes to ours. Due to the limited competition we face, there is a limited referenceable market for the more sustainable, waste-based products that our process technologies enable. It may be difficult to evaluate our potential future performance without the benefit of established long-term track records from companies developing similar sustainable, waste-based products.
Process performance at LanzaTech plants is dependent on the quality and quantity of the feedstock supplied from the host facility.
We design the parameters to best process the feedstock we expect to receive from the host facility. Although we rigorously test feedgas when a project is being designed in order to determine the expected composition of the feedstock there is no guarantee that the quality and quantity of the feedstock will be identical to the test conditions. Feedstock changes based on day-to-day variability in host company process conditions can be anticipated to some extent, but cannot be fully mitigated.
We have experienced variability in the quality and quantity of feedstock supplied from our operating facilities, and although it is typically in the facilities’ best interest to provide consistent and good quality feedstock, which help maintain the high utilization of our process, there is no guarantee that it will be supplied.

The deployment of the technology for alternative waste gas feedstocks can lead to unforeseen issues due to the change in the upstream industrial process.
While we have designed our reactor and process to minimize the amount of mechanical and operational adjustments required for the utilization of different waste gas feedstocks, there is no guarantee that performance will be as expected. Our microbe has proven to be flexible to different feed gas compositions, with tests conducted at pilot-scale using a wide range of CO2, hydrogen (“H2”) and carbon monoxide (“CO”)-containing gases.
Scale-up and commercialization of process technologies for alternative feedstocks without first conducting tests at demonstration scale can introduce some risk. Performance related improvements may not be as fungible as anticipated in scaling up alternative feedstocks.
Risks Related to Our Intellectual Property
Our patent rights may not provide commercially meaningful protection against competition, and we may be unable to detect infringement of our patents.
Our success depends, in part, on our ability to obtain and maintain patent protection and other intellectual property rights to protect our technology from competition. We have adopted a strategy of seeking patents and patent licenses in the United States and in certain foreign countries with respect to certain technologies used in, or relating to, our process technology for developing products. As of March 15, 2023, our overall owned and in-licensed patent portfolio included 1,307 granted patents and 590 pending patent applications across 141 patent families in the United States and in various foreign jurisdictions.
The strength of patents involves complex legal and scientific questions and can be uncertain. The patent applications that we own or license may fail to result in issued patents in the United States or in other foreign countries. Even with regard to the patents that have been issued to us, it is possible that third parties could challenge the validity, enforceability, ownership or scope thereof, which could result in such patents being narrowed, invalidated or held unenforceable. There is a substantial amount of litigation involving patent and other intellectual property rights, including interference and reexamination proceedings before the U.S. Patent and Trademark Office, or oppositions or comparable proceedings in foreign jurisdictions. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our technology or prevent others from designing around our patent claims. In addition, patent laws may change over time, and such changes may impair our ability to maintain, protect or enforce our patents. Moreover, we may not be able to detect unauthorized use of, or take appropriate steps to enforce, our patents rights against third parties. For example, third parties could practice our inventions without authorization, in secret and in territories where we do not have patent protection. Furthermore, despite our efforts and precautions, we may be unable to prevent a third party from copying or otherwise obtaining and using our inventions or other proprietary information or technology without authorization, or from infringing our patents. Such third parties may then try to sell or import products made using our inventions in and into the United States or other territories. We may be unable to prove that such products were made using our inventions, and any legal and contractual remedies available to us may not adequately compensate us.
Additional uncertainty may result from patent reform legislation proposed by the U.S. Congress and other national governments and from legal precedent handed down by the U.S. Court of Appeals for the Federal Circuit, the U.S. Supreme Court and the courts of foreign countries, as they determine legal issues concerning the scope, validity and construction of patent claims. Because patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing, or in some cases not at all, and because publication of discoveries in the scientific literature often lags behind the actual discoveries, there is additional uncertainty as to validity of any issued patent. Accordingly, we cannot be certain that any of our patent applications will result in issued patents, or even if issued, be sure of their validity or enforceability. Additionally we cannot predict whether any of our patent rights will be broad enough in scope to provide commercial advantage and prevent circumvention. Also, it may be difficult for us to trace chemicals imported into the United States that are produced by others using microorganisms or processes covered by our patents without our authorization, which will limit our ability to enforce our patent rights against potential infringers. In any event, patents are enforceable only for a limited term.

Differences and uncertainties with respect to legal systems outside the United States could adversely affect the legal protection available to us.
We have and plan to continue partnering with others in building manufacturing facilities using our process technologies in countries other than the United States. However, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Many companies have encountered significant problems, including delays, in protecting and enforcing intellectual property rights in certain foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to bio-industrial technologies. This could make it difficult for us to stop the misappropriation of our trade secrets or the infringement of our patents or other intellectual property rights. Proceedings to enforce our patents and other proprietary rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business. Such proceedings could also be met with defenses, counterclaims and countersuits attacking the validity, enforceability, ownership and scope of our intellectual property rights, and if such defenses, counterclaims or countersuits are successful, we could lose valuable intellectual property rights in certain jurisdictions. Accordingly, our efforts to enforce our intellectual property rights in such countries could be inadequate to obtain a significant commercial advantage from the intellectual property that we develop. Moreover, the registration of intellectual property is costly and subject to complex rules, regulations and local laws. Outside the United States, we only file our patent applications in selected foreign jurisdictions and therefore will have no patent protection against potential infringers in jurisdictions where we have not applied for patent protection.
We may not be able to operate our business without infringing the proprietary rights of third parties.
Our ability and the ability of our partners to commercialize the products produced using our technology platform depends on the ability to develop, manufacture, market and sell such products without infringing the proprietary rights of third parties. Numerous U.S. and foreign patents and pending patent applications owned by third parties, including parties with whom we may compete, exist in fields including processes that relate to our technology platform and the processes derived using our technology platform. These third parties may allege that our technology platform or the processes derived using our technology platform, or even the methods and organisms themselves, infringe their intellectual property rights, and we may be subject to legal proceedings relating to these claims.
If we are found to infringe the intellectual property rights of a third party, we or our partners could be prohibited from commercializing the product produced using the infringing technology, or from licensing our technology, unless we obtain a license to use the technology covered by the third-party intellectual property rights or are able to design around the relevant third party intellectual property rights. We may be unable to obtain a license on terms acceptable to us, if at all, and we may not be able to redesign our technology or processes to avoid infringement. Even if we are able to redesign technology or processes to avoid an infringement claim, our efforts to design around the third-party intellectual property rights may lead to a less effective or more costly product. In addition, we may be subject to legal proceedings alleging the infringement, misappropriation or other violation of the intellectual property of third parties, which could result in substantial costs and divert our efforts and attention from other aspects of our business. A court could also order us to pay compensatory damages for any infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and results of operations. A court also could enter orders that temporarily, preliminarily or permanently prohibit us and our partners from making, using, selling or offering to sell one or more of the products that may be produced using our technology platform and processes, or could enter an order mandating that we undertake certain remedial activities.
Trade secrets can be difficult to protect and enforce, and our inability to do so could adversely affect our competitive position.
We rely on trade secrets and confidentiality agreements to protect some of our technology and proprietary know-how that is not patentable, processes for which patents are difficult to enforce, and any other elements of our technology platform that involve proprietary know-how, information or technology that is not covered by patents, particularly where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to maintain and protect. Our strategy for scale-up of production requires us to share confidential information with our business partners and other parties. Our business partners’ employees, consultants, contractors or scientific and other advisors may unintentionally or willfully disclose our proprietary information to competitors. Enforcement of claims that a third party has illegally obtained and is using trade secrets is an expensive, time-consuming and uncertain process. In addition, foreign courts are sometimes less willing than U.S. courts to protect trade secrets. If our competitors independently develop equivalent knowledge, methods and know-how, we would not be able to assert our trade secrets against them. Our failure to obtain or maintain trade secret protection could adversely affect our competitive business position.
We have taken measures to protect our trade secrets and proprietary information, but these measures may not be effective. We require new employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting arrangement with us. These agreements generally require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties. Nevertheless, our proprietary information may be disclosed, third parties could reverse engineer our systems, and others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.
If trade secrets are stolen, misappropriated or reverse engineered, others could use these designs to produce competing products.
A number of third parties, including various industry partners, plant operators, university scientists and researchers, and those involved in the shipping and handling of products produced using our technology platform, have or may have access in the future to our proprietary technology. If the proprietary technology covered by our trade secrets were stolen, misappropriated or reverse engineered based on unauthorized use or based on extrapolation from our disclosures in our patent applications, it could be used by other parties for their own commercial gain. If this were to occur, it could be difficult, time consuming and costly for us to discover or challenge this type of use, especially in countries with limited intellectual property protection.
If we are unable to prevent third parties from adopting, registering or using trademarks or otherwise violating our trademark rights, our business could be materially adversely affected.
We currently hold issued trademark registrations and have trademark applications pending, any of which may be the subject of a governmental or third-party objection, which could prevent the issuance or maintenance of the same and thus create the potential need to rebrand or relabel one or more of our services. As our business matures, our reliance on our trademarks to differentiate us from our competitors increases and as a result, if we are unable to prevent third parties from adopting, registering or using trademarks, trade dress, or other source indicators that infringe, dilute or otherwise violate our trademark rights, our business could be materially adversely affected.
We may not retain exclusive rights to intellectual property created as a result of our strategic partnering arrangements which could limit our prospects and result in costly and time-consuming disputes.
We are a party to joint development agreements with a number of parties and are seeking to enter into agreements with others, each of which involve research and development efforts. We expect to enter into additional strategic partnering arrangements in the future. Under our existing agreements, we share, and would share, to various degrees, intellectual property we jointly develop. Any disputes as to ownership with a partner that may arise could encumber or prevent our use of the disputed technology, could harm our relationship with the relevant partner and would likely negatively affect our commercialization plans with respect to that technology. Additionally, litigation may be necessary to resolve disputes as to the ownership of intellectual property rights as between us and our industry partners, which can be costly, distracting to management and can harm our reputation and the value of our company. Further, we may not be successful in defending our intellectual property rights in any such litigation, and if we are unsuccessful, the value of our company could be seriously harmed.

Some of our intellectual property may be subject to federal regulation such as “march-in” rights, reporting requirements and a preference for U.S. industry, and any such regulations could negatively impact our business and prospects.
Some of the intellectual property that protects our technology platform has been funded by grants from U.S. government agencies and is subject to certain federal regulations. For example, under the “march-in” provisions of the Bayh-Dole Act, the government may have the right under limited circumstances to require us to grant exclusive, partially exclusive or non-exclusive rights to third parties under any intellectual property discovered through the government-funded programs. March-in rights can be triggered if the government determines that we have failed to work sufficiently towards achieving practical application of a technology or if action is necessary to alleviate health or safety needs, to meet requirements for public use specified by federal regulations or to give preference to U.S. industry. Specifically, certain of our granted and pending patents that cover recombinant and other microorganisms, cell-free protein synthesis platforms, protein expression vectors, fermentative production pathways, and microbial and ethanol conversion pathways may be subject to march-in-rights. These patents account for less than one percent of our granted and pending patents. We are also subject to certain reporting requirements as well as a preference for U.S. industry relating to manufacturing of products under the Bayh-Dole Act. Any such regulations could negatively impact our business and prospects.
We depend on certain technologies that are licensed to us. We do not control these technologies and any loss of our rights to them could prevent us from developing or selling our process technologies.
We rely on licenses in order to be able to use various proprietary technologies that are material to our business, including a license with the Battelle Memorial Institute (“Battelle”). We do not own the patents that underlie these licenses. Our rights to use the technology we license are subject to the continuation of and compliance with the terms of those licenses. We do not always control the prosecution, maintenance or filing of the patents to which we hold licenses. Thus, some of these patents and patent applications were not written by us or our attorneys, and we did not have control over their drafting and prosecution. Our licensors might not have given the same attention to the drafting and prosecution of these patents and applications as we would have if we had been the owners of the patents and applications and had control over the drafting and prosecution. We cannot be certain that drafting or prosecution of the licensed patents and patent applications by the licensors have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights.
Our rights to use the technology we license are subject to the validity of the owners’ intellectual property rights. Enforcement of our licensed patents or defense or any claims asserting the invalidity of these patents is often subject to the control or cooperation of our licensors and/or interpretation of the license agreements. We cannot be certain that we will have control of the enforcement of these patents against third parties. Legal action could be initiated against the owners of the intellectual property that we license. Even if we are not a party to these legal actions, an adverse outcome could harm our business because it might prevent our licensors from continuing to license the intellectual property that we may need to operate our business.
Certain of our licenses contain provisions that allow the licensor to terminate the license upon specific conditions, including breach or insolvency. Our rights under the licenses are subject to our continued compliance with the terms of the license, including the payment of royalties due under the license. Termination of these licenses could prevent us from developing or marketing some or all of our process technologies. Because of the complexity of our technologies underlying our process technologies and the patents we have licensed, determining the scope of the license and related royalty obligation can be difficult and can lead to disputes between us and the licensor. An unfavorable resolution of such a dispute could lead to an increase in the royalties payable pursuant to the license. If a licensor believed we were not paying the royalties due under the license or were otherwise not in compliance with the terms of the license, the licensor might attempt to revoke the license. If such an attempt were successful, we might be barred from developing and selling some or all of our process technologies.

Any strategic partnering arrangement that involves the licensing of any of our intellectual property may increase our risks, harm our competitive position and increase our costs.
In addition to partnering with industry leaders through our co-development model, we may enter into licensing arrangements aimed to accelerate commercialization of our production process pipeline. Licensing any of our intellectual property increases the number of people who have access to some of our proprietary information. The scope of any such license may not be sufficiently narrow to adequately protect our interests. Moreover, contractual obligations of our licensees not to disclose or misuse our intellectual property may not be sufficient to prevent such disclosure or misuse. The costs of enforcing contractual rights could substantially increase our operating costs and may not be cost-effective, reasonable under the circumstances or ultimately succeed in protecting our proprietary rights. If our competitors access our intellectual property, they may gain further insight into the technology and design of our process technologies, which would harm our competitive position.
We may be involved in lawsuits to protect or enforce our patents or the patents of our licensors, or lawsuits asserted by a third party, which could be expensive, time consuming and unsuccessful.
Competitors may infringe our patents or the patents of our licensors. To counter infringement or unauthorized use, we may need to file infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours or our licensors is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.
Interference proceedings provoked by third parties or brought by the U.S. Patent and Trademark Office may be necessary to determine the priority of inventions with respect to our patents or patent applications or those of our collaborators or licensors. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Litigation or interference proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. We may not be able to prevent, alone or with our licensors, misappropriation of our proprietary rights, particularly in countries where the laws may not protect those rights as fully as in the United States.
Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments.
Because of the uncertainties involved in the issuance and enforcement of patents, and the value of a patent, patent disputes and litigations are common. We may become involved in patent disputes relating to infringement of our technology, with third-parties asserting their patents, with our licensors or licensees, with industry partners and with employees, among others. Patent disputes can take years to resolve, can be very costly and can result in loss of rights, injunctions and substantial penalties. Moreover, patent disputes and related proceedings can distract management’s attention and interfere with running the business.
Risks Related to Ownership of Our Securities
The price of the common stock may be volatile.
Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there was not a public market for the stock of Legacy LanzaTech and trading in the shares of AMCI’s common stock was not active. If an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline. Factors affecting the trading price of our securities may include:
•actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•changes in the market’s expectations about our operating results;
•the development of new plants;
•success of competitors;
•operating results failing to meet the expectations of securities analysts or investors in a particular period;
•entering into new agreements with partners;
•changes in financial estimates and recommendations by securities analysts concerning LanzaTech or the industry in which we operate in general;
•operating and stock price performance of other companies that investors deem comparable to LanzaTech;
•ability to market new and enhanced products and services on a timely basis;
•changes in laws and regulations affecting our business;
•commencement of, or involvement in, litigation involving LanzaTech;
•changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
•the volume of shares of common stock available for public sale;
•any major change in our board or management;
•sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and
•general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.
Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq specifically, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which it was acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of the common stock.
We expect that securities research analysts will establish and publish their own periodic projections for the business of LanzaTech. These projections may vary widely and may not accurately predict the results we actually achieve. Our stock price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on LanzaTech downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price could decline. If one or more of these analysts ceases coverage of LanzaTech or fails to publish reports on LanzaTech regularly, our stock price or trading volume could decline.

We may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the common stock.
As of March 17, 2023, we had warrants outstanding to purchase up to an aggregate of 16,657,762 shares of common stock and options outstanding to purchase up to an aggregate of 14,310,025 shares of common stock. Under the LanzaTech 2023 Long-Term Incentive Plan (the “2023 Plan”), we also have the ability to issue 21,716,844 shares of our common stock, and the Brookfield SAFE may convert into up to 5,000,000 shares of our common stock. The 2023 Plan is required to provide for the ability to grant and recycle the common stock (including any shares subject to forfeited options or restricted stock awards), and to initially reserve a number of shares of the common stock constituting 10% of the total number of shares of the common stock outstanding on a fully diluted basis, as determined at the closing of the Business Combination, and include an “evergreen” provision pursuant to which the number of shares reserved for issuance under the 2023 Plan will be increased automatically each year by 3% of the aggregate number of shares of the common stock then outstanding on a fully diluted basis. We may also issue additional shares of common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.
Our issuance of additional shares of common stock or other equity securities of equal or senior rank would have the following effects:
•our existing stockholders’ proportionate ownership interest in LanzaTech will decrease;
•the amount of cash available per share, including for payment of dividends in the future, may decrease;
•the relative voting strength of each previously outstanding share of common stock may be diminished; and
•the market price of shares of the common stock may decline.
Because we do not anticipate paying any cash dividends on the common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gains and you may never receive a return on your investment.
We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our securities unless you sell your securities for a price greater than that which you paid for it.
The Public Warrants are identical to the Private Placement Warrants in material terms and provisions, except in certain circumstances, and are materially different from the LanzaTech warrants.
The Public Warrants are identical to the Private Placement Warrants in material terms and provisions, except that the Private Placement Warrants are not transferable, assignable or salable until 30 days after the closing of the Business Combination (except in limited circumstances) and are not redeemable by us so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, they will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants. The Sponsor agreed not to transfer, assign or sell any of the Private Placement Warrants until 30 days after the closing of the business combination.
We may redeem the Public Warrants prior to their exercise at a time that is disadvantageous to holders of Public Warrants. We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, provided that the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading day period commencing once the Public Warrants become exercisable and ending three days before we send the notice of redemption to Public Warrant holders. If and when the Public Warrants become redeemable by us, we may exercise the redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding Public Warrants could force holders of the Public Warrants (i) to exercise their Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their Public Warrants at the then-current market price when they might otherwise wish to hold their Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of their Public Warrants. As noted above, none of the Private Placement Warrants will be redeemable by us so long as they are held by the Sponsor or its permitted transferees.
The terms of the Legacy LanzaTech warrants that were converted into LanzaTech warrants at the closing of the Business Combination are materially different from those of the Public Warrants. The AM Warrant entitles its holder to purchase up to 300,000 shares of common stock at an exercise price equal to $10.00, and will expire on the fifth anniversary of the consummation of the Business Combination. The Shortfall Warrants entitle the holders to purchase up to 4,083,486 shares of common stock at an exercise price equal to $10.00 per share, subject to adjustment, and will expire on March 27, 2028.
You may only be able to exercise your Public Warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer shares of the common stock from such exercise than if you were to exercise such warrants for cash.
The Warrant Agreement provides that in the following circumstances holders of warrants who seek to exercise their Public Warrants will not be permitted to do so for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the shares of common stock issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the Warrant Agreement; (ii) if we have so elected and the shares of common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the Public Warrants for redemption. If you exercise your Public Warrants on a cashless basis, you would pay the warrant exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” of our shares of common stock (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average closing price of the shares of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, you would receive fewer shares of the common stock from such exercise than if you were to exercise such warrants for cash.
Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.
Our warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants will be deemed to have notice of and to have consented to the forum provisions in our Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the

Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder will be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.
This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits against us and our directors, officers, or other employees and may result in increased litigation costs for our stockholders. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
We may amend the terms of the Public Warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then-outstanding Public Warrants. As a result, the exercise price of a holder’s Public Warrants could be increased, the exercise period could be shortened and the number of shares of the common stock purchasable upon exercise of a Public Warrant could be decreased, all without the approval of that warrant holder.
Our Public Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then-outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Public Warrants, convert the Public Warrants into cash or stock, shorten the exercise period or decrease the number of shares of common stock purchasable upon exercise of a Public Warrant.
We have identified material weaknesses in our internal control over financial reporting. While some of these material weaknesses have been remediated, they could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.
Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation of those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
AMCI previously identified a material weakness in its internal control over financial reporting related to the accounting for certain complex financial instruments issued by AMCI that were not effectively designed or maintained. This material weakness resulted in the restatement of AMCI’s balance sheet as of August 6, 2021. Additionally, this material weakness could have resulted in a misstatement of complex financial instruments and related accounts and disclosures that would result in an additional material misstatement of AMCI’s financial statements that would not be prevented or detected on a timely basis. This material weakness has been remediated.
Additionally, AMCI has identified a quantitative and qualitative material weakness in its internal control over financial reporting related to the accounting of certain fees of Evercore related to advisory and placement agent services, which Evercore waived in connection with its resignation. Pursuant to an advisory agreement and a placement agency agreement that AMCI entered into with Evercore, AMCI agreed to pay Evercore an aggregate fee of approximately $8.0 million in connection with AMCI’s initial business combination that was wholly contingent on the closing of its initial business combination. On or about October 11, 2022, AMCI determined that disclosure regarding such arrangements and aggregate fees of $8.0 million, which were reasonably estimable and reasonably possible, had been omitted from the footnotes contained in its previously-issued financial statements. AMCI’s management evaluated the impact of the error on its internal control over financial reporting, and although the error had no impact to its consolidated balance sheets, statements of cash flows or operations because such amount was never probable in accordance with the guidance set forth in ASC 450-20, the omission of such contingent payment from the footnotes to its financial statements was significant and therefore was determined to be a material error. Based on the above, AMCI’s management concluded that the nondisclosure represented a material weakness in AMCI’s internal control over financial reporting.
It is possible that we may identify other material weaknesses in the future. Our management has expended, and will continue to expend, a substantial amount of effort and resources for the improvement of our internal control over financial reporting. While we have processes to properly identify and evaluate the appropriate accounting technical pronouncements and other literature for all significant or unusual transactions, we have expanded and will continue to improve these processes to ensure that the nuances of such transactions are effectively evaluated in the context of the increasingly complex accounting standards.
Legacy LanzaTech has also identified material weaknesses in its internal control over financial reporting. The material weaknesses relate to the segregation of duties over manual journal entries and account reconciliations due to finance team size limitations; the design of formal accounting policies to analyze, account for, and disclose complex transactions; and the design, implementation, and documentation of internal controls at the entity level and certain reporting processes. During 2022, Legacy LanzaTech restated its previously issued 2020 and 2021 financial statements. The restatement resulted from certain material weaknesses, as described above. For additional information on the restatement, see Note 2 — Summary of Significant Accounting Policies to Legacy LanzaTech’s 2020 and 2021 restated financial statements. LanzaTech has not sufficiently designed, documented and implemented formal accounting policies, processes, and controls at the entity level or over the process of the accounting for complex transactions under U.S. GAAP: LanzaTech has not implemented certain key entity level controls that are integral to the COSO framework and that address the risk assessment component of COSO. For example, as of December 31, 2022, LanzaTech had not implemented and performed an entity-wide risk assessment, established a whistleblower hotline, or established a process for tracking and remediating control deficiencies. Further, due to size limitations of the finance and accounting group, LanzaTech has a limited number of experienced accounting personnel and has not sufficiently designed, documented and implemented internal controls over the accounting and disclosure of complex transactions under U.S. GAAP.
We can give no assurance that these measures will remediate the deficiencies in internal control or that additional material weaknesses or significant deficiencies in internal control over financial reporting will not be identified in the future. Failure to implement and maintain effective internal control over financial reporting could result in material misstatements of our consolidated financial statements that may require us to restate our financial statements or cause us to fail to meet our periodic reporting obligations. As a result, we could be subject to sanctions or investigations by the stock exchange on which the common stock is listed, the SEC or other regulatory authorities. Failure to timely file will cause us to be ineligible to utilize short form registration statements on Form S-3 or Form S-4, which may impair our ability to obtain capital in a timely fashion to execute our business strategies or issue shares to effect an acquisition. In either case, there could result a material adverse effect on our business. The existence of material weaknesses or significant deficiencies in internal control over financial reporting could adversely affect our reputation or investor perceptions of LanzaTech, which could have a negative effect on the trading price of the common stock. In addition, we would incur additional costs to remediate material weaknesses in our internal control over financial reporting.
We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for future annual reports on Form 10-K to be filed with the SEC. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, Nasdaq or other regulatory authorities, which would require additional financial and management resources. However, for as long as we are an emerging growth company under the Jumpstart Our Business Startups Act of 2012, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We could be an emerging growth company for up to five years from the last day of the fiscal year of AMCI’s initial public offering.
We may face litigation and other risks as a result of the material weaknesses in our internal control over financial reporting.
As described elsewhere herein, we have identified a material weakness in our internal control over financial reporting related to the accounting for certain complex financial instruments issued by AMCI that were not effectively designed or maintained, which material weakness resulted in the restatement of AMCI’s balance sheet as of August 6, 2021, and a material weakness in our internal control over financial reporting related to the accounting of certain fees of Evercore.
As a result of such material weaknesses, the restatement, the change in accounting for the financial instruments, and other matters raised or that may in the future be raised by the SEC, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the restatement and material weaknesses in our internal control over financial reporting and the preparation of our financial statements. As of the date hereof, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition or our ability to complete a business combination.
Delaware law and provisions in our certificate of incorporation and bylaws could make a takeover proposal more difficult.
Our organizational documents are governed by Delaware law. Certain provisions of Delaware law and of our certificate of incorporation and bylaws could discourage, delay, defer or prevent a merger, tender offer, proxy contest or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of the common stock held by our stockholders. These provisions include the ability of the Board to designate the terms of and issue new series of preference shares, supermajority voting requirements to amend certain provisions of our certificate of incorporation, the classification of the Board, and a prohibition on stockholder actions by written consent, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
These anti-takeover provisions as well as certain provisions of Delaware law could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. If prospective takeovers are not consummated for any reason, we may experience negative reactions from the financial markets, including negative impacts on the price of the common stock. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and to cause us to take other corporate actions that our stockholders desire.
Our certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings and the federal district courts as the sole and exclusive forum for other types of actions and proceedings, in each case, that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with Lus or our directors, officers or other employees or increase our stockholders’ costs in bringing such a claim.
Our certificate of incorporation provides that, unless we consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of LanzaTech; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of LanzaTech to LanzaTech or its stockholders; (iii) any action asserting a claim against

LanzaTech or any director, officer or employee arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (iv) any action asserting a claim against LanzaTech or any director, officer or employee of LanzaTech governed by the internal affairs doctrine, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to (A) the personal jurisdiction of the state and federal courts within Delaware and (B) service of process on such stockholder’s counsel. The provision described in the immediately preceding sentence will not apply to (i) suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, for which the federal courts will be the exclusive forum. Any person or entity purchasing or otherwise acquiring an interest in any shares of our capital stock will be deemed to have notice of and to have consented to the forum provisions in our certificate of incorporation. These choice-of-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that he, she or it believes to be favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers, or other employees and may result in increased litigation costs for our stockholders. We note that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and the Board.
We may not have the funds necessary to satisfy our future obligations under the Forward Purchase Agreement.
Pursuant to that certain forward purchase agreement by and between the Company, ACM ARRT H LLC, and the other parties thereto (the “Forward Purchase Agreement”), on the Maturity Date the Company is obligated to pay to the Seller the Maturity Consideration, which may be paid in cash or in shares, the Share Consideration and the Prepayment Amount. However, at the time, the Company may not have sufficient funds or be able to obtain financing from third parties to pay such amounts. The Company also may not have sufficient shares authorized to pay the Maturity Consideration in shares. Breach by the Company of any of these obligations could constitute an event of default under the Forward Purchase Agreement, which could subject the Company to financial exposure thereunder (including arising from potential indemnification claims by the Seller). In addition, future debt or other contractual agreements may contain cross-default or cross-acceleration provisions that could be triggered if we defaulted on our obligations to the Seller. Any or all of these consequences could have material adverse consequences for us.
Financial Information
Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of AMCI and Legacy LanzaTech, which is incorporated herein by reference.
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the management’s discussion and analysis of financial condition and results of operations of AMCI and Legacy LanzaTech, which is incorporated herein by reference.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of shares of common stock as of March 17, 2023, after giving effect to the Business Combination:
•each person known by us to be the beneficial owner of more than 5% of common stock;

•each of our named executive officers and directors; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.
The beneficial ownership of shares of common stock is calculated based on 195,451,598 shares of common stock outstanding as of March 17, 2023.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Name and Address of Beneficial Owner	Number of shares	% of Total Voting Power
Directors and Named Executive Officers of LanzaTech (1)
Dr. Jennifer Holmgren (2)	4,842,306	2.46%
Geoff Trukenbrod (3)	503,088	*
Barbara Byrne	—	—%
Nigel Gormly	—	—%
Dorri McWhorter	—	—%
James Messina (4)	1,077,926	*
Nimesh Patel	268,148	*
Gary Rieschel	—	—%
Patrick Murphy	160,890	*
Sean Simpson (5)	3,554,721	1.81%
All Directors and Executive Officers of LanzaTech as a Group (18 individuals)	12,981,479	6.41%
Five Percent Holders:
Khosla Ventures (6)	43,839,900	22.4%
Guardians of New Zealand Superannuation (7)	33,263,337	17.0%
Sinopec Capital Co., Ltd. (8)	17,112,976	8.8%
Novo Holdings A/S (9)	15,814,845	8.1%
__________________
*Less than one percent.
(1)Unless otherwise noted, the business address of each of the following individuals is 8045 Lamon Avenue, Suite 400, Skokie, Illinois 60077.
(2)Consists of (i) 3,154,003 shares of Common Stock and (ii) 1,688,303 shares of Common Stock subject to options exercisable within 60 days of March 17, 2023.
(3)Consists of 503,088 shares of Common Stock subject to options exercisable within 60 days of March 17, 2023.
(4)Consists of 1,077,926 shares of Common Stock subject to options exercisable within 60 days of March 17, 2023.
(5)Consists of (i) 1,081,801 shares of New LanzaTech Common Stock held by the Shikine Onsen Investment Trust, (ii) 1,083,038 shares of New LanzaTech Common Stock held by Dr. Simpson, and (iii) 1,240,202 shares of New LanzaTech Common Stock subject to options exercisable within 60 days of March 17, 2023. Dr. Simpson and his spouse are trustees of the Shikine Onsen Investment Trust and Dr. Simpson may be deemed to have shared voting and dispositive power over the shares held by the Shikine Onsen Investment Trust.
(6)Consists of (i) 13,875,332 shares of LanzaTech common stock held by KV III, (ii) 28,992,029 shares of LanzaTech common stock held by entities owned or controlled by Vinod Khosla, and (iii) 972,539 shares of LanzaTech common stock held by limited partners of KV II not affiliated with Vinod Khosla. Khosla Ventures Associates III, LLC (“KVA III”) is the general partner of KV III. VK Services, LLC (“VK Services”) is the Manager of KVA III. Vinod Khosla is the Managing Member of VK Services. As such, (i) each of KVA III and VK Services may be deemed to be the beneficial owners having shared voting power and shared investment power over 13,875,332 shares of LanzaTech common stock, and (ii) Vinod Khosla may be deemed to be the beneficial owner having shared voting power and shared investment power over 42,867,361 shares of LanzaTech common stock, and each disclaims beneficial ownership of such securities except to the extent of his or its pecuniary interest therein. The business address of Vinod Khosla and each of the other entities listed in this footnote is 2128 Sand Hill Road, Menlo Park, CA 94025.
(7)Consists of shares of Common Stock held by Guardians of New Zealand Superannuation, as the manager and administrator of the New Zealand Superannuation Fund. Matt Whineray, Chief Executive Officer, has direct voting and investment power over these shares. The business address of Guardians of New Zealand Superannuation is 21 Queen Street Level 12, Auckland 1010, New Zealand.
(8)Any action by Sinopec Capital Co., Ltd. with respect to its shares, including voting and dispositive decisions, requires a vote of three out of the five members of its investment team. Under the so-called “rule of three,” because voting and dispositive decisions are made by three out of the five members of the investment team, none of the members is deemed to be a beneficial owner of securities held by Sinopec Capital Co., Ltd. Accordingly, none of the members of the investment team is deemed to have or share beneficial ownership of the shares held by Sinopec Capital Co., Ltd. The business address of Sinopec Capital Co., Ltd. is 22nd Floor, World Financial Center East Tower, 1 East 3rd Ring Middle Road, Chaoyang District, Beijing, China.
(9)Novo Holdings A/S has the sole power to vote and dispose of the shares, and no individual or other entity is deemed to hold any beneficial ownership in the shares. The business address of Novo Holdings A/S is Tuborg Havnevej 19, 2900 Hellerup, Denmark.
Directors and Executive Officers
Reference is made to the disclosure in the subsections entitled “Board of Directors” and “Executive Officers” in Item 5.02 of this Current Report, which is incorporated herein by reference. Further reference is made to the section of the Proxy Statement/Prospectus entitled “New LanzaTech Management After the Business Combination,” beginning on page 304 of the Proxy Statement/Prospectus, which is incorporated herein by reference.
Information with respect to the independence of New LanzaTech’s directors is set forth beginning on page 308 of the Proxy Statement/Prospectus in the section titled “New LanzaTech Management After the Business Combination—Independence of Directors,” which is incorporated herein by reference.
Executive Compensation
Reference is made to the sections of the Proxy Statement/Prospectus entitled “New LanzaTech Management After the Business Combination—Executive Officer and Director Compensation Following the Business Combination,” beginning on page 304 and “LanzaTech’s Executive and Director Compensation,” beginning on page 311 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference.
On the Closing Date, in connection with the consummation of the Business Combination, the LanzaTech 2023 Long-Term Incentive Plan (the “2023 Plan”), the Annual Bonus Plan (the “Annual Bonus Plan”), and the Executive Severance Plan (the “Severance Plan”) became effective.
The 2023 Plan, the Annual Bonus Plan, and the Severance Plan are described in greater detail in the sections of the Proxy Statement/Prospectus entitled “The Incentive Plan Proposal,” “LanzaTech’s Executive and Director Compensation—Annual Bonus Plan,” and “LanzaTech’s Executive and Director Compensation—Executive Severance Plan” beginning on pages 187 and 320 of the Proxy Statement/Prospectus, respectively. Those summaries and the foregoing descriptions of the 2023 Plan, the Annual Bonus Plan, and the Severance Plan do not purport to be complete and are qualified in their entirety by reference to the text of the 2023 Plan, the Annual Bonus Plan, and the Severance Plan which are attached hereto as Exhibits 10.2, 10.28 and 10.34 respectively and are incorporated herein by reference.
Director Compensation
A description of the compensation of the directors of Legacy LanzaTech before the consummation of the Business Combination is set forth beginning on page 320 of the Proxy Statement/Prospectus in the section entitled “LanzaTech’s Executive and Director Compensation—Non-Employee Director Compensation,” which is incorporated herein by reference.
After the completion of the Business Combination, the Board adopted a non-employee director compensation plan pursuant to which each non-employee director is entitled to receive annual cash compensation of $60,000 and annual incentive compensation in the form of RSUs worth $100,000 for his or her service on the Board. Additionally, the lead independent director is entitled to additional annual cash compensation of $30,000, and each member of the audit committee of the Board, the compensation committee of the Board, and the nominating and governance committee of the Board is entitled to annual cash compensation of $10,000, $7,500, and $5,000, respectively. The chairperson of each such committee is entitled to additional annual cash compensation of $10,000, $7,500, and $5,000, respectively.
Certain Relationships and Related Transactions, and Director Independence
Reference is made to the sections of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Party Transactions” and “New LanzaTech Management After the Business Combination—Independence of Directors,” beginning on pages 321 and 308 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
Prior to the Closing Date, AMCI’s publicly traded Class A common stock, public warrants and units were listed on the Nasdaq Capital Market under the symbols “AMCI,” “AMCIW” and “AMCIU,” respectively. Upon the consummation of the Business Combination, the Common Stock and New LanzaTech’s warrants began trading on Nasdaq under the symbols “LNZA” and “LNZAW,” respectively. AMCI’s publicly traded units automatically separated into their component securities upon the Closing, and as a result, no longer trade as a separate security and will be delisted from the Nasdaq Capital Market.
As of the close of business on the Closing Date, New LanzaTech had 196,222,737 shares of Common Stock issued and outstanding held of record by 142 holders.
New LanzaTech has not paid any cash dividends on shares of its Common Stock to date. The payment of any cash dividends in the future will be within the discretion of the Board. The payment of cash dividends in the future will be contingent upon New LanzaTech’s revenues and earnings, if any, capital requirements, and general financial condition. It is the present intention of Board to retain all earnings, if any, for use in business operations, and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.
Recent Sales of Unregistered Securities
Reference is made to the disclosure in Item 3.02 of this Current Report, which is incorporated herein by reference.
Indemnification of Directors and Officers
Reference is made to the disclosure under the subheading “Indemnification Agreements” in Item 1.01 of this Current Report, which is incorporated herein by reference.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Reference is made to the disclosure in Item 4.01 of this Current Report, which is incorporated herein by reference.
Financial Statements, Exhibits and Supplementary Data
Reference is made to the disclosure in Item 9.01 of this Current Report, which is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
In connection with the Closing, AMCI consummated the Private Placement. Reference is made to the disclosure under the heading “Introductory Note” of this Current Report, which is incorporated herein by reference. The shares of common stock issued pursuant to the Subscription Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance upon the exemption provided under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On January 29, 2021, the Sponsor subscribed for an aggregate of 5,031,250 shares of AMCI Class B common stock, par value $0.0001 per share (the “Founder Shares”) for a total subscription price of $25,000, or approximately $0.005 per share. In March 2021, the Sponsor transferred all of the Founder Shares held by it to members of AMCI’s board of directors, its management team and persons or entities affiliated with AMCI Group. On May 14, 2021, certain of AMCI’s initial stockholders forfeited an aggregate of 718,750 Founder Shares, resulting in an aggregate of 4,312,500 Founder Shares outstanding. On September 17, 2021, the over-allotment option expired and therefore, the initial stockholders forfeited 562,500 Founder Shares, resulting in an aggregate of 3,750,000 Founder Shares outstanding.
Simultaneous with the consummation of AMCI’s Initial Public Offering, the Sponsor purchased 3,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $3.5 million. No underwriting discounts or commissions were paid with respect to such sales. This issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
On February 8, 2023, pursuant to certain non-redemption agreements dated February 3, 2023 and February 6, 2023, AMCI issued and sold 1,250,000 shares of AMCI Class A common stock to certain qualified institutional buyers and accredited investors.
On February 8, 2023 AMCI issued and sold 469,052 shares of AMCI Class A common stock to certain anchor investors.
Upon the Closing, unvested options to purchase an aggregate of 3,271,104 shares of Legacy LanzaTech common stock at exercise prices of approximately $0.70 and $43.60 per share under the Legacy LanzaTech Plans were automatically and without any required action on the part of any holder or beneficiary thereof, assumed by us and converted into options to purchase an aggregate of 14,310,025 shares of common stock at exercise prices of approximately $0.16 to $9.97.
On March 27, 2023, we issued an aggregate of 4,083,486 Shortfall Warrants to certain investors pursuant to the Forward Purchase Agreement.
None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe each of these transactions was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.
Item 3.03. Material Modifications to Rights of Security Holders.
In connection with the consummation of the Business Combination, AMCI changed its name to “LanzaTech Global, Inc.” and adopted the Second Amended and Restated Certificate of Incorporation (the “Charter”). Reference is made to the sections of the Proxy Statement/Prospectus entitled “The Charter Proposal,” “The Advisory Charter Amendment Proposals,” “Comparison of Stockholders’ Rights” and “Description of New LanzaTech’s Securities After the Business Combination” beginning on pages 179, 181, 289 and 276 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference. This summary is qualified in its entirety by reference to the text of the Charter and the bylaws of New LanzaTech, which are attached as Exhibits 3.1 and 3.2 hereto, respectively, and which are incorporated herein by reference.
Item 4.01. Change in the Registrant’s Certifying Accountant.
On February 8, 2023, the Board approved a resolution appointing Deloitte & Touche, LLP (“Deloitte”) as New LanzaTech’s independent registered public accounting firm to audit New LanzaTech’s consolidated financial statements for the fiscal year ending December 31, 2023. Deloitte served as the independent registered public accounting firm of Legacy LanzaTech prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), AMCI’s independent registered public accounting firm prior to the Business Combination, was informed on February 8, 2023 that it will be dismissed as New LanzaTech’s independent registered public accounting firm, effective on March 28, 2023 upon completion of Marcum’s audit of AMCI’s consolidated financial statements as of and for the year ended December 31, 2022, and the issuance of their report thereon.
The report of Marcum on AMCI’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.
During AMCI’s fiscal years ended December 31, 2022 and 2021, there were no disagreements between AMCI and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on AMCI’s consolidated financial statements for such year.
During AMCI’s fiscal years ended December 31, 2022 and 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K (“Regulation S-K”) under the Exchange Act), except that Marcum advised AMCI of material weaknesses related to: (i) the accounting for certain complex financial instruments and (ii) the accounting of certain fees related to financial advisory and placement agent services.
New LanzaTech provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish New LanzaTech with a letter addressed to the SEC stating whether it agrees with the statements made by New LanzaTech set forth above. A copy of Marcum’s letter, dated March 28, 2023, is filed as Exhibit 16.1 hereto.
During the fiscal years ended December 31, 2022 and 2021, neither New LanzaTech, nor any party on behalf of New LanzaTech, consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to New LanzaTech’s consolidated financial statements, and no written report or oral advice was provided to New LanzaTech by Deloitte that was an important factor considered by New LanzaTech in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
Item 5.01. Changes in Control of Registrant.
Reference is made to the section of the Proxy Statement/Prospectus entitled “The Business Combination Proposal—Structure of the Merger Agreement,” beginning on page 120 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Further reference is made to disclosure in the section entitled “Introductory Note” and in Item 2.01 of this Current Report, which is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Board of Directors
Upon the consummation of the Business Combination, each director of AMCI and each executive officer of AMCI ceased serving in such capacities, and seven new directors were elected to the Board. The Board was divided into three staggered classes of directors and each director was assigned to one of the three classes. At each annual meeting of the stockholders of New LanzaTech, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The Board consists of the following directors:
•Three Class I directors: Nigel Gormly, Jennifer Holmgren and Nimesh Patel.
•Two Class II directors: Barbara Byrne and Gary Rieschel.
•Two Class III directors: Jim Messina and Dorri McWhorter.

Dr. Holmgren serves as chair of the Board. The primary responsibilities of the Board are to provide risk oversight and strategic guidance to New LanzaTech and to counsel and direct New LanzaTech’s management. The Board will meet on a regular basis and will convene additional meetings, as required.
Furthermore, effective as of the Effective Time, the Board established three standing committees: an audit committee, a nominating and governance committee, and a compensation committee. The members of the audit committee are Barbara Byrne, Nigel Gormly and Dorri McWhorter, and Ms. McWhorter chairs the audit committee. The members of the nominating and governance committee are Nigel Gormly, Dorri McWhorter and Jim Messina, and Mr. Messina chairs the nominating and governance committee. The members of the compensation committee are Barbara Byrne, Jim Messina and Gary Rieschel, and Mr. Rieschel chairs the compensation committee.
Reference is made to the description of the compensation of the directors of Legacy LanzaTech and of AMCI before the consummation of the Business Combination described in the Proxy Statement/Prospectus in the sections entitled “LanzaTech’s Executive and Director Compensation—Non-Employee Director Compensation” and “Other Information About AMCI—Executive Compensation and Director Compensation,” beginning on pages 289 and 194 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference.
New LanzaTech’s executive compensation program is designed to align compensation with business objectives and the creation of stockholder value, while enabling New LanzaTech to attract, retain, incentivize and reward individuals who contribute to its long-term success. Decisions regarding the executive compensation program are made by the compensation committee of the Board.
Independence of Directors
New LanzaTech adheres to the rules of Nasdaq in determining whether a director is independent. The Nasdaq listing standards generally define an “independent director” as a person who is not an executive officer or employee, or who does not have a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Our board of directors has determined that Nigel Gormly, Barbara Byrne, Jim Messina, Dorri McWhorter and Gary Rieschel are independent directors of New LanzaTech. New LanzaTech’s independent directors intend to hold regularly scheduled meetings at which only independent directors are present.
The board recognizes the importance of appointing a strong lead independent director to maintain a counterbalancing structure to ensure the board functions in an appropriately independent manner. Jim Messina serves as our lead independent director. Our lead independent director’s responsibilities include, among other things:
•presiding at all meetings of the board in the absence of, or upon the request of, the Chairperson of the board;
•lead regular executive sessions of the independent members of the board;
•call special meetings of the New LanzaTech Board as necessary to address important or urgent LanzaTech issues;
•call meetings of the non-employee or independent members of the board, with appropriate notice;
•advise the Nominating and Governance Committee and the Chairperson of the board on the membership of the various board committees and the selection of committee chairpersons;
•serve as principal liaison between the non-employee and independent members of the board, as a group, the Chief Executive Officer of New LanzaTech, and the Chairperson of the board, as necessary;
•engage when necessary and appropriate, after consultation with the Chairperson of the board and the Chief Executive Officer, as the liaison between the board and the New LanzaTech shareholders and other stakeholders; and
•foster open dialogue and constructive feedback among the independent directors.

Executive Officers
Upon the Closing, the following individuals were appointed to serve as executive officers of New LanzaTech:

Name	Age	Position(s)
Jennifer Holmgren, Ph.D.	62	Chief Executive Officer and Director
Geoff Trukenbrod	50	Chief Financial Officer
Steven Stanley, Ph.D.	60	Chief Commercial Officer
Carl Wolf	37	Chief Operating Officer
Freya Burton	42	Chief Sustainability Officer
Joseph Blasko	55	General Counsel
Julie Zarraga	55	Executive Vice President, Engineering
Johanna Haggstrom, Ph. D.	44	Vice President, Chemicals & Hydrocarbon Fuels Technology
Robert Conrado, Ph. D.	40	Vice President, Engineering Design and Development
Reference is made to the section of the Proxy Statement/Prospectus entitled “New LanzaTech Management After the Business Combination,” beginning on page 304 of the Proxy Statement/Prospectus, which is incorporated herein by reference.
LanzaTech 2023 Long-Term Incentive Plan
Upon the Closing, New LanzaTech adopted the 2023 Plan. The 2023 Plan is described in greater detail in the section of the Proxy Statement/Prospectus entitled “The Incentive Plan Proposal,” beginning on page 187 of the Proxy Statement/Prospectus. That summary and the foregoing description of the 2023 Plan do not purport to be complete and is qualified in its entirety by reference to the text of the 2023 Plan, which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.
Annual Bonus Plan
Upon the Closing, New LanzaTech adopted the Annual Bonus Plan. The Annual Bonus Plan is described in greater detail in the section of the Proxy Statement/Prospectus entitled “LanzaTech’s Executive and Director Compensation—Annual Bonus Plan,” on page 320 of the Proxy Statement/Prospectus. That summary and the foregoing description of the Annual Bonus Plan do not purport to be complete and is qualified in its entirety by reference to the text of the Annual Bonus Plan, which is attached as Exhibit 10.28 hereto and is incorporated herein by reference.
Executive Severance Plan
Upon the Closing, New LanzaTech adopted the Severance Plan. The Severance Plan is described in greater detail in the section of the Proxy Statement/Prospectus entitled “LanzaTech’s Executive and Director Compensation—Executive Severance Plan,” on page 320 of the Proxy Statement/Prospectus. That summary and the foregoing description of the Executive Severance Plan do not purport to be complete and is qualified in its entirety by reference to the text of the Executive Severance Plan, which is attached as Exhibit 10.34 hereto and is incorporated herein by reference.
Employment Arrangements with Named Executive Officers
Reference is made to the disclosure regarding Legacy LanzaTech’s employment arrangements with its named executive officers (the “named executive officers”) in the section of the Proxy Statement/Prospectus entitled “LanzaTech’s Executive and Director Compensation,” beginning on page 311 of the Proxy Statement/Prospectus, which is incorporated herein by reference.
Potential Payments Upon Termination or Change of Control
The named executive officers hold stock options granted subject to the general terms of Legacy LanzaTech’s 2019 Stock Plan, 2015 Stock Plan, 2013 Stock Plan, 2011 Stock Plan, the 2006 Share Option Scheme, and the Options

Deed Poll (together the “Legacy LanzaTech Plans”). New LanzaTech also expects to grant to the named executive officers stock options subject to the general terms of the 2023 Plan. A description of the termination and change in control provisions in the 2023 Plan and the Legacy LanzaTech Plans that are applicable to the stock options granted to the named executive officers under such plans is included in the sections of the Proxy Statement/Prospectus entitled “Incentive Plan Proposal—Corporate Transactions and Recapitalizations,” “LanzaTech’s Executive and Director Compensation—Equity Incentive and Other Compensation Plans,” beginning on pages 189 and 315 of the Proxy Statement/Prospectus, respectively. This summary does not purport to be complete and is qualified in its entirety by reference to the texts of the Legacy LanzaTech Plans and the 2023 Plan, which are attached as Exhibits 10.2, 10.22,10.23, 10.24, 10.25, and 10.26 hereto and are incorporated herein by reference.
Indemnification Agreements
At the Effective Time, New LanzaTech entered into indemnification agreements with each of its directors and certain executive officers. These indemnification agreements provide the directors and executive officers party thereto with contractual rights to indemnification and advancement of certain expenses incurred by such director or executive officer in any action or proceeding arising out of his or her services as one of New LanzaTech’s directors or executive officers.
The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.29 and is incorporated herein by reference.
Certain Relationships and Related Person Transactions
Reference is made to the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Party Transactions,” beginning on page 321 of the Proxy Statement/Prospectus, which is incorporated herein by reference.
Administrative Service Fee
Subsequent to the closing of AMCI’s initial public offering, AMCI agreed to pay its Sponsor $10,000 per month for office space and secretarial and administrative services provided to members of the management team.. For the year ended December 31, 2022 and for the period from January 28, 2021 (inception) through December 31, 2021, AMCI incurred $120,000 and $50,000 of such fees, respectively, included as general and administrative fees - related party on the accompanying statements of operations included elsewhere in the prospectus. As of December 31, 2022 and 2021, approximately $120,000 and $50,000, respectively, of such fees are included as due to related party on the accompanying consolidated balance sheets included elsewhere in the prospectus.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On the Closing Date, New LanzaTech amended and restated its existing amended and restated certificate of incorporation (the “Charter”). A copy of the Charter is attached as Exhibit 3.1 hereto and is incorporated herein by reference.
Reference is made to the disclosure regarding the material changes to the Charter and the rights of New LanzaTech’s stockholders set forth therein in the sections of the Proxy Statement/Prospectus entitled “The Charter Proposal,” “Description of New LanzaTech’s Securities After the Business Combination” and “Comparison of Stockholders’ Rights,” beginning on pages 179, 276 and 289 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
On February 8, 2023, the Board adopted a new Code of Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of New LanzaTech’s Code of Conduct and Ethics is available on its website at https://ir.lanzatech.com/corporate-governance/documents-charters.The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this Form 8-K/A.

The adoption of the Code of Conduct and Ethics did not relate to or result in any waiver, explicit or implicit, of any provision of AMCI’s Code of Conduct. Any waivers under the Code of Conduct and Ethics will be disclosed on a Current Report on Form 8-K or as otherwise permitted by the rules of the SEC and Nasdaq (or other stock exchange on which New LanzaTech securities are then listed).
Item 5.06. Change in Shell Company Status.
As a result of the Business Combination, AMCI ceased to be a shell company upon the Closing. The material terms of the Business Combination are described in the section of the Proxy Statement/Prospectus entitled “The Business Combination Proposal,” beginning on page 120 of the Proxy Statement/Prospectus, and are incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On February 9, 2023, New LanzaTech issued a press release announcing the consummation of the Business Combination. Reference is made to such press release, which is furnished as Exhibit 99.3 hereto and is incorporated herein by reference. The foregoing (including Exhibit 99.3) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.
Item 8.01. Other Events.
In connection with AMCI’s initial public offering, AMCI entered into letter agreements with certain qualified institutional buyers or institutional accredited investors (the “Anchor Investors” and such agreements, the “Investment Agreements”), pursuant to which, among other items, the Anchor Investors agreed to purchase units in AMCI’s initial public offering in exchange for the agreement of certain founders of AMCI (the “Founders”) to transfer a portion of the shares of Class B common stock of AMCI owned by them (the “Founder Shares”) to the Anchor Investors at the closing of a business combination of AMCI. The Investment Agreements provided that, instead of selling the Founder Shares directly to the Anchor Investors, the Founders could forfeit the Founder Shares upon the closing of a business combination to AMCI, and AMCI could issue an identical number of shares to the Anchor Investors at the same per share price initially paid by the Founders. On the Closing Date, New LanzaTech issued an aggregate of 469,052 shares of common stock to the Anchor Investors (the “Anchor Investor Shares”). Although AMCI’s board of directors approved AMCI’s entry into the Investment Agreements on August 3, 2021, AMCI’s board of directors did not authorize the issuance of the Anchor Investor Shares to the Anchor Investors. As such, the issuance arose out of a “failure of Authorization” within the meaning of Section 204 of the Delaware General Corporation Law (the “DGCL”) and such issuance was a “defective corporate act” within the meaning of Section 204 of the DGCL. On March 27, 2023, the Board ratified the issuance of the Anchor Investor Shares to the Anchor Investors pursuant to Section 204 of the DGCL.
The statutory notice required by Section 204 of the DGCL to New LanzaTech’s stockholders is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)Financial statements of businesses acquired.
The audited consolidated financial statements of AMCI and Legacy LanzaTech as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021 are included as Exhibits 99.3 and 99.5 to this Current Report, respectively, and are incorporated herein by reference. Management’s Discussion and Analysis of Financial Condition and Results of Operations of AMCI and Legacy LanzaTech for the year ended December 31, 2022 are included as Exhibits 99.4 and 99.6 to this Current Report, respectively, and are incorporated herein by reference.
(b)Pro forma financial information.
The unaudited pro forma condensed combined financial information of New LanzaTech for the year ended December 31, 2022, is attached as Exhibit 99.7 to this Current Report and incorporated herein by reference.

(d)Exhibits

Exhibit Number	Description
2.1*†
Merger Agreement, dated as of March 8, 2022, by and among AMCI, AMCI Merger Sub, Inc., and LanzaTech NZ, Inc. (incorporated by reference to Exhibit 2.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

2.2*
Amendment No. 1 to Merger Agreement, dated as of December 7, 2022, by and among AMCI Acquisition Corp. II, AMCI Merger Sub, Inc. and LanzaTech NZ, Inc. (incorporated by reference to Exhibit 2.2 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

3.1*	Second Amended and Restated Certificate of Incorporation of LanzaTech Global, Inc.
3.2*	Bylaws of LanzaTech Global, Inc.
4.1*
Warrant Agreement, dated as of August 3, 2021, between AMCI Acquisition Corp. II and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

4.2*	SAFE Warrant, dated as of December 7, 2021, from LanzaTech NZ, Inc. to ArcelorMittal XCarb S.à r.l.
4.3*†	Assignment and Novation Agreement, dated February 3, 2023, by and among AMCI Acquisition Corp. II, LanzaTech NZ, Inc., ACM ARRT H LLC, and VellarOpportunity Fund SPV LLC - Series 10.
4.4	Form of Shortfall Warrant.
10.1*	Form of Initial Subscription Agreement (incorporated by reference to Exhibit 10.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).
10.1.1*†
Form of Amendment and Consent of Initial PIPE Investors (incorporated by reference to Exhibit 10.1.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.2*+	LanzaTech 2023 Long-Term Incentive Plan.
10.2.1*+
Form of Stock Option Agreement under LanzaTech 2023 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.2.2*+
Form of Time-Vested Restricted Stock Unit Agreement under the LanzaTech 2023 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4.2 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.2.3*+
Form of Director Restricted Stock Unit Agreement under the LanzaTech 2023 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4.3 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.2.4*+
Form of Time- and Performance-Vested Restricted Stock Unit Agreement under the LanzaTech 2023 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4.4 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.3*†	Registration Rights Agreement (included in Exhibit 2.1).
10.4*	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.7 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).
10.5*
Exclusive Patent License Agreement, dated September 13, 2018, by and between Battelle Memorial Institute and LanzaTech, Inc. (incorporated by reference to Exhibit 10.12 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023)

10.5.1*#
Letter Amendment 1, dated January 13, 2020, between Battelle Memorial Institute and LanzaTech, Inc. (incorporated by reference to Exhibit 10.12.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023)

10.5.2*#
Clarification Letter, dated April 24, 2020, between Battelle Memorial Institute and LanzaTech, Inc. (incorporated by reference to Exhibit 10.12.2 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023)

10.6*†#
Amended and Restated Investment Agreement, dated April 2, 2021, by and among LanzaTech, Inc., LanzaJet, Inc., Mitsui & Co., Ltd., Suncor Energy Inc., British Airways PLC and Shell Ventures LLC. (incorporated by reference to Exhibit 10.13 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023)

10.7*†#
Intellectual Property and Technology License Agreement, dated May 28, 2020, between LanzaTech, Inc. and LanzaJet, Inc. (incorporated by reference to Exhibit 10.14 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023)

10.8*†#
Amended and Restated Stockholders’ Agreement, dated April 2, 2021, by and among LanzaJet, Inc., LanzaTech, Inc., Mitsui & Co., Ltd., Suncor Energy Inc., British Airways PLC, and Shell Ventures LLC. (incorporated by reference to Exhibit 10.15 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023)

10.9*#
Amended and Restated Alliance Agreement, dated February 15, 2022, by and between LanzaTech NZ, Inc. and Mitsui & Co., Ltd. (incorporated by reference to Exhibit 10.16 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023)

10.9.1*#
Amendment No. 1 to Amended and Restated Alliance Agreement, dated March 24, 2022, by and between LanzaTech NZ, Inc. and Mitsui & Co., Ltd. (incorporated by reference to Exhibit 10.16.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023)

10.9.2*#
Amendment No. 2 to Amended and Restated Alliance Agreement, dated October 2, 2022, by and between LanzaTech NZ, Inc. and Mitsui & Co., Ltd (incorporated by reference to Exhibit 10.16.2 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023)

10.10*#
Articles of Association of Beijing Shougang LanzaTech Technology Co., Ltd. (incorporated by reference to Exhibit 10.17 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023)

10.11*
Side Letter Agreement, dated November 3, 2021, by and among Beijing Shougang LanzaTech Technology Co., Ltd., Mitsui & Co., Ltd., and LanzaTech Hong Kong Limited (incorporated by reference to Exhibit 10.18 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023)

10.12*#
2021 Intellectual Property Rights License Agreement, dated September 6, 2021, between Beijing Shougang LanzaTech Technology Co., Ltd. and LanzaTech Hong Kong Limited (incorporated by reference to Exhibit 10.19 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023)

10.12.1*
Amendment No. 1 to 2021 Intellectual Property License Agreement, dated January 14, 2022, between Beijing Shougang LanzaTech Technology Co., Ltd. and LanzaTech Hong Kong Limited (incorporated by reference to Exhibit 10.19.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.13*#
Letter Agreement, dated April 12, 2021, among LanzaTech New Zealand Limited, LanzaTech Hong Kong Limited, Sinopec Capital Co, Ltd and Beijing Shougang-LanzaTech Technology Co., Ltd. (incorporated by reference to Exhibit 10.20 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.14*†#
Grant Agreement, dated October 7, 2020, among the European Climate, Infrastructure and Environmental Executive Agency, SkyNRG BV, RSB Roundtable on Sustainable Biomaterials Association, LanzaTech BV, E4tech UK Ltd, and Fraunhofer Gesellschaft zur Forderung der Angewandten Forschung E.V. (incorporated by reference to Exhibit 10.21 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.15*#
Memorandum of Understanding, dated June 20, 2018, between Sekisui Chemical Co., Ltd. and LanzaTech, Inc. (incorporated by reference to Exhibit 10.22 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.16*#
Term Sheet, dated February 21, 2020, between Sekisui Chemical Co., Ltd. and LanzaTech, Inc. (incorporated by reference to Exhibit 10.23 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.17*#
Letter of Agreement, dated December 4, 2017, between LanzaTech, Inc. and IndianOil Corporation Limited (incorporated by reference to Exhibit 10.24 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.18*#
Master Licensing Agreement, dated October 6, 2020, between Suncor Energy Inc. and LanzaTech, Inc. (incorporated by reference to Exhibit 10.25 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.18.1*
Amendment No. 1 to Master Licensing Agreement, dated October 2, 2022, between Suncor Energy Inc. and LanzaTech, Inc. (incorporated by reference to Exhibit 10.25.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.19*+
Executive Employment Agreement, dated April 20, 2010, between Dr. Jennifer Holmgren and LanzaTech, Inc. (incorporated by reference to Exhibit 10.26 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.19.1*+
Letter from LanzaTech, Inc. to Dr. Jennifer Holmgren, dated May 17, 2021 (incorporated by reference to Exhibit 10.26.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.19.2*†+
Executive Employment Agreement, dated December 20, 2022, between Dr. Jennifer Holmgren and LanzaTech Global, Inc. (incorporated by reference to Exhibit 10.26.2 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.20*+
Employment Agreement, dated October 21, 2013, between Dr. Sean Simpson and LanzaTech, Inc. (incorporated by reference to Exhibit 10.27 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.20.1*+
Letter from LanzaTech, Inc. to Dr. Sean Simpson, dated January 6, 2020 (incorporated by reference to Exhibit 10.27.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.20.2*†+
Transition Letter, entered into on January 2, 2023, between Dr. Sean Simpson and LanzaTech, Inc. (incorporated by reference to Exhibit 10.27.2 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.20.3*†+
Consulting Agreement, entered into on January 2, 2023, between Dr. Sean Simpson and LanzaTech, Inc. (incorporated by reference to Exhibit 10.27.3 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.21*+
Employment Agreement, dated May 28, 2021, between Geoff Trukenbrod and LanzaTech, Inc. (incorporated by reference to Exhibit 10.28 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.21.1*†+
Executive Employment Agreement, dated December 21. 2022, between Geoff Trukenbrod and LanzaTech Global, Inc. (incorporated by reference to Exhibit 10.28.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.22*+
Deed Poll Relating to Option Schemes Established by LanzaTech New Zealand Limited and LanzaTech New Zealand Limited 2006 Share Option Scheme (incorporated by reference to Exhibit 10.29 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.22.1*+
Deed of Amendment to Deed Poll Relating to Option Schemes Established by LanzaTech New Zealand Limited, dated September 12, 2011 (incorporated by reference to Exhibit 10.29.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.22.2*+
Deed of Amendment to Deed Poll Relating to Option Schemes Established by LanzaTech New Zealand Limited, dated January 8, 2016 (incorporated by reference to Exhibit 10.29.2 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.22.3*+
Deed of Amendment to Deed Poll Relating to Option Schemes Established by LanzaTech New Zealand Limited, dated October 28, 2021 (incorporated by reference to Exhibit 10.29.3 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.23*+	LanzaTech New Zealand Limited 2011 Stock Plan (incorporated by reference to Exhibit 10.30 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).
10.23.1*+
Form of Stock Option Agreement under the LanzaTech New Zealand Limited 2011 Stock Plan (incorporated by reference to Exhibit 10.30.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.23.2*+
Form of Stock Option Agreement under the LanzaTech New Zealand Limited 2011 Stock Plan (New Zealand employees) (incorporated by reference to Exhibit 10.30.2 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.24*+	LanzaTech New Zealand Limited 2013 Stock Plan (incorporated by reference to Exhibit 10.31 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).
10.24.1*+
Form of Stock Option Agreement under the LanzaTech New Zealand Limited 2013 Stock Plan (incorporated by reference to Exhibit 10.31.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.24.2*+
Form of Stock Option Agreement under the LanzaTech New Zealand Limited 2013 Stock Plan (New Zealand employees) (incorporated by reference to Exhibit 10.31.2 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.25*+	LanzaTech New Zealand Limited 2015 Stock Plan (incorporated by reference to Exhibit 10.32 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.25.1*+
Form of Stock Option Agreement under the LanzaTech New Zealand Limited 2015 Stock Plan (incorporated by reference to Exhibit 10.32.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.26*+	LanzaTech NZ, Inc. 2019 Stock Plan (incorporated by reference to Exhibit 10.33 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).
10.26.1*†+
Form of Notice of Grant and Subscription for Stock Option under the LanzaTech NZ, Inc. 2019 Stock Plan (incorporated by reference to Exhibit 10.33.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.26.2*†+
Form of Notice of Restricted Stock Grant under the LanzaTech NZ, Inc. 2019 Stock Plan (incorporated by reference to Exhibit 10.33.2 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.26.3*+
Form of Stock Option Agreement under the LanzaTech NZ, Inc. 2019 Stock Plan (incorporated by reference to Exhibit 10.33.3 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.27*+
Amendment to LanzaTech New Zealand Limited Stock Option Award Agreements, dated October 28, 2021 (incorporated by reference to Exhibit 10.34 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.28*+	Annual Bonus Plan (incorporated by reference to Exhibit 10.35 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).
10.29*+
Form of indemnification agreement between LanzaTech Global, Inc. and each of its directors and officers (incorporated by reference to Exhibit 10.36 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.30*†#
Framework Agreement, dated as of October 2, 2022, by and between LanzaTech, Inc. and BGTF LT Aggregator LP (incorporated by reference to Exhibit 10.37 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.31*†#
Simple Agreement for Future Equity, dated as of October 2, 2022, by and between LanzaTech NZ, Inc. and BGTF LT Aggregator LP (incorporated by reference to Exhibit 10.38 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.31.1*
Amendment No. 1 to Simple Agreement for Future Equity, dated as of December 30, 2022, by and between LanzaTech NZ, Inc. and BGTF LT Aggregator LP (incorporated by reference to Exhibit 10.38.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.32*#
Cooperation Letter Agreement, dated as of October 2, 2022, by and between LanzaTech, Inc., Suncor Energy, Inc. and BGTF LT Aggregator LP (incorporated by reference to Exhibit 10.39 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.33*
Form of Additional Subscription Agreement (incorporated by reference to Exhibit 10.40 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023) (incorporated by reference to Exhibit 10.40 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.33.1*†
Form of Amendment and Consent of Additional PIPE Investors (incorporated by reference to Exhibit 10.40.1 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.34*+	LanzaTech U.S. Executive Severance Plan (incorporated by reference to Exhibit 10.41 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).
10.35*†#
Grant Agreement, by and between LanzaTech UK Limited and the Secretary of State for Transport, dated December 12, 2022 (incorporated by reference to Exhibit 10.42 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.36*†#
Note Purchase Agreement, dated November 9, 2022, by and among LanzaJet Freedom Pines Fuels LLC, LanzaTech, Inc. and the other purchasers named therein (incorporated by reference to Exhibit 10.43 to LanzaTech Global, Inc.’s Registration Statement on S-4/A, filed with the SEC on January 9, 2023).

10.37*	Simple Agreement for Future Equity, dated as of December 8, 2021, by and between LanzaTech NZ, Inc. and ArcelorMittal XCarb S.à r.l.
10.38*
Forward Purchase Agreement, dated February 3, 2023, by and among ACM ARRT H LLC, AMCI Acquisition Corp. II and LanzaTech NZ, Inc. (incorporated by reference to Exhibit 10.1 to LanzaTech Global, Inc.’s Current Report on Form 8-K, filed with the SEC on February 6, 2023).

10.39*
Subscription Agreement between AMCI Acquisition Corp. II and Oxy Low Carbon Ventures, LLC (incorporated by reference to Exhibit 10.1 to LanzaTech Global, Inc.’s Current Report on Form 8-K, filed with the SEC on February 7, 2023).

10.40*
Subscription Agreement between AMCI Acquisition Corp. II and Pescadero Capital, LLC (incorporated by reference to Exhibit 10.2 to LanzaTech Global, Inc.’s Current Report on Form 8-K, filed with the SEC on February 7, 2023)

10.41	Form of director compensation letter.
16.1	Letter from Marcum LLP to the SEC, dated March 28, 2023
21.1*	Subsidiaries of LanzaTech Global, Inc.
99.1*	Press release dated February 9, 2023 announcing the closing of the Business Combination.
99.2	Notice to the Stockholders of LanzaTech Global, Inc. pursuant to Section 204 of the Delaware General Corporation Law.
99.3	Audited consolidated financial statements of AMCI II Acquisition Corp. as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021.
99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations of AMCI II Acquisition Corp. for the year ended December 31, 2022
99.5	Audited consolidated financial statements of LanzaTech NZ, Inc. as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021.
99.6	Management’s Discussion and Analysis of Financial Condition and Results of Operations of LanzaTech NZ, Inc. for the year ended December 31, 2022
99.7	Unaudited pro forma condensed combined financial information of New LanzaTech
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
__________________
*Previously filed.
+Indicates management contract or compensatory plan.
†Annexes, schedules and exhibits to this Exhibit omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
#Certain confidential information contained in this exhibit, marked by brackets, has been omitted because the information (i) is not material and (ii) is the type of information that the registrant both customarily and actually treats as private and confidential.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 28, 2023

LANZATECH GLOBAL, INC.
By:	/s/ Geoffrey Trukenbrod
Name:	Geoffrey Trukenbrod
Title:	Chief Financial Officer